UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

AOL Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 20, 2013

Dear Fellow Stockholders:

Please join us for AOL Inc.’s Annual Meeting of Stockholders on May 3, 2013, at 9:00 a.m. (Eastern Time) at the Sheraton Inner Harbor, 300 South Charles Street, Baltimore, Maryland 21201. We are pleased to be utilizing the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the internet. We believe that the e-proxy process will expedite our stockholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting.

In accordance with this rule, we are sending stockholders of record at the close of business on March 7, 2013 a Notice of Internet Availability of Proxy Materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the Notice as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. We also will report on matters of current interest to our stockholders.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting.

Thank you for your continued support of AOL Inc.

Sincerely,

Tim Armstrong

Chairman and Chief Executive Officer

PROXY VOTING METHODS

If at the close of business on March 7, 2013 you were a stockholder of record, you may vote your shares by proxy through the internet, by telephone or by mail, or you may vote in person at our Annual Meeting of Stockholders to be held on May 3, 2013 (the “Annual Meeting”). If at the close of business on March 7, 2013 you held shares through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or nominee. In these cases, you may vote directly over the internet or by telephone or mail by submitting a voting instruction form. We encourage you to vote through the internet or by telephone, both of which you may do 24 hours a day, 7 days a week. In addition, if at the close of business on March 7, 2013 you were a stockholder of record or held shares through a bank, broker or other nominee, you may vote in person at the Annual Meeting. You may revoke your proxy at the time and in the manner described on page 3 of the Proxy Statement.

If you hold your shares directly in your name in our stock records maintained by our transfer agent, Computershare Trust Company N.A., proxies submitted via the internet or by telephone must be received by 11:59 p.m., Eastern Time, on Thursday, May 2, 2013.

If you hold shares through a bank, broker or other nominee, voting instructions submitted over the internet or by telephone as described above must be received by 11:59 p.m., Eastern Time, on Thursday, May 2, 2013.

Proxies or voting instructions submitted by mail should be returned in the envelope provided to you with your paper proxy card or voting instruction form, and received not later than 9:00 a.m. Eastern Time, on Friday, May 3, 2013.

To vote by proxy:

BY INTERNET

•	If you have internet access, by submitting the proxy by following the instructions included in the Notice of Internet Availability of Proxy Materials or your proxy card.

BY TELEPHONE

•	By submitting the proxy by following the telephone voting instructions included in the proxy card or on the internet voting website specified on the proxy card.

BY MAIL

•	If you have not already received a printed copy of the proxy materials by mail, request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

AOL INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. (Eastern Time) on Friday, May 3, 2013

PLACE	Sheraton Inner Harbor, 300 South Charles Street, Baltimore, Maryland 21201

ITEMS OF BUSINESS	1. To elect the 8 director nominees listed in the Proxy Statement.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.

3. To hold an advisory vote to approve executive compensation.

4. To approve the Company’s Tax Asset Protection Plan.

5. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting if you were a stockholder of record at the close of business on March 7, 2013.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares via the internet, by telephone or, if you have received a printed copy of the proxy materials from us by mail, by completing, signing, dating and promptly returning the enclosed proxy card by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or nominee.

By Order of the Board of Directors,

Julie Jacobs

Executive Vice President, Corporate Development, General Counsel and Corporate Secretary

This Notice of Annual Meeting and Proxy Statement

are being distributed to stockholders beginning on or about March 20, 2013.

i

ii

AOL INC.

770 Broadway

New York, New York 10003

Telephone: (212) 652-6400

PROXY STATEMENT

Annual Meeting of Stockholders

May 3, 2013

9:00 a.m. (Eastern Time)

GENERAL INFORMATION

Why am I being provided with these materials?

We have made these proxy materials available to you via the internet or, upon your request, have delivered printed versions of these materials to you by mail in connection with the solicitation by the Board of Directors (the “Board”) of AOL Inc. (the “Company” or “AOL”) of proxies to be voted at our Annual Meeting of Stockholders to be held on May 3, 2013 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. If at the close of business on March 7, 2013 you were a stockholder of record or held shares through a bank, broker or other nominee, you are invited to vote your shares and attend the meeting.

There are four proposals scheduled to be voted on at the Annual Meeting:

•	Election of eight director nominees.

•	Ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for 2013.

•	Approval, on an advisory basis, of the Company’s executive compensation.

•	Approval of the Company’s Tax Asset Protection Plan.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules adopted by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials via the internet. We believe that the e-proxy process will expedite our stockholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about March 20, 2013 to stockholders of record entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the internet or to request a printed copy from us may be found in the Notice.

Who is entitled to vote?

Stockholders as of the close of business on March 7, 2013 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 77,211,619 shares of our common stock outstanding and entitled to vote. You have one vote for each director nominee and for each other proposal to be voted on at the Annual Meeting with respect to each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

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Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or nominee how to vote their shares.

What constitutes a quorum?

A majority of the voting power of the outstanding shares of common stock entitled to vote generally on the business properly brought before the Annual Meeting must be represented in person or by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. If you hold your shares in street name and do not provide voting instructions to your broker, New York Stock Exchange (“NYSE”) rules grant your broker discretionary authority to vote your shares on “routine matters” at the Annual Meeting, including the ratification of the independent auditors in Proposal 2. However, the proposals regarding the election of directors, the advisory vote to approve executive compensation and the approval of the Company’s Tax Asset Protection Plan are not considered “routine matters.” As a result, if you do not provide instructions your shares will not be voted on Proposals 1, 3 and 4 (resulting in a “broker non-vote”). Although “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum, we urge you to promptly provide voting instructions to your broker so that your shares are voted on all proposals.

How many votes are required to approve each proposal?

Each director nominee shall be elected at the Annual Meeting by the vote of a majority of the votes cast with respect to the nominee. A majority of the votes cast with respect to election of a director nominee means that the number of votes cast “FOR” a nominee must exceed the votes cast “AGAINST” that nominee (with “abstentions” and “broker non-votes” not counted as votes cast with respect to that nominee).

Any other proposal requires the affirmative vote of a majority of the voting power of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and voting thereon.

How are votes counted?

You may vote “FOR” or “AGAINST” each of the director nominees, or you may “ABSTAIN” from voting for one or more nominees. You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on each of the other proposals.

With respect to the election of directors, neither an abstention nor a broker non-vote will count as a vote cast “for” or “against” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

With respect to each of the other proposals to be voted on at the Annual Meeting, neither an abstention nor a broker non-vote will count as voting with respect to the proposal. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the proposal.

If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified below under “How does the Board recommend that I vote?” and in accordance with the discretion of the persons named on the proxy card (the “proxyholders”) with respect to any other matters that may be voted upon at the Annual Meeting.

Who will count the vote?

Representatives of Computershare Trust Company N.A., our transfer agent, will tabulate the votes and act as inspectors of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” the election of each of the director nominees set forth in this Proxy Statement.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.

•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation.

•	“FOR” the approval of the Company’s Tax Asset Protection Plan.

How do I vote my shares without attending the Annual Meeting?

If you are a registered stockholder you may vote by granting a proxy using any of the following methods:

•	By Internet—If you have internet access, by submitting your proxy by following the instructions included in the Notice or your proxy card.

•	By Telephone—By submitting your proxy by following the telephone voting instructions included in the proxy card or on the internet voting website specified on the proxy card.

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By Mail—If you have received or requested a printed copy of the proxy materials from us by mail, you may vote by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If your shares are held in street name, your bank, broker or other nominee should give you instructions for voting your shares. In these cases, you may vote via the internet, by telephone or by mail by submitting a voting instruction form.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on May 2, 2013 for the voting of shares held by stockholders of record and for the voting of shares held in street name.

Mailed proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form, and received by 9:00 a.m. (Eastern Time) on May 3, 2013.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting as detailed below. Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring either your Notice or proof of stock ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares. You may obtain directions to the Annual Meeting by contacting our Corporate Secretary via email at corporatesecretary@teamaol.com, via phone at (212) 652-6450, via fax at (703) 466-9813 or via mail to AOL Inc., 770 Broadway, New York, New York 10003.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance via internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What does it mean if I receive more than one Notice or proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote via internet or telephone, vote once for each Notice you receive. For more information, see “Householding of Proxy Materials” on page 90 of this Proxy Statement.

May I change my vote or revoke my proxy?

Yes. Whether you have voted via internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our Corporate Secretary, provided such statement is received at or prior to the Annual Meeting;

•	Submitting a vote at a later time via internet or telephone before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on May 2, 2013;

•	Submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•	Attending the Annual Meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares. Only the latest validly executed proxy that you submit will be counted.

Do I need a ticket to be admitted to the Annual Meeting?

No, although only stockholders and one guest, and other individuals invited by the Company are entitled to attend the Annual Meeting. To obtain admission to the Annual Meeting, you must register in advance by emailing corporatesecretary@teamaol.com, by calling (212) 652-6450 or by faxing (703) 466-9813. You may bring one immediate family member as a guest. Please register by April 30, 2013. Please include the following information in your email, voicemail or fax:

•	your name and mailing address;

•	whether you need special assistance at the Annual Meeting;

•	the name of your immediate family member guest, if one will accompany you; and

•

if your shares are held for you in the name of your bank, broker or other nominee, evidence of your stock ownership (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement) as of March 7, 2013.

In addition, we may establish additional or different rules and regulations for admission into and the conduct of the Annual Meeting.

Do I also need to present identification to be admitted to the Annual Meeting?

Yes, all stockholders and guests must present a government-issued form of identification in order to be admitted to the Annual Meeting.

Could other matters be decided at the Annual Meeting?

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the proxyholders will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. We have hired Georgeson Inc. to solicit proxies. We will pay Georgeson Inc. a fee of $9,000, plus reasonable expenses, for these services. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable and documented expenses.

WHAT THE COMPANY HAS DONE SINCE THE 2012 ANNUAL MEETING

Since the 2012 Annual Meeting, at which each of the Company’s directors standing for election were reelected, we have followed through on the commitments we made to stockholders. Specifically, we have achieved the following:

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Grew fourth quarter Revenue and full year Adjusted OIBDA in 2012. In 2012 we returned to revenue growth in the fourth quarter and Adjusted OIBDA growth for the full year, and we believe we are well positioned to continue our growth path in 2013.

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Aggressively managed expenses, while investing for the future. In 2012, we reduced expenses while investing in the future growth of the Company. We intend to reduce costs further and leverage our infrastructure going forward.

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Unlocked $1.056 billion of value through the patent transaction with Microsoft and committed to returning all proceeds to stockholders. In 2012, we sold over 800 of our patents and related patent applications to Microsoft Corporation and granted Microsoft a non-exclusive license to our retained patent portfolio (the “patent transaction”). We committed to completing the return of $1.056 billion in proceeds from the 2012 patent transaction through the payment of a special cash dividend of $5.15 per share of common stock to the Company’s stockholders on December 14, 2012 and a $600 million accelerated stock repurchase program.

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Added two new independent directors to the Board. The Board appointed Hugh F. Johnston, Executive Vice President and Chief Financial Officer of PepsiCo, Inc., and Dawn G. Lepore, Chief Executive Officer of Prosper Marketplace, Inc., as new independent directors in September and October 2012 respectively.

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Moved to segment reporting. In the fourth quarter of 2012, we changed the way in which we evaluate our business for the purpose of allocating resources and assessing performance. As a result, we have changed our reporting of business results from a single reportable segment to three reportable segments, which are determined based on how the business is evaluated by our chief operating decision maker function. Our reportable segments are The Brand Group, The Membership Group, and AOL Networks. In addition to the above reportable segments, we have a corporate and other category that includes activities that are not directly attributable or allocable to a specific segment.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 3, 2013.

The Proxy Statement and Annual Report are available at http://corp.aol.com/proxymaterials.

ITEM 1—ELECTION OF DIRECTORS

The Board, upon recommendation of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), unanimously nominated the 8 director nominees listed below for election to the Board at the Annual Meeting. Each of the 8 nominees currently serves as a member of the Board and was last elected by the stockholders at the 2012 Annual Meeting of Stockholders, with the exception of Mr. Johnston and Ms. Lepore who were appointed to the Board in September and October 2012, respectively, each after being recommended to the Nominating and Governance Committee by a third party search firm.

Directors elected at the Annual Meeting will be elected to hold office until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Unless otherwise instructed, the proxyholders intend to vote the proxies held by them for the election of the 8 nominees named below. The proxies cannot be voted for more than 8 candidates for director. If any of the 8 nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the proxyholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the proxyholders may vote just for the remaining nominees, leaving a vacancy that may be filled at a later date by the Board. Alternatively, the Board may reduce the size of the Board. Set forth below are the principal occupation, business experience, qualifications, directorships and certain other information for each of the 8 nominees.

Nominees for Election as Directors

Name, Title, Age and Tenure as a Director	Principal Occupation, Business Experience, Qualifications and Directorships

TIM ARMSTRONG Chairman and Chief Executive Officer AOL Inc. Director Since 2009 Age 42

Mr. Tim Armstrong has served as Chairman and Chief Executive Officer of AOL Inc. since April 2009. Prior to that, Mr. Armstrong served as President, Americas Operations of Google Inc., a global technology company. Mr. Armstrong joined Google Inc. in 2000 as Vice President, Advertising Sales, and in 2004 was promoted to Vice President, Advertising and Commerce and then in 2007 was named President, Americas Operations and Senior Vice President. As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, Mr. Armstrong also was a co-founder and initial investor in Patch Media Corporation, a news, information and community platform business acquired by AOL in 2009. Before joining Google Inc., Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com Inc. from 1998 to 2000. Prior to that, he served as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong started his career by co-founding and running a newspaper based in Boston, Massachusetts. Mr. Armstrong serves on the board of directors of priceline.com Incorporated, and is a trustee of Lawrence Academy and of The Paley Center for Media, and a Chairman Emeritus of the Ad Council, a non-profit organization.

Mr. Armstrong brings to the Board extensive experience, expertise and background in internet marketing, sales and the interactive media industry gained from his former positions at Google Inc. He also possesses corporate leadership experience and extensive knowledge of our business gained from his position as Chief Executive Officer with responsibility for the day-to-day oversight of the Company’s business operations.

Name, Title, Age and Tenure as a Director	Principal Occupation, Business Experience, Qualifications and Directorships

RICHARD DALZELL Former Senior Vice President and Chief Information Officer Amazon.com, Inc. Director since 2009 Age 55

Mr. Richard Dalzell was Senior Vice President and Chief Information Officer of Amazon.com, Inc., an online retailer, until his retirement in 2007. Previously, Mr. Dalzell served in numerous other positions at Amazon.com, Inc., including Senior Vice President of Worldwide Architecture and Platform Software and Chief Information Officer from 2001 to 2007, Senior Vice President and Chief Information Officer from 2000 to 2001 and Vice President and Chief Information Officer from 1997 to 2000. Prior to his employment with Amazon.com, Inc., Mr. Dalzell was Vice President of the Information Systems Division at Wal-Mart Stores, Inc. from 1994 to 1997.

Mr. Dalzell brings to the Board extensive experience, expertise and background in internet information technology gained from his service as the Chief Information Officer of Amazon.com, Inc. He also brings corporate leadership experience gained from his service in various senior executive roles at Amazon.com, Inc.

HUGH F. JOHNSTON Executive Vice President and Chief Financial Officer PepsiCo Director since 2012 Age 51

Mr. Hugh Johnston has served since 2010 as Executive Vice President and Chief Financial Officer of PepsiCo, Inc., a global food and beverage company. Mr. Johnston joined PepsiCo in 1987 and has held a number of increasing leadership roles, including Executive Vice President, Global Operations and President, Pepsi-Cola North America Beverages during the period 2007 to 2009. Mr. Johnston left PepsiCo from August 1999 through March 2002 to pursue a general management role as VP, Retail, at Merck Medco, leading the company’s retail pharmacy card business.

Mr. Johnston brings to the Board extensive experience, expertise and background in accounting, financial, strategy and general management matters gained from his current position as Executive Vice President and Chief Financial Officer of PepsiCo, Inc. and various senior executive roles at PepsiCo and Merck Medco.

Name, Title, Age and Tenure as a Director	Principal Occupation, Business Experience, Qualifications and Directorships

DAWN G. LEPORE Chief Executive Officer Prosper Marketplace, Inc. Director since 2012 Age 58

Ms. Dawn Lepore is Chairman and Chief Executive Officer at Prosper Marketplace, Inc., a peer-to-peer lending marketplace. Formerly, she was CEO and Chairman of the Board of drugstore.com, inc., a leading online retailer of health, beauty, and wellness products, which she led from 2004 until its sale to Walgreens in 2011. Prior to joining drugstore.com, Ms. Lepore held leadership positions at The Charles Schwab Company, an investment services firm that provides brokerage, banking and investment-related services to consumers and businesses. In her 21 years with Schwab, she held a variety of roles. She served as Vice Chairman of technology, operations, administration, strategy and active trader, was Chief Information Officer, a member of Schwab’s executive committee and a trustee of SchwabFunds. Ms. Lepore previously served on the board of directors of eBay Inc. from 1999 to January 2013, The New York Times Company from 2008 to 2011 and drugstore.com, inc. from 2004 to 2011.

Ms. Lepore brings to the Board extensive experience, expertise and background in internet commerce and information technology gained from her roles at Schwab and background in building and operating online businesses gained from her service as Chief Executive Officer and Chairman of the Board of drugstore.com, inc. She also brings public company board experience gained from her service as a board member of eBay Inc., The New York Times Company and drugstore.com, inc.

ALBERTO IBARGÜEN President and Chief Executive Officer John S. and James L. Knight Foundation Director since 2011 Age 69

Mr. Alberto Ibargüen is the President and Chief Executive Officer of the John S. and James L. Knight Foundation, a private, independent foundation dedicated to the promotion of quality journalism, advancing media innovation and the arts. Before joining the Foundation in 2005, Mr. Ibargüen served in various positions at Knight-Ridder, Inc. from 1995 to 2005, as Chairman & Publisher of The Miami Herald (1998) and as Vice President of International Operations, The Miami Herald and Publisher of El Nuevo Herald. Mr. Ibargüen serves on the boards of directors of AMR Corporation and PepsiCo, Inc.

Mr. Ibargüen brings to the Board extensive experience, expertise and background with regard to media, journalism, and financial matters gained from his current position as the President and Chief Executive Officer of the John S. and James L. Knight Foundation and from his service in various positions at Knight-Ridder, Inc., in addition to his service on the Audit Committees of PepsiCo, Inc. and AMR Corporation. He also brings public company board experience gained from his service on the boards of directors of AMR Corporation and PepsiCo, Inc.

Name, Title, Age and Tenure as a Director	Principal Occupation, Business Experience, Qualifications and Directorships

PATRICIA MITCHELL President and Chief Executive Officer The Paley Center for Media Director since 2009 Age 70

Ms. Patricia Mitchell has served as President and Chief Executive Officer of The Paley Center for Media, a global non-profit cultural institution, since 2006. Before that, Ms. Mitchell was President and Chief Executive Officer of the Public Broadcasting Service, a non-profit public broadcasting television service, from 2000 to 2006. For more than two decades, Ms. Mitchell was a journalist and producer, serving as reporter, anchor, talk show host, producer and executive for three broadcast networks and several cable channels. Ms. Mitchell previously served on the board of directors of Sun Microsystems, Inc. from 2005 to 2010 and of Bank of America Corporation from 2001 to 2009.

Ms. Mitchell brings to the Board extensive experience, expertise and background in media, telecommunications and broadcasting gained from her current service as the President and Chief Executive Officer of The Paley Center for Media, as well as her former role as President and Chief Executive Officer of the Public Broadcasting Service. In addition, she brings public company board experience gained from her service on the boards of Sun Microsystems, Inc. and Bank of America Corporation.

FREDRIC REYNOLDS Retired Executive Vice President and Chief Financial Officer CBS Corporation Director since 2009 Age 62

Mr. Fredric Reynolds was with CBS Corporation, a media company, and its predecessor companies from 1994 until he retired in August 2009. Mr. Reynolds was Executive Vice President and Chief Financial Officer of CBS Corporation from 2005 to 2009. He also served as President and Chief Executive Officer of the Viacom Television Stations Group of Viacom Inc., and President of the CBS Television Stations Division of CBS, Inc. Before that, he served as Executive Vice President and Chief Financial Officer of Viacom Inc. and its predecessor CBS Corporation, which was formerly Westinghouse Electric Corporation. Mr. Reynolds joined Westinghouse from PepsiCo, Inc. Mr. Reynolds serves on the boards of directors of Mondelez International, Inc. (formerly Kraft Foods Inc.) and Metro-Goldwyn-Mayer Studios Inc. Mr. Reynolds previously served on the board of directors of The Readers Digest Association, Inc. from 2010 to 2011.

Mr. Reynolds brings to the Board extensive experience, expertise and background in media, telecommunications, accounting and financial matters gained from his service as the Chief Financial Officer of CBS Corporation, as well as his service on the Audit Committees of Mondelez International, Inc. (formerly Kraft Foods Inc.) and The Readers Digest Association, Inc. and the board of Metro-Goldwyn-Mayer Studios Inc. He also brings corporate leadership experience gained from his service in various senior executive positions at CBS Corporation and Viacom Inc.

Name, Title, Age and Tenure as a Director	Principal Occupation, Business Experience, Qualifications and Directorships

JAMES STENGEL President and Chief Executive Officer The Jim Stengel Company, LLC Director since 2009 Age 57

Mr. James Stengel has been President and Chief Executive Officer of The Jim Stengel Company, LLC, a marketing think tank and consulting firm, since 2008. Mr. Stengel is also currently an adjunct marketing professor at UCLA’s Anderson School of Management. Mr. Stengel worked at The Procter & Gamble Company, a global consumer products company, from 1983 to 2008, holding a variety of positions including Global Marketing Officer from 2001 to 2008. Mr. Stengel served on the board of directors of Motorola, Inc. prior to the spin-off of Motorola Mobility, Inc. in January 2011 and Motorola Mobility Inc. prior to its sale to Google in 2012.

Mr. Stengel brings to the Board extensive experience, expertise and background in branding and marketing, having served as the Global Marketing Officer of Procter & Gamble Company. He also brings public company board experience and leadership development experience gained from his service as a board member and as the Chairman of the Compensation and Leadership Committee of Motorola Mobility, Inc. prior to its sale to Google in 2012, and of Motorola, Inc. prior to the spin-off of Motorola Mobility, Inc. in January 2011.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS INFORMATION

Committees of the Board and Meetings

There are currently five standing committees of the Board: the Audit and Finance Committee, the Compensation and Leadership Committee, the Nominating and Governance Committee, the Executive Committee and the Transactions Committee (each, a “Committee”). Currently, as discussed in more detail below, each Committee is comprised entirely of independent directors, consistent with the definition of “independent” under the NYSE listing standards applicable to boards of directors generally and board committees in particular. Each Committee is authorized to retain its own outside counsel and other advisors as it deems necessary or advisable.

The Board has adopted written charters for each of its standing Committees, copies of which are posted on our website at www.corp.aol.com/corpgov. A stockholder also may request a copy of these materials in print, without charge, by contacting our Corporate Secretary at AOL Inc., 770 Broadway, New York, New York 10003. Each of the Audit and Finance Committee, the Compensation and Leadership Committee, the Nominating and Governance Committee and the Transactions Committee reviews its charter on an annual basis. Each Committee makes recommendations, as appropriate, to management or the full Board as a result of its charter review.

The following table summarizes the current membership of the Board and of each of its standing Committees, as well as the number of times the Board and each Committee met during 2012.

	Board	Audit and Finance	Compensation	Nominating and Governance	Executive	Transactions
Tim Armstrong	Chair
Richard Dalzell*	X		X
Alberto Ibargüen*	X	X		X
Hugh Johnston*	X	X
Dawn Lepore*	X					X
Patricia Mitchell*	X			Chair	X
Fredric Reynolds*	X	Chair		X	Chair	Chair
James Stengel*	X		Chair		X
Number of 2012 meetings	16	11	9	5	0	5

*	Independent director

Each current director attended 75% or more of the total number of meetings of the Board and of the Committees on which each such director served during 2012. In addition to the five standing Committees, the Board may approve, and has from time to time approved, the creation of special committees to act on behalf of the Board.

Audit and Finance Committee

The Audit and Finance Committee of the Board (the “Audit and Finance Committee”), among other things:

•	assists in the Board’s oversight of the quality and integrity of our financial statements and accounting practices;

•	selects an independent registered public accounting firm, taking into account the vote on ratification by stockholders at our annual meeting;

•	pre-approves all services to be provided to us by our independent registered public accounting firm;

•	confers with our independent auditors on the matters required to be discussed under Auditing Standard No. 16 as well as such other matters relating to the annual financial audit as appropriate.

•	reviews the qualifications, independence and performance of our independent registered public accounting firm;

•	oversees our internal audit function;

•	meets with our independent auditor, our financial personnel and internal financial controllers regarding our internal controls and other matters; and

•	assists in overseeing our compliance, internal controls and risk management policies.

All members of the Audit and Finance Committee are “independent,” consistent with the NYSE listing standards applicable to boards of directors in general and audit committees in particular and SEC rules regarding audit committees. In addition, the Board has determined that each of the members of the Audit and Finance Committee is financially literate and that each of Mr. Reynolds and Mr. Johnston has sufficient accounting and related financial management expertise to satisfy the criteria to be an “audit committee financial expert” under the rules and regulations of the SEC.

In accordance with the Audit and Finance Committee charter, no Audit and Finance Committee member may simultaneously serve on more than two other public company audit committees unless the Board specifically determines that it would not impair the ability of an existing or prospective member to serve effectively on the Audit and Finance Committee. None of the current members currently serves on more than two other public company audit committees.

Compensation and Leadership Committee

The Compensation and Leadership Committee of the Board (the “Compensation Committee”), among other things:

•

sets our general policy regarding executive compensation and reviews, no less than annually, the compensation provided to our Chief Executive Officer (“CEO”) and such other senior executives of the Company as the Compensation Committee may, from time to time, determine should be subject to the Compensation Committee’s direct purview, currently including (i) the Company’s employees with the title of Executive Vice President or higher, (ii) any other Section 16 officer and (iii) each of the Company’s other employees, if any, whose annual total target compensation has a value of $3 million or greater;

•

reviews and approves the compensation (including salary, bonus, equity, equity-based incentives and any other incentive compensation and other benefits, direct and indirect) of our CEO and other senior executives as are subject to the Compensation Committee’s direct purview;

•	reviews and approves corporate goals and objectives relevant to the CEO’s and other senior executives’ compensation, including annual performance objectives;

•

oversees our disclosure regarding executive compensation, including the Compensation Committee report on executive officer compensation as required by the SEC to be included in our annual proxy statement on Schedule 14A and included or incorporated by reference in our annual report on Form 10-K;

•	approves any employment agreements for our CEO and other senior executives;

•

oversees the Company’s overall compensation structure, practices, benefit plans and human development policies, including, as appropriate, reviewing and recommending compensation and benefit plans for Board approval;

•

annually considers whether there are any risks arising from the Company’s compensation policies and overall actual compensation practices for employees, including non-executive officers, that are reasonably likely to have a material adverse effect on the Company;

•	administers the Company’s executive bonus and equity-based incentive plans;

•	considers and recommends to the Board the frequency of the Company’s advisory vote to approve executive compensation;

•	oversees the Company’s response to any regulatory developments affecting compensation;

•	reviews and oversees executive leadership and organizational development and practices;

•	annually reviews compliance by senior executives with the Company’s equity ownership guidelines;

•

annually considers an assessment of any potential conflicts of interest raised by the work of compensation consultants advising the Board or any of its Committees, who are involved in determining or recommending executive or director compensation; and

•

reviews and makes recommendations to the Board (together with the Nominating and Governance Committee) regarding the Company’s response to stockholder proposals related to compensation matters for inclusion in our annual proxy statement.

All members of the Compensation Committee are “independent” as defined by the NYSE listing standards. In addition, all members of the Compensation Committee qualify as “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)).

Delegation of Authority with Respect to Equity Grants

Pursuant to its charter, unless otherwise prohibited by law, our certificate of incorporation or our by-laws, the Compensation Committee may delegate its responsibilities to subcommittees or individuals. The Compensation Committee has delegated limited authority to individuals serving as our chief executive officer, chief financial officer, chief legal officer and chief human resources officer to make certain equity grants outside of the annual equity grant process to newly hired employees or those employees who are otherwise selected to receive a grant other than employees with the title of Executive Vice President or higher, any other Section 16 officer or any employee whose annual total target compensation has a value of $3 million or greater.

Compensation Consultant

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant to provide it with objective and expert analyses, advice and information with respect to executive compensation. All executive compensation services provided by CAP were conducted under the direction or authority of the Compensation Committee. After considering the following six factors with respect to CAP: (i) the provision of other services to us by CAP; (ii) the amount of fees received from us by CAP, as a percentage of the total revenue of CAP; (iii) the policies and procedures of CAP that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the CAP consultant with a member of the Compensation Committee; (v) any of our stock owned by the CAP consultants; and (vi) any business or personal relationship of the CAP consultant or CAP with any of our executive officers, our Compensation Committee has concluded that no conflict of interest exists with CAP.

In addition to CAP, members of our Human Resources, Legal and Finance Departments support the Compensation Committee in its work.

For additional information on the Compensation Committee’s activities, its use of outside advisors and its consideration and determination of executive compensation, see “Executive Compensation—Compensation Discussion and Analysis” beginning on page 33 of this Proxy Statement.

Compensation Programs and Risk Management

Management engaged the executive compensation firm Exequity LLP to assist us in conducting a detailed review and analysis of risk associated with the employee compensation plans administered by the Company in 2012, including (i) base pay, (ii) cash-based incentive plans, (iii) sales incentive plans and (iv) equity plans.

Key characteristics of our compensation plans and programs, such as the structure of annual and long-term incentives, the combination and number of metrics used in such programs, the positions eligible to participate, the use and availability of discretion (including the ability of program administrators to limit award payouts), individual target and maximum awards and the timing of payouts were analyzed based on the level of risk associated with the plans and programs.

The assessment also identified and evaluated characteristics of the plans and programs that mitigate risk associated with compensation, including the processes for calculating payouts under incentive compensation programs (such as third-party verification or determination of performance achieved), approval processes (including the ability of program administrators to limit award payouts), maximum payouts, use of a combination of long-term and short-term incentive programs with different time horizons for measuring performance, share ownership and equity retention policies for senior executives, the mix of cash bonuses and long-term equity incentive compensation, the existence of claw-back and anti-pledging policies, and multi-year vesting schedules for equity awards.

Based on this detailed review and analysis, management and the Compensation Committee determined that there are no risks arising from the Company’s compensation plans and programs that are reasonably likely to have a material adverse effect on the Company.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), among other things:

•	develops and recommends to the Board our corporate governance principles and otherwise takes a leadership role in corporate governance matters;

•	reviews, evaluates the adequacy of, and recommends to the Board amendments to, our by-laws, certificate of incorporation and other governance policies;

•	reviews and makes recommendations to the Board regarding the purpose, structure, composition and operations of our various Committees;

•

identifies, reviews and recommends directors for election to the Board and establishes procedures for stockholders to recommend director candidates for the Nominating and Governance Committee to consider;

•	oversees the CEO succession planning process, including an emergency succession plan;

•	reviews the compensation for non-employee directors and makes recommendations to the Board;

•

reviews the leadership structure of the Board and recommends changes to the Board as appropriate and makes a recommendation to the independent directors regarding the appointment of the Lead Independent Director;

•	annually evaluates the performance of the Chairman of the Board and the Lead Independent Director;

•	oversees the Board’s annual self-evaluation process;

•	reviews and approves related person transactions;

•	reviews and makes recommendations to the Board regarding our response to stockholder proposals for inclusion in our annual proxy statement; and

•

oversees and monitors general governance matters including communications with stockholders, regulatory developments relating to corporate governance and our corporate social responsibility activities.

All of the members of the Nominating and Governance Committee are “independent” as defined by the NYSE listing standards.

Executive Committee

The Executive Committee of the Board (the “Executive Committee”), consisting of the Lead Independent Director (as described below) and the Chairs of the Audit and Finance Committee, the Nominating and Governance Committee and the Compensation Committee, provides flexibility to act promptly between regularly scheduled meetings of the Board. During these intervals, the Board has granted to the Executive Committee all the powers of the Board in the management of the business and affairs of the Company, except (i) as limited by the Company’s certificate of incorporation or by-laws, the rules of the NYSE or applicable law or regulation and (ii) with respect to matters that are specifically reserved for another committee of the Board.

Transactions Committee

The Board has granted to the Transactions Committee of the Board (the “Transactions Committee”) authority to review, authorize and approve the terms of acquisitions, divestitures, investments, joint ventures and strategic transactions (collectively, “Transactions”) of the Company with a value less than or equal to $100 million in cash or stock or other consideration or any combination thereof that are required to be approved by the Board. The Transactions Committee has also been granted the authority to review and make recommendations to the Board for or against Transactions with a value greater than $100 million and to review, authorize and approve the terms of any significant employee retention or compensation arrangements in connection with Transactions as well as other duties granted to it from time to time.

GOVERNANCE OF YOUR COMPANY

Our Standards of Business Conduct, our Code of Ethics for Our Senior Executive and Senior Financial Officers, our Corporate Governance Policy, our Committee charters and other corporate governance information are available on our website at www.corp.aol.com/corpgov. Any stockholder also may request them in print, without charge, by contacting our Corporate Secretary at AOL Inc., 770 Broadway, New York, New York 10003.

Standards of Business Conduct

Our Standards of Business Conduct apply to our employees and members of the Board. The Standards of Business Conduct establish policies pertaining to, among other things, employee conduct in the workplace, electronic communications and information security, accuracy of books, records and financial statements, securities trading, confidentiality, conflicts of interest, fairness in business practices, the Foreign Corrupt Practices Act, the UK Bribery Act, antitrust laws and political activities and solicitations.

Our Chief Ethics and Compliance Officer oversees adherence to the Standards of Business Conduct in addition to overseeing our compliance function throughout our business. Our Chief Ethics and Compliance Officer also assists in the communication of the Standards of Business Conduct and oversees employee education regarding its requirements, including online compliance training. All employees worldwide participate in annual business conduct training.

We maintain an employee help line, called the SBC Help Line. The SBC Help Line and the Whistleblower Procedures discussed below are the Company’s primary mechanisms for receiving and acting on business conduct and ethical complaints. Through the SBC Help Line, employees can report integrity concerns or seek guidance on business conduct matters. In some countries, local and regional differences in culture and law limit the scope and types of reports we may accept through our Help Line. We provide alternative reporting direction for employees in these countries. The SBC Help Line has a toll-free number for U.S.-based employees, and provides toll-free international numbers for employees based in some countries outside the United States. Employees may also report integrity concerns via mail, fax or email. If an employee alleges a complaint, our Chief Ethics and Compliance Officer receives the report and then coordinates with internal and outside resources, as appropriate, to investigate reported concerns. The Chief Ethics and Compliance Officer regularly reports to the Audit and Finance Committee inquiries and complaints we receive through the SBC Help Line and any resulting investigations and corrective actions.

Code of Ethics for Our Senior Executive and Senior Financial Officers

Our Code of Ethics for Our Senior Executive and Senior Financial Officers (the “Code of Ethics”) applies to certain senior management of the Company, including individuals in the role of CEO, Chief Operating Officer (“COO”), as applicable, Chief Financial Officer (“CFO”), Controller and the senior-most tax executive (and others performing similar senior executive functions at the Company from time to time in the future). Among other things, the Code of Ethics mandates that the designated officers engage in and promote honest and ethical conduct, avoid conflicts of interest and disclose any material transaction or relationship that reasonably could be expected to give rise to a conflict, protect the confidentiality of non-public information about the Company, take all reasonable measures to achieve responsible use of the Company’s assets and resources, comply with all applicable governmental rules and regulations and promptly report any possible violation of the Code of Ethics. Additionally, the Code of Ethics requires that these individuals promote full, fair, accurate, timely and understandable disclosure in the Company’s publicly filed reports and other public communications and sets forth standards for accounting practices and records. We hold individuals to whom the Code of Ethics applies accountable for adherence to the Code of Ethics. Our Chief Ethics and Compliance Officer oversees and assists in the communication of the Code of Ethics.

Whistleblower Procedures

With respect to complaints and concerns regarding accounting, internal accounting controls and auditing, and in response to Section 301 of the Sarbanes-Oxley Act of 2002, the Audit and Finance Committee has established additional procedures, referred to as Whistleblower Procedures. Under these procedures, as under our standard SBC Help Line procedures, persons, including employees of the Company, may submit, without fear of retaliation, and, where the law permits, anonymously, an allegation of questionable accounting, internal accounting controls or auditing matters to the Company through the SBC Help Line options described above. Employees may also report these types of complaints and concerns to the Company’s Controller. The Chief Ethics and Compliance Officer’s regular reports to the Audit and Finance Committee include these complaints and concerns, and if the Chief Ethics and Compliance Officer and/or Company management determine that an allegation is both credible and material to the Company’s financial reporting, financial condition or internal controls, they will inform the Audit and Finance Committee promptly.

Corporate Governance Policy

Our commitment to good corporate governance is reflected in our Corporate Governance Policy, which describes the Board’s views on a wide range of governance topics. The Corporate Governance Policy is reviewed no less than annually by the Nominating and Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.

Significant Governance Practices

Board Composition and Director Nomination Process

Our director recruitment process involves, among other steps: developing criteria for selecting members of the Board; identifying potential candidates; reviewing the potential candidates against the relevant criteria; interviewing the potential candidates; and exchanging relevant information between us and the potential candidates. We have retained an outside executive search firm to assist in the process of identifying and recruiting individuals to serve on our Board.

The Nominating and Governance Committee evaluates director candidates in accordance with the director membership criteria described in our Corporate Governance Policy. The Nominating and Governance Committee evaluates a candidate’s qualifications to serve as a member of our Board based on the skills and characteristics of individual directors as well as the composition of our Board as a whole. With regard to the criteria for our Board members, we believe that each director should possess integrity, judgment, acumen, familiarity with our business, independence of thought and the ability to work collegially, as well as the time and ability to make a constructive contribution to the Board. In addition, we endeavor to provide that the Board has the appropriate overall mix of professional skills and background, industry experience, financial expertise (including expertise that would qualify a director as a “financial expert” as that term is defined under the rules and regulations of the SEC), age, diversity and geographic background to fulfill the roles of the Board and its committees. In particular, we seek skilled persons in the areas of finance, accounting, technology, marketing and general executive management, as well as those who are experienced in the areas of advertising, media and government. Finally, we seek to have a substantial majority of the Board members who are independent under the NYSE listing standards, and have a majority of the Board members possess prior experience working closely with, or serving on, the board of a public company.

At least annually, in connection with the director nomination process, the Board evaluates its composition to assess the skills and experience that are currently represented on the Board, as well as those that the Board will find valuable in the future, given the Company’s current position and strategic plans. This evaluation enables the Board to update the Board membership criteria as the Company’s needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. In connection with the nominations of each of the current Board members for election as directors at the Annual Meeting, the Board considered the biographical information and director qualifications set forth with respect to each Board member under “Item 1—Election of Directors—Nominees for Election as Directors.”

The Nominating and Governance Committee considers and reviews all candidates in the same manner regardless of the source of the recommendation. The Nominating and Governance Committee has established procedures for stockholders of the Company to recommend director candidates. Stockholders who wish to recommend director candidates for the Nominating and Governance Committee’s consideration should send their recommendation to our Corporate Secretary at AOL Inc., 770 Broadway, New York, New York 10003 and should include:

•	the full name, address and telephone number of the stockholder making the recommendation and of the candidate being recommended;

•	the number of shares of the Company’s stock that are beneficially owned by the stockholder making the recommendation and the amount of time such shares have been held;

•	a description of all arrangements or understandings between the stockholder and the candidate;

•

a brief explanation of the value or benefit that the stockholder making the recommendation believes that the candidate would provide to the Company as a director along with a copy of the candidate’s résumé, references and an executed written consent of the candidate to be interviewed by the Nominating and Governance Committee, if the Nominating and Governance Committee chooses to do so in its discretion, and to serve as a director of the Company if elected; and

•

an analysis of the candidate’s qualifications to serve on the Board and on each of the Board’s committees in light of the criteria set forth in the Company’s by-laws and Corporate Governance Policy (including all regulatory requirements incorporated by reference therein).

Our amended and restated by-laws provide that any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to our Board, if such stockholder complies with the applicable advance notice procedures in the Company’s by-laws, which are discussed on page 90 of this Proxy Statement.

Annual Meeting of Stockholders

We encourage all of our directors to attend each annual meeting of stockholders. All of the directors who were members of our Board at the time of our 2012 Annual Meeting of Stockholders attended that meeting.

Director Independence and Independence Determinations

Under NYSE rules, a director is not independent unless the Board makes an affirmative determination to such effect. In order to determine that a director is independent, the Board must affirmatively determine that the director has no material relationship with the Company, and the director must satisfy the standards and objective tests set forth under NYSE rules.

In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that exist between the director and the Company, or between entities with which the director is affiliated and the Company. In the event a director has a relationship with the Company that is relevant to his or her independence, the Board determines in its judgment whether such relationship is material. During its independence review, the Board considered that Mr. Armstrong, our Chairman and CEO, serves on the Board of Trustees of The Paley Center for Media, a non-profit institution, where Ms. Mitchell serves as President and CEO. The Board determined that this relationship does not impair Ms. Mitchell’s independence because Mr. Armstrong does not serve on the Executive Compensation Committee of The Paley Center for Media’s Board of Trustees or otherwise determine or influence Ms. Mitchell’s compensation.

Our Corporate Governance Policy requires that a substantial majority of the members of the Board and that all the members of the Audit and Finance Committee, the Compensation Committee and the Nominating and Governance Committee be independent under the NYSE regulations. The Board has determined that each of the following director nominees is independent: Ms. Lepore, Ms. Mitchell and Messrs. Dalzell, Ibargüen, Johnston, Reynolds and Stengel. Mr. Armstrong, our CEO, is not independent. In addition, the Board previously determined that Ms. Dykstra (who resigned from the Board in September 2012) and Ms. Susan Lyne (who resigned from the Board on March 1, 2013) were independent prior to their resignations.

Board Leadership Structure

The Board believes that no single leadership structure will always be the most effective for creating long-term stockholder value. The Board believes that an effective leadership structure can be achieved by either combining or separating the CEO and Chairman positions, if the structure encourages the free and open dialogue of differing opinions and provides for strong checks and balances. Specifically, an effective governance structure must balance the powers of the CEO and the independent directors and provide that the independent directors are fully informed, able to discuss and debate the issues that they deem important and able to provide effective oversight of management.

The Board has determined that combining the CEO and Chairman positions is currently the appropriate leadership structure for the Company. The Board believes that combining the CEO and Chairman roles fosters clear accountability, effective decision-making and alignment on corporate strategy between the Board and the senior management of the Company. Nevertheless, the Board believes that “one-size” does not fit all, and that the decision of whether to combine or separate the positions of CEO and Chairman depends upon each company’s particular circumstances at a given point in time. Accordingly, the Board intends to carefully consider from time to time, including during its annual self-evaluation, whether the CEO and Chairman positions should be combined or separated based on what the Board believes is best for the Company and its stockholders at that time.

The Board has a Lead Independent Director who is elected by the independent members of the Board. Currently, the Lead Independent Director is Mr. Reynolds. As set forth in the Company’s Corporate Governance Policy, the responsibilities of the Lead Independent Director include:

•	presiding at executive sessions of the non-employee and independent directors and at meetings of the Board at which the Chairperson is not present;

•	serving as the liaison between the Chairperson of the Board and the independent directors;

•	approving the schedule, agenda and information for Board meetings (including having the ability to include specific items on those agendas);

•

providing leadership and serving as temporary Chairperson of the Board and CEO in the event of the inability of the Chairperson or CEO to fulfill his role due to crisis or any other event or circumstance;

•	advising the Chairperson of the Board with respect to consultants and legal and financial advisors who may report directly to the Board;

•	convening executive sessions of the non-employee and independent directors when necessary and appropriate; and

•	being available, as appropriate, for communication with the Company’s stockholders.

As part of its evaluation of the Board’s leadership structure, the Board considered the fact that it has appointed a Lead Independent Director with responsibilities that are substantially similar to many of the functions typically fulfilled by a board chairman, including presiding at executive sessions of independent directors and convening such sessions when necessary and appropriate, serving as the liaison between the CEO and the independent directors, approving the agenda for Board meetings and being available for communication with the Company’s stockholders. The Board believes that the Lead Independent Director position balances the need for effective and independent oversight of management with the significant benefits of strong, unified leadership. In addition, the Board has noted that all of the members of the Board other than Mr. Armstrong are independent, and all of the members of each of the committees of the Board are independent, within the meaning of “independent” under NYSE listing standards.

The Board has also considered that the combined role of CEO and Chairman promotes unified leadership and direction for the Company as it continues to execute its strategy to improve the Company’s growth trajectory and create meaningful stockholder value. Additionally, the Board believes that the current structure promotes effective decision-making by seeing that the Board’s agenda responds to the Company’s strategic opportunities and challenges and that the Board receives the information it needs to fulfill its responsibilities. The Board also considered that the combined role of CEO and Chairman allows one person to speak on behalf of the Company to its customers, employees and stockholders, and minimizes inefficiencies that might arise under a different structure as the Board and management respond to developments affecting the Company.

The Board believes that its existing structure is in the best interest of the Company and our stockholders, as it allows for a balance of authority between the CEO and Chairman and the independent directors and provides an environment in which the independent directors, under the leadership of the Lead Independent Director, are fully informed, have significant input into the content of Board meeting agendas and are able to provide objective and thoughtful oversight of management.

Executive Sessions

In 2012, the independent directors on the Board met in executive sessions, without any employee directors or management present. Executive sessions of the non-employee directors and independent directors are led by the Lead Independent Director and facilitate candid discussion of the independent directors’ viewpoints regarding the performance of management and the strategic direction of the Company.

Board and Committee Evaluations

Annually the Board and each of the Audit and Finance, Compensation and Nominating and Governance Committees evaluate and discuss their respective performances and effectiveness, as required by our Corporate Governance Policy and their respective charters. These evaluations cover a wide range of topics, including, but not limited to, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Policy and Committee charters, which are posted on our website at www.corp.aol.com/corpgov.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with our Board or a particular member of our Board (including the Lead Independent Director) or with the non-management or independent directors as a group, may do so by addressing such communications to our Corporate Secretary, AOL Inc., 770 Broadway, New York, New York 10003, who will forward such communications to the appropriate party. Such communications may be made confidentially or anonymously. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees will be forwarded to the Chairman (or Lead Independent Director, as the case may be). Communications that relate to matters that are within the responsibility of one of the Committees will also be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, will be sent to the appropriate contact person within the Company. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Oversight of Risk Management

The Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board carries out its risk oversight responsibilities primarily through the Audit and Finance Committee, which is responsible for oversight of the Company’s risk management policies and procedures. The Company is exposed to a number of risks including financial risks, strategic and operational risks and risks relating to regulatory and legal compliance. The Audit and Finance Committee discusses with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The CFO is responsible for the Company’s risk management function and works closely with the Company’s senior management to identify risks material to the Company. The CFO reports regularly to the CEO and the Audit and Finance Committee regarding the Company’s risk management policies and procedures. In that regard, the CFO meets with the Audit and Finance Committee regularly to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit and Finance Committee also reports to the Board on a regular basis to apprise Board members of its discussions with the CFO regarding the Company’s risk management efforts. The CFO reports directly to the Board at least annually to apprise it directly of the Company’s risk management efforts. Additionally, the Transactions Committee has responsibility for reviewing and recommending acquisition strategies and targets to the Board and management, as appropriate, and as part of its review considers and weighs risks associated with such transactions.

Executive Officers

The following sets forth certain information as of March 6, 2013 concerning our executive officers.

Mr. Tim Armstrong

Mr. Armstrong, age 42, has served as Chairman and Chief Executive Officer of AOL since April 2009. Prior to that, Mr. Armstrong was President, Americas Operations of Google Inc.¸ a global technology company. Mr. Armstrong joined Google in 2000 as Vice President, Advertising Sales, and in 2004 was promoted to Vice President, Advertising and Commerce and then in 2007 was named President, Americas Operations and Senior Vice President. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com from 1998 to 2000. Prior to that, he served as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong started his career by co-founding and running a newspaper based in Boston, Massachusetts. Mr. Armstrong is a current Board member of priceline.com Incorporated, a trustee of Lawrence Academy and The Paley Center for Media and a Chairman Emeritus of the Ad Council, a non-profit organization.

Mr. Edward Brody

Mr. Brody, age 49, has served as Executive Vice President and CEO of AOL Networks (formerly known as Advertising.com Group) since June 2012. Prior to that Mr. Brody served in various roles with AOL, including AOL’s Chief Revenue Officer from July 2011 to May 2012, President of AOL’s Advertising.com Group from February 2011 to July 2011, President of AOL’s Paid Services and COO of AOL’s Advertising, Media and Commerce from October 2010 to February 2011, and President of AOL Paid Services from November 2009 to October 2010. Prior to joining AOL, Mr. Brody founded and served as CEO of eCommerce company ARPU, Inc. (now SnappCloud, Inc.) from February 2005 to November 2009. Prior to founding ARPU, Mr. Brody served as AOL’s SVP, Premium Services from April 2003 to February 2005 and served in various roles, including CFO, with early search company LookSmart, Ltd. from September 1998 to March 2001. Prior to joining LookSmart, Mr. Brody was a partner, founder of the Internet practice, and head of the San Francisco office of Mercer Management Consulting (now Oliver Wyman) from August 1986 to September 1998.

Mr. Curtis Brown

Mr. Brown, age 49, has served as Executive Vice President and Chief Technology Officer of AOL since May 2012. Prior to that, Mr. Brown served as Senior Vice President of Engineering and Chief Technology Officer of AOL’s global advertising business, Advertising.com from November 2010 to May 2012. Prior to joining AOL in 2010, Mr. Brown served from June 2008 to November 2010 as Senior Vice President and Chief Technology Officer of Kaplan Test Prep, a multi-national educational services provider and as an independent technical consultant from January 2008 to June 2008, with clients that included the Metropolitan Museum of Art and digital brand agency, Katzenbach Partners. He has also previously held the title of Chief Technology Officer with Skymall, Oxygen Media, The Princeton Review and CTB/McGraw-Hill. Mr. Brown has served as a member of the IT Technology Advisory Board at the New School and the CTO Advisory Council for InfoWorld magazine and is a founding member of the New York City CTO Club.

Ms. Karen Dykstra

Ms. Dykstra, age 54, has served as Chief Financial Officer of AOL since September 2012. Prior to that, Ms. Dykstra was a partner at Plainfield Asset Management LLC and held leadership positions with Plainfield from 2006 to 2010, including Chief Operating Officer and Chief Financial Officer of Plainfield Direct Inc. Plainfield Asset Management LLC manages investment capital for institutions and high net worth individuals in the United States and abroad. Plainfield Direct Inc., a direct lending and investment business of Plainfield Asset Management, is now known as Plainfield Direct LLC. Prior to joining Plainfield, she was the Chief Financial

Officer of Automatic Data Processing, Inc. from 2003 to 2006 and acted as the Principal Financial Officer from 2001 to 2003. Her career spanned 25 years with Automatic Data Processing. Ms. Dykstra currently serves on the board of directors of Gartner Inc. She previously served on the AOL Board of Directors from 2009 until September 2012 and on the board of directors of Crane Co. from 2004 until 2012.

Ms. Julie Jacobs

Ms. Jacobs, age 46, has served as Executive Vice President, Corporate Development, General Counsel and Corporate Secretary of AOL since December 2011. Prior to that, Ms. Jacobs served as Executive Vice President, General Counsel and Corporate Secretary, a role she held from May 2010 to December 2011. Prior to that, Ms. Jacobs served as Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary, a role she held from March 2006 until May 2010. Ms. Jacobs joined AOL in 2000 as Assistant General Counsel. Prior to joining AOL, Ms. Jacobs was an attorney at Milbank Tweed Hadley & McCloy LLP, where her practice focused on a wide variety of international development and telecommunications projects.

Ms. Susan Lyne

Ms. Lyne, age 62, has served as Executive Vice President and Chief Executive Officer of AOL’s Brand Group since February 2013. Prior to that, Ms. Lyne served as the Chair of Gilt Groupe, Inc., an online fashion and luxury brand retailer, since September 2010. Previously, she was Gilt Groupe’s Chief Executive Officer from September 2008 to September 2010. From 2004 to 2008, Ms. Lyne served as President, Chief Executive Officer and director of Martha Stewart Living Omnimedia, Inc., an integrated media and merchandising company. From 1996 to 2004, Ms. Lyne held various positions at the Walt Disney Company, including Executive Vice President Acquisition, Development and New Business, Walt Disney Motion Picture Group from 1996 to 1998, Executive Vice President, Movies and Miniseries, ABC Entertainment from 1998 to 2002 and President, ABC Entertainment from 2002 to 2004. Prior to joining Walt Disney, she worked for News Corporation Ltd. and K-111 Communications. Ms. Lyne currently serves on the board of directors of Starz, LLC and as Vice Chairman on the board of directors of Gilt Groupe, Inc. Ms. Lyne previously served on the AOL Board of Directors from 2009 until March 1, 2013 and on the board of directors of CIT Group Inc from 2006 until 2009.

Mr. John Reid-Dodick

Mr. Reid-Dodick, age 51, has served as Executive Vice President and Chief People Officer of AOL since December 2011. Prior to that, Mr. Reid-Dodick served as Global Head of Human Resources of Thomson Reuters Markets, a division of Thomson Reuters, serving the financial services and media markets, from 2008 to 2011 and Global Head of Human Resources, Reuters Business Divisions and Americas Human Resources from 2005 to 2008. Mr. Reid-Dodick was the Global Head of Organizational Development and Learning at Reuters Group PLC from 2003 to 2005, and before that was Reuters interim Group Human Resources Director from 2002 to 2003 and Director of Human Resources from 2001 to 2002. Mr. Reid-Dodick joined Reuters America in 1995 as Corporate Counsel, and served as Reuters America’s General Counsel from 1997 to 2000 and Executive Vice President for Corporate Affairs from 2000 to 2001. Before joining Reuters America, Mr. Reid-Dodick was an attorney at Sullivan & Cromwell LLP, where his practice focused on securities, antitrust and contract litigation.

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit-Related Matters

Report of the Audit and Finance Committee

In accordance with its charter, the Audit and Finance Committee assists the Board in fulfilling responsibilities in a number of areas. These responsibilities include, among others: (i) overseeing the quality and integrity of our financial statements and accounting practices; (ii) selecting an independent registered public accounting firm (taking into account the vote on ratification by the stockholders); (iii) pre-approving all services to be provided to us by our independent registered public accounting firm; (iv) reviewing and discussing matters required to be discussed under Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and amended from time to time, and such other matters pertaining to the annual financial audit as the Committee may deem appropriate; (v) reviewing the independence of our independent registered public accounting firm; (vi) overseeing our internal audit function; (vii) meeting with our independent registered public accounting firm and appropriate financial and accounting personnel regarding our internal controls and other matters; and (viii) overseeing all of our compliance, internal controls and risk management policies. To assist it in fulfilling its oversight and other duties, the Audit and Finance Committee regularly meets separately with the internal auditor, the independent registered public accounting firm and management.

Independent Registered Public Accounting Firm and Internal Audit Matters

The Audit and Finance Committee discussed with the Company’s independent registered public accounting firm its plan for the audit of the Company’s annual consolidated financial statements as of and for the year ended December 31, 2012 (the “2012 Financial Statements”), as well as reviews of the Company’s quarterly financial statements. The Audit and Finance Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews of the 2012 Financial Statements, as well as its evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. The Audit and Finance Committee has also appointed Ernst & Young as the Company’s independent registered public accounting firm for 2013.

The Audit and Finance Committee has reviewed and approved the annual internal audit plan for 2013 and has met with the head of the internal audit group, with and without management present, to review and discuss internal audit matters.

Financial Statements as of and for the year ended December 31, 2012

Management has the primary responsibility for the Company’s financial statements and the reporting process, including its systems of internal and disclosure controls (including internal control over financial reporting). The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the consolidated financial statements with U.S. generally accepted accounting principles (“GAAP”).

In this context, the Audit and Finance Committee has met and held discussions with management and the independent registered public accounting firm with respect to the 2012 Financial Statements. Management represented to the Audit and Finance Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. GAAP.

In connection with its review of the Company’s year-end financial statements, the Audit and Finance Committee has reviewed and discussed with management and the independent registered public accounting firm the consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit and Finance Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable PCAOB rules, including the quality and acceptability of the Company’s accounting policies, financial reporting processes and controls. The Audit and Finance Committee also received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and the Audit and Finance Committee discussed with Ernst & Young its independence from the Company and its management. The Audit and Finance Committee further considered whether the provision by the independent registered public accounting firm of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair the independent registered public accounting firm’s independence.

In performing its functions, the Audit and Finance Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm, which, in their reports, express opinions on the conformity of the Company’s annual financial statements with U.S. GAAP and the effectiveness of the Company’s internal control over financial reporting.

In reliance on the reviews and discussions referred to in this Report and in light of its role and responsibilities, the Audit and Finance Committee recommended to the Board, and the Board approved, that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Form 10-K”) filed with the SEC.

Submitted by the Audit and Finance Committee of the Company’s Board of Directors:

Fredric Reynolds (Chair)

Alberto Ibargüen

Hugh Johnston

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

The Audit and Finance Committee has established a policy (the “Pre-Approval Policy”) requiring its pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services. The Pre-Approval Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit and Finance Committee and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval.

The Pre-Approval Policy requires the specific pre-approval of all other permitted services. In evaluating any pre-approval, the Audit and Finance Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on registered public accounting firm independence, including whether provision of the service: (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company; (ii) would place the independent registered public accounting firm in the position of auditing its own work; (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company; or (iv) would place the independent registered public accounting firm in a position of being an advocate for the Company. Additionally, the Audit and Finance Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with the Company’s business, personnel, culture, accounting systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company. The Audit and Finance Committee also considers the relative level of fees for audit and non-audit services in deciding whether to pre-approve such services. The Audit and Finance Committee has delegated to its Chair the authority to address certain requests for pre-approval of services between meetings of the Audit and Finance Committee, and the Chair must report any pre-approval decisions to the Audit and Finance Committee at its next regular meeting. The Pre-Approval Policy is designed to help ensure that there is no delegation by the Audit and Finance Committee of authority or responsibility for pre-approval decisions to management of the

Company. The Audit and Finance Committee monitors compliance by management with the Pre-Approval Policy by requiring the CFO, pursuant to the Pre-Approval Policy, to report to the Audit and Finance Committee on a regular basis regarding the pre-approved services rendered by the independent registered public accounting firm. Management has also implemented internal procedures to promote compliance with the Pre-Approval Policy.

Audit and Non-Audit Fees

In connection with the audit of the 2012 Financial Statements, the Company entered into an agreement with Ernst & Young that sets forth the terms under which Ernst & Young performed audit services for the Company.

The following table presents the aggregate fees billed for professional services rendered by Ernst & Young for the audit of our financial statements for 2012 and 2011 and the aggregate fees for other services rendered by Ernst & Young billed in those periods (in thousands):

	2012	2011
Audit fees(1)	$5,016	$3,791
Audit-related fees(2)	$20	$24
Tax fees(3)	$1048	$593
All other fees	$9	$—

Total	$6,093	$4,408

(1)	Audit fees related to audits of financial statements, reviews of quarterly financial statements and related reports and reviews of registration statements and certain periodic reports filed with the SEC.
(2)	Audit-related fees related primarily to investment activities and other audit services.
(3)	Tax fees related to domestic and international tax return preparations, refund claims and tax payment planning were $535 thousand and $524 thousand in 2012 and 2011, respectively. Other tax service fees, which include domestic and international tax advisory services relating to routine tax advice and issues (including earnings and profit analysis and return of proceeds from the patent transaction), were $513 thousand and $69 thousand in 2012 and 2011, respectively.

The Audit and Finance Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young’s independence and concluded that it was compatible.

The Audit and Finance Committee has selected Ernst & Young to serve as our independent registered public accounting firm for 2013. In this Item 2, we are asking stockholders to ratify the selection of Ernst & Young to serve as our independent registered public accounting firm for 2013. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit and Finance Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

The shares represented by your proxy will be voted for the ratification of the selection of Ernst & Young unless you specify otherwise. Ernst & Young has served as the independent registered public accounting firm of the Company since the complete legal and structural separation of the Company from Time Warner Inc. (“Time Warner”) in December 2009, following which we became an independent, publicly-traded company (the “Spin-off”).

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

ITEM 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide stockholders with an advisory vote to approve the Company’s executive compensation as disclosed herein. Accordingly, in this Item 3, stockholders are being asked to approve the following advisory resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the related compensation tables and narrative discussion in the Proxy Statement for the Annual Meeting.

The Company believes that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests. The Company believes that its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its stockholders.

Stockholders are encouraged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement beginning on page 33 of this Proxy Statement, which discuss in detail how our compensation policies and procedures implement our compensation philosophy and how our 2012 performance relates to our 2012 compensation decisions.

Key Financial and Operational Highlights

In 2012, as a result of the leadership of our executives and their execution of the Company’s key strategies, we had a strong financial year. Our achievements included:

•	achieving total shareholder return of 130%, which surpassed the Morgan Stanley High Technology Index return of 16%, the S&P 500 return of 13% and the S&P 400 return of 16%;

•	returning to revenue growth in the fourth quarter for the first time in 8 years;

•	returning to full year Adjusted OIBDA growth;

•	growing operating income in the fourth quarter 24% year-over-year;

•	growing global advertising revenue in the fourth quarter 13% year-over-year;

•	growing our unique visitors in the fourth quarter 6% year-over-year;

•	growing our search revenue in the fourth quarter 17% year-over-year;

•	reducing shares outstanding by approximately 19% year-over-year as of December 31, 2012, including through a $600 million accelerated stock repurchase program;

•	unlocking $1.056 billion of value through the patent transaction;

•	completing a special cash dividend payment that completed the return of $1.056 billion to stockholders; and

•	over-performing against the Company financial targets in the 2012 Annual Bonus Plan.

Key Compensation Practices Highlights in 2012

Recent executive compensation program highlights include the following:

•	We revised the Industry Peer Group (as discussed in more detail below) to better reflect both: (a) the nature of our business and (b) the scope of our operations, as measured by revenue.

•

We modified executive equity grant practices by introducing equity grants tied to the achievement of specific performance criteria for our CEO and executive team members to emphasize our pay-for-performance philosophy.

•

71% of the equity granted to our CEO in connection with his new employment agreement is performance contingent and tied to either revenue goals, relative total shareholder return (“Total Shareholder Return”) and/or stock price targets; 29% is made up of time-based stock options.

•	Other executive team members received one-third of equity granted in connection with new employment contracts in the form of performance share units contingent on relative Total Shareholder Return.

•

We entered into new employment agreements with key executives that substantially conform to the guidelines established by the Company for executive officers. As a result, the new employment agreements, in certain cases, reduce the benefits to executives compared to their prior employment agreements with the Company.

•	We provide limited perquisites to our executives, we maintain equity ownership guidelines for our executives and we maintain strict clawback and anti-hedging requirements for our executives.

As an advisory vote, this proposal is not binding upon the Board or the Company. Whether a majority of the votes cast by our stockholders are cast in favor of or against the advisory resolution, our Board and its Compensation Committee will not be required to change our compensation programs as a result. However, the Board and the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will review and consider the outcome of the vote when making future decisions on executive compensation.

Taking into account the advisory vote of stockholders regarding the frequency of advisory votes to approve executive compensation at our 2011 Annual Meeting, the Board’s current policy is to include a resolution regarding approval of the Company’s executive compensation annually until the next advisory vote on frequency occurs. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2014 Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE FOREGOING RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

ITEM 4—APPROVAL OF THE COMPANY’S TAX ASSET PROTECTION PLAN

Our Board is asking stockholders to approve the Tax Asset Protection Plan, dated August 27, 2012 (the “Plan”). If our stockholders do not approve the Plan by or on August 27, 2013, the Plan will automatically expire on that date.

Background and Reasons for the Proposal

We believe that we have valuable tax attributes which are significant assets of the Company. As of December 31, 2012, we had several domestic tax attributes, including federal net operating losses of approximately $284 million pre-tax, which expire over a period ranging from five to twenty years, and capital loss carry-forwards of approximately $1,255 million pre-tax, which expire over a period ranging from three to five years (the “Tax Assets”). Unless otherwise restricted, we can utilize the Tax Assets in certain circumstances to offset future U.S. taxable income, including in connection with capital gains that may be generated from a potential asset sale.

Our ability to use the Tax Assets could be limited and the timing of the usage of the Tax Assets could be substantially delayed, however, if we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code. A company generally experiences an “ownership change” for tax purposes if the percentage of stock owned by its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period.

We adopted the Plan, after consultation with our legal, tax and investment banking advisors, including a review of the ownership of our common stock, to help protect stockholder value and preserve our ability to use the Tax Assets. Calculating whether an “ownership change” has occurred is subject to uncertainty. This uncertainty arises from the complexity and ambiguity inherent in Section 382 of the Internal Revenue Code, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. We have analyzed the information available, along with various scenarios of possible future changes in ownership. In light of this analysis, our current stock price and daily trading volume, we believe that, if no action is taken, it is possible that we could undergo a subsequent “ownership change” under Section 382 of the Internal Revenue Code, which would substantially reduce our ability to utilize the Tax Assets. We believe the implementation of the Plan will serve the interests of all stockholders given the size of the Tax Assets and the potential loss of value should changes in our stock ownership occur that are sufficient to cause a 50 percentage point or greater “ownership change.”

The Plan is intended to act as a deterrent to any person acquiring beneficial ownership of 4.9% or more of our outstanding common stock without the approval of the Board. Stockholders who beneficially owned 4.9% or more of our outstanding common stock as of the execution of the Plan did not trigger the Plan so long as they do not acquire beneficial ownership of additional shares of common stock. Similarly, the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, any unilateral grant of any security by the Company and any transaction exempted by the Board, will not trigger the Plan. In addition, changes in beneficial ownership solely as a result of a reduction in the number of shares of common stock outstanding will not trigger the Plan. The Board will consider written requests to exempt certain stockholders or proposed acquisitions of our common stock from the ownership trigger. Such exemptions may be granted by the Board in its sole discretion.

If stockholders do not approve the Plan, the Plan will expire on August 27, 2013. Otherwise, the Plan will expire as of the earliest of the following events:

•	August 27, 2015;

•	the time at which the Rights (as defined below) are redeemed pursuant to the Plan;

•	the time at which the Rights are exchanged in full pursuant to the Plan;

•

the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the Plan is no longer necessary for the preservation of Tax Assets; or

•	the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Assets.

Summary of Terms of the Plan

The following description of the terms of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached hereto as Annex A and is incorporated herein by reference. We urge you to read carefully the Plan in its entirety, as the discussion below is only a summary.

The Rights. In connection with the adoption of the Plan, on August 26, 2012, we declared a dividend of one preferred stock purchase right (individually, a “Right” and collectively, the “Rights”) for each share of our common stock outstanding at the close of business on September 7, 2012. One Right will also be issued together with each share of common stock issued after September 7, 2012, but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for a purchase price of $100 (the “Purchase Price”). If issued, each fractional share of Series A Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of common stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

Initial Exercisability. The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 4.9% or more of the Company’s outstanding common stock (or, in the case of a person that had beneficial ownership of 4.9% or more of the Company’s outstanding common stock upon execution of the Plan, by obtaining beneficial ownership of additional shares of common stock) and (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.

The Company refers to the date that the Rights become exercisable as the “Distribution Date.” Until the Distribution Date, common stock certificates or the ownership statements issued with respect to uncertificated shares of common stock will evidence the Rights. Any transfer of shares of common stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of common stock unless and until the Board has determined to effect an exchange pursuant to the Plan (as described below).

Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of common stock having a market value of two times the Purchase Price.

Redemption. At any time until a person becomes an “Acquiring Person”, the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights that have become null and void), in whole or in part, at an exchange ratio of one share of common stock, or a fractional share of Series A Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of common stock (or fractional share of Series A Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio. The Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the beneficial owner of 50% or more of the Company’s outstanding common stock.

Expiration. The Rights and the Plan will expire on the earlier of (i) the Close of Business on the earlier of (a) August 27, 2015 or (b) August 27, 2013 if stockholder approval of the Plan has not been received by or on such date, (ii) the time at which the Rights are redeemed pursuant to the Plan, (iii) the time at which the Rights are exchanged in full pursuant to the Plan, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the Plan is no longer necessary for the preservation of Tax Assets or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Assets.

Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series A Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or common stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments. For so long as the Rights are redeemable, the Board may supplement or amend any provision of the Plan in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, the Board may supplement or amend the Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Plan which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the Plan again becoming amendable other than in accordance with this sentence.

Certain Considerations Relating to the Plan

Our Board believes that protecting the Tax Assets is in the Company’s and our stockholders’ best interests. Nonetheless, we cannot eliminate the possibility that changes in our stock ownership will occur sufficient to cause a 50 percentage point “ownership change” even if the Plan is approved. You should consider the factors below when making your decision.

Future Use and Amount of the Tax Assets is Uncertain. Our use of the Tax Assets depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income will exceed any potential Section 382 limitation and therefore we cannot assure you that we will realize the full value of the tax assets.

Potential Challenge to the Tax Assets. The amount of the Tax Assets has not been audited or otherwise validated by the Internal Revenue Service (the “IRS”). The IRS could challenge the amount of the Tax Assets, which could result in an increase in our liability for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of the Tax Assets even if the Plan is in place.

Continued Risk of Ownership Change. Although the Plan is intended to diminish the likelihood of an “ownership change,” we cannot assure you that it will be effective. The amount by which our ownership may change in the future could, for example, be affected by purchases and sales of stock by stockholders and new issuances or repurchases of stock by us, should we choose to do so.

Potential Effects on Liquidity. The Plan is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our common stock in excess of the specified limitation. A stockholder’s ability to dispose of our common stock may be limited if the Plan reduces the number of persons willing to acquire our common stock or the amount they are willing to acquire.

Potential Impact on Value. The Plan could negatively impact the value of our common stock by deterring persons or groups of persons from acquiring shares of our common stock, including in acquisitions for which some stockholders might receive a premium above market value.

Anti-Takeover Effect. Our Board adopted the Plan to diminish the risk that our ability to use the Tax Assets to reduce potential federal income tax obligations becomes limited. Nonetheless, the Plan may have an “anti-takeover effect” because it will deter a person or group of persons from acquiring beneficial ownership of 4.9% or more of our common stock or, in the case of persons or persons that already own 4.9% or more of our common stock, from acquiring any additional shares of our common stock. The Plan could discourage a merger, tender offer or accumulations of substantial blocks of shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S TAX ASSET PROTECTION PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2012, about the Company’s outstanding equity compensation awards and shares of common stock reserved for future issuance under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)(3) (a)	Weighted-average exercise price of outstanding options, warrants and rights(4) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(5) (c)
Equity compensation plans approved by security holders(1)	11,255,752	$18.59	9,760,840
Equity compensation plans not approved by security holders	0	—	0
Total	11,255,752	$18.59	9,760,840

(1)	Consists of shares that may be issued under the Amended and Restated AOL Inc. 2010 Stock Incentive Plan in the form of stock options, stock appreciation rights, restricted stock, RSUs, PSUs or other stock-based awards.
(2)	Consists of 8,052,873 shares of our common stock issuable upon the exercise of outstanding options, 2,373,098 shares of our common stock issuable upon the vesting of RSUs and a maximum of 321,890 shares of our common stock issuable upon the vesting of PSUs awarded under the Amended and Restated AOL Inc. 2010 Stock Incentive Plan, and 382,375 shares of our common stock issuable upon the exercise of outstanding options and 125,516 shares of our common stock issuable upon the vesting of RSUs outstanding under the HP Plan. See footnote 3 below for further details about the HP Plan.
(3)	In connection with our acquisition of TheHuffingtonPost.com, Inc. (“Huffington Post”) in March 2011, we assumed the HuffingtonPost.com, Inc. Long-Term Incentive Plan (as amended and restated, the “HP Plan”) and, generally, converted into Company shares all Huffington Post shares either subject to outstanding options or still available for issuance under the HP Plan. Specifically, as of closing: (1) we converted 706,881 outstanding shares that were subject to Huffington Post stock options into 664,075 Company stock options; (2) the remainder of the shares subject to outstanding Huffington Post stock options were cashed out pursuant to the merger agreement (all of the cashed-out shares were canceled and will not be returned to the share pool as Company shares under the HP Plan); and (3) a small number of shares subject to Huffington Post stock options held by previously terminated employees had been either exercised or forfeited (the forfeited shares were returned to the share pool, and converted into Company shares under the HP Plan). The number in this column includes 507,891 shares of Company common stock issuable upon the exercise of outstanding options and RSUs under the HP Plan.
(4)	The weighted-average exercise price pertains only to the 8,435,248 outstanding options and not to the outstanding RSUs and PSUs, which by their nature have no exercise price.
(5)	Consists of 9,695,351 shares of Company common stock available for future issuance under the Amended and Restated AOL Inc. 2010 Stock Incentive Plan and 65,489 shares of Company common stock available for future issuance under the HP Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses (i) the elements of our compensation programs applicable to the Named Executive Officers (each an “NEO”) for 2012, (ii) the actions taken in 2012 with respect to compensation for the NEOs and (iii) the compensation of our NEOs during 2012.

We refer to the following individuals as NEOs for 2012:

Name	Title
Tim Armstrong	Chairman and Chief Executive Officer

Arthur Minson*	Former Executive Vice President and Chief Operating Officer

Karen Dykstra**	Executive Vice President and Chief Financial Officer

Curtis Brown***	Executive Vice President and Chief Technology Officer

Julie Jacobs	Executive Vice President, Corporate Development, General Counsel and Corporate Secretary

John Reid-Dodick	Executive Vice President and Chief People Officer

*	Mr. Minson was promoted to the role of Executive Vice President and Chief Operating Officer on June 29, 2012. He had been serving as Executive Vice President and Chief Financial Officer prior to the promotion. Mr. Minson continued in the role of CFO until he was replaced by Ms. Dykstra effective September 19, 2012. Mr. Minson stepped down from his position as EVP and COO effective February 26, 2013. He is remaining with the Company for a transition period ending no later than December 31, 2013.
**	Ms. Dykstra served as a director of the Company until September 19, 2012. She joined the Company as Executive Vice President and Chief Financial Officer effective as of September 19, 2012 and resigned as a director of the Company immediately thereafter.
***	Mr. Brown was promoted to Executive Vice President and Chief Technology Officer, effective as of May 9, 2012. Prior to that he served as interim Chief Technology Officer of the Company. Prior to the interim Chief Technology Officer role, he held the position of Senior Vice President of Network, Publisher and Data Technologies of the Company.

In June 2012, our stockholders voted, on an advisory basis, on a resolution regarding the Company’s executive compensation (the “say on pay proposal”). The proposal was approved by more than 80% of the votes cast demonstrating stockholder support for our overall executive compensation program. The Compensation Committee considered this result along with input from its compensation consultant on best practices when designing the compensation program for our NEOs in 2012, and made certain changes to the program as a result of the advisory vote including strengthening the link between our NEOs’ compensation and performance by issuing Performance Share Units (“PSUs”) to NEOs who received equity awards following the advisory vote. Our current policy is to include a resolution regarding approval of the Company’s executive compensation annually and such a proposal is submitted to our stockholders during the Annual Meeting as described Item 3 of this Proxy Statement. The Compensation Committee considered and will continue to consider the outcome of these advisory votes when evaluating future executive compensation arrangements. We expect to hold the next vote on the frequency of advisory votes to approve executive compensation at our 2017 annual meeting.

EXECUTIVE SUMMARY

2012 Financial and Operational Highlights

As described in more detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our most recent Annual Report on Form 10-K, fiscal year 2012 was a strong year. We aggressively executed our business strategy in 2012 by doing the following:

•	achieving Total Shareholder Return of 130%, which surpassed the Morgan Stanley High Technology Index return of 16%, the S&P 500 return of 13% and the S&P 400 return of 16%;

•	returning to revenue growth in the fourth quarter for the first time in 8 years;

•	returning to full year Adjusted OIBDA growth;

•	growing operating income in the fourth quarter 24% year-over-year;

•	growing global advertising revenue in the fourth quarter 13% year-over-year;

•	growing our unique visitors in the fourth quarter 6% year-over-year;

•	growing our search revenue in the fourth quarter 17% year-over-year;

•	reducing shares outstanding by approximately 19% year-over-year as of December 31, 2012, including through a $600 million accelerated stock repurchase program;

•	unlocking $1.056 billion of value through the patent transaction;

•	completing a special cash dividend payment that completed the return of $1.056 billion to stockholders; and

•	over-performing against the Company financial targets in the 2012 Annual Bonus Plan.

See our 2012 Annual Report on Form 10-K for further details on these developments.

Additionally, our NEOs’ 2012 compensation reflected strong Company performance as follows:

CEO Compensation: Mr. Armstrong earned an above target annual bonus of $2,750,000, as a result of strong Company performance against Adjusted OIBDA and Free Cash Flow targets under the 2012 Annual Bonus Plan (as further discussed below) and strong individual performance. Mr. Armstrong also received a special cash performance award of $500,000 to recognize him for the role he played in the Company’s return to growth, the completion of the $1.056 billion patent transaction and the special cash dividend paid to stockholders of the Company on December 14, 2012. Mr. Armstrong’s salary did not increase in 2012. In connection with entering into his new employment agreement upon expiry of his prior agreement, Mr. Armstrong received long term equity awards, which included equity awards tied to specific performance criteria for the first time. The performance-based equity represented 71% of the total value of his 2012 equity awards on their grant date and may be earned based upon achievement of revenue goals, relative Total Shareholder Return and/or stock price targets. The remaining 29% of the grant date value of his 2012 equity awards were made up of time-based stock options.

Other NEO Compensation: Each of the other NEOs earned above target annual bonuses as a result of strong Company performance against financial targets in the 2012 Annual Bonus Plan and strong individual performances. Mr. Minson and Ms. Jacobs also received special cash performance awards to recognize them for their individual roles in the completion of the $1.056 billion patent transaction and the payment of a special cash dividend to stockholders. Mr. Minson entered into a new employment agreement in 2012 upon expiry of his prior agreement and in connection with his promotion, and received a salary increase and equity awards, including equity awards tied to relative Total Shareholder Return performance for the first time. Mr. Brown entered into a new employment agreement in 2012 in connection with his promotion and also received a salary increase and equity awards, including equity awards tied to relative Total Shareholder Return performance for the first time. See “Narrative to the 2012 Summary Compensation Table and the Grants of Plan-Based Awards in 2012 Table” beginning on page 58 of this Proxy Statement for further discussion of NEO employment arrangements.

New Executive Employment Agreements Introduced Performance-Based Equity and Standard Terms

In 2012 the Compensation Committee reviewed the overall compensation philosophy for our executives, including how long term incentives are linked to Company performance. As a result the following occurred:

•

We introduced three new types of performance-based long term incentive awards as part of executive compensation including performance-based stock options and two types of performance-based stock units (described in more detail below).

•	Three of the NEOs, including our CEO, our former COO and our CPO, entered into new employment agreements that reduced certain contractual benefits compared to prior agreements.

CEO

Our CEO’s prior employment agreement had been negotiated and approved by Time Warner Inc. prior to the Spin-off and included several terms more favorable for the CEO than the Company’s current form of executive agreement. Upon review, the Committee concluded that the current form of employment agreement is more appropriate for the CEO of a stand-alone company. Mr. Armstrong’s prior agreement expired and was replaced with a new agreement that reduced his contractual benefits compared to his prior agreement. In connection with the new employment agreement, Mr. Armstrong received an equity award which included our new performance-based equity awards linking compensation more directly with the Company’s long term stock price performance. These awards included performance-based stock options that may vest over a two year performance period tied to the price of our stock, performance-based stock units with vesting based on achievement of revenue targets over a three year performance period (referred to as “Rev PSUs” in this proxy statement) and performance-based stock units with vesting based on relative Total Shareholder Return over a three year performance period (referred to as “TSR PSUs” in this proxy statement). The material terms of these new performance-based equity awards are described further in the table below.

Other NEOs

Over the course of 2012, Mr. Minson, (whose prior agreement was the Time Warner Inc. form of agreement similar to Mr. Armstrong’s prior agreement), Mr. Brown, and Ms. Dykstra entered into new employment agreements that substantially conformed to standard terms applicable to other senior executives in the Company. In the case of Mr. Minson, like with Mr. Armstrong, the new agreement reduced his contractual benefits compared to his prior agreement.

Additionally, in July 2012 we amended Mr. Reid-Dodick’s employment agreement to conform the terms of certain equity incentive awards granted when he was hired to the standard Company executive employment agreement. As a result, the amendment reduces certain favorable terms applicable to Mr. Reid-Dodick’s prior equity awards compared to Mr. Reid-Dodick’s original employment agreement.

The new agreements entered into with Messrs. Minson and Brown and Ms. Dykstra also provided for awards of newly created TSR PSUs. The Company intends that the value of annual equity awards granted to our NEOs and other senior executives in the near future shall be delivered in equal thirds based on the Black-Scholes value of time-based stock options, and the face value of RSUs and PSUs (assuming target level performance) on the date of grant.

The following table describes the Company’s compensation policies and practices that help to advance the Compensation Committee’s compensation philosophy and that are designed to discourage excessive risk taking.

Executive Compensation Practices	Executive Compensation Practices Not Engaged in by the Company

• Compensation is tied to performance against clearly articulated Company financial goals and individual performance goals	• The Company does not have guaranteed annual bonuses.

• The Compensation Committee exerts its discretion to reduce bonus plan funding when it believes financial targets have not been fully met.

• The Company mitigates compensation-related risks by utilizing multi-year vesting, performance-based equity and multiple performance targets across different types of equity awards.	• We do not over-emphasize short or long term compensation to the detriment of the other

•    The RSU and stock option award agreements for the NEOs provide for accelerated vesting in full after a change in control only if the NEO is also terminated without cause, resigns for good reason or remains employed through the one year anniversary of the change in control.

•    The PSU award agreements for the NEOs provide for accelerated vesting based on actual performance level achieved if, within 12 months following a change in control, the NEO is terminated without cause, resigns for good reason, or terminates due to death or disability.

•    Mr. Armstrong’s performance-based stock option agreement provides for full vesting to the extent performance goals are achieved at or prior to the change in control, if Mr. Armstrong is terminated without cause, resigns for good reason, or terminates due to death or disability within one year after the change in control.

• The equity award agreements do not provide for automatic “single trigger” vesting acceleration upon a change in control.

•    Employment agreements for NEOs have been conformed over time such that terms are substantially the same as terms offered other senior executives in the Company. As a result, with respect to our CEO and former COO, the new agreements reduced certain contractual benefits compared to their prior agreements.

• Employment agreements for NEOs do not provide for any “tax gross-up” payments to them as a result of a change in control of the Company

• The Company provides limited perquisites and personal benefits.

•    The Company does not provide a defined benefit pension plan or supplemental executive retirement plan (SERP) for its executives.

•    The Company does not maintain a non-qualified deferred compensation plan for its employees.(1)

• The Company has stock ownership guidelines with which all NEOs are required to comply. • The Company has a clawback policy.

•    The Company’s current equity plan prohibits stock options repricing.

•    The Company does not permit its NEOs to engage in hedging transactions.

•    The Company does not permit its NEOs to pledge Company stock without prior authorization of the General Counsel.

•    The Compensation Committee has engaged an independent compensation consulting firm (CAP) to advise it. The Committee annually reviews the relationship and has determined that the consulting firm does not have any conflicts of interest with the Company.

• The Compensation Committee does not allow its independent compensation consulting firm to provide any other services to the Company
(1)	Ms. Dykstra was permitted to defer the cash and RSU compensation she received as a director prior to becoming an NEO according to the terms of the AOL Inc. 2011 Directors’ Deferred Compensation Plan. As an employee of the Company, she continues to participate in the AOL Inc. 2011 Directors’ Deferred Compensation Plan, but may not defer any compensation earned as an employee.

The following table describes the types of equity incentives awarded to NEOs during 2012 and reflects the Compensation Committee’s focus on further tying equity awards to specific performance criteria. With respect to the types of awards granted to the CEO, the Compensation Committee determined that the design of such equity awards appropriately aligned the potential reward with stockholder interests.

New 2012 Long Term Incentive (“LTI”) Design
CEO 2012 Equity Awards
	New Performance – Based LTI Awards			Time-Based LTI Awards
	Performance-Based Options	TSR PSUs	Rev PSUs	Time-Based Options
Percent of total grant	43%	14%	14%	29%
Vesting period	Vesting over 2 years	3 year performance period – January 1, 2012 – December 31, 2014	3 year performance period – January 1, 2012 – December 31, 2014	Vesting over 4 years
Vesting criteria

Subject to the executive’s continued employment with the Company, fifty percent of the award will vest following the first anniversary of the grant date if our stock price exceeds a certain threshold, generally representing a 20% increase in the per share price of our common stock as of the date of grant.

Subject to the executive’s continued employment with the Company, fifty percent of the award will vest following the second anniversary of the grant date if our stock price exceeds a certain threshold, generally representing a 30% increase in the per share price of our common stock as of the date of grant.

		Subject to the executive’s continued employment with the Company, the number of PSUs earned following the end of the three year performance period is determined by AOL’s relative Total Shareholder Return compared to the Morgan Stanley High-Technology Index.	Subject to the executive’s continued employment with AOL, the number of PSUs earned following the end of the three year performance period is determined based on the achievement of revenue goals. Minimum revenue goals must be met at end of performance period in order for any awards to be earned.	25% of the award vests after one year; monthly vesting thereafter for 36 months.
Other NEOs Receiving Equity Awards in 2012 in Connection with New Employment Agreements
		New Performance-Based LTI Awards	Time-Based LTI Awards
		TSR PSUs	Time-Based Options	Restricted Stock Units
Percentage of total grant		33 1/3%	33 1/3%	33 1/3%
Vesting period		3 year performance period – January 1, 2012 – December 31, 2014	Vesting over 4 years	Vesting over 4 years
Vesting criteria		Subject to the executive’s continued employment with the Company, the number of PSUs earned following the end of the three year performance period is determined by AOL’s relative Total Shareholder Return compared to the Morgan Stanley High-Technology Index.	25% vests after one year; monthly vesting thereafter for 36 months.	50% vests after 2 years; 25% vests on third anniversary; 25% vests on fourth anniversary.

COMPENSATION PHILOSOPHY AND PROCESS

Our Compensation Goals and Principles

The goal of our executive compensation program is to attract and retain talented executives and to reward executives in a manner that aligns compensation with short-term and long-term goals of the Company and creating stockholder value. In 2012 we were guided by the following principles in determining the compensation of our NEOs:

•

Accountability for Business Performance. Compensation should be significantly tied to our financial and operating performance so that executives are held accountable through their compensation for the performance of the business operations for which they are responsible and for sustainable long-term stockholder value.

•	Accountability for Individual Performance. Compensation should be tied, in part, to the executive’s individual performance to encourage and reflect individual contributions to our performance.

•

Independence. Compensation should be consistent with high standards of corporate governance which shall include having an independent Compensation Committee of the Board review and set executive compensation using its own independent advisors that are hired and funded by the Compensation Committee to assist with carrying out its responsibilities.

•

Retain and Attract Talent. Compensation should reflect the competitive marketplace to enable us to attract, retain and motivate talented executives over the long term as required to achieve the Company’s objectives.

This section discusses the Company’s compensation policies and practices that help to advance the Compensation Committee’s compensation philosophy and that are designed to discourage excessive risk taking.

Performance Review Process

We determine regular base salary merit increases, annual bonuses and equity grants, if any, through an annual review of all employees, including the NEOs, to measure individual performance over the course of the performance year against pre-set financial, operational and individual goals. The process assists in confirming that each NEO’s compensation is tied to our overall financial and operating performance, individual achievement and execution of our strategic initiatives and demonstration of our values. The annual performance review process is generally conducted in the fourth quarter of the relevant year and continues into the first quarter of the following year. As part of the annual performance review process, Mr. Armstrong conducts a performance assessment of the other NEOs and makes recommendations concerning base salary merit increases, equity awards and annual bonuses, if any. For 2012, Mr. Armstrong, in consultation with our Human Resources Department, conducted the performance assessment of each other NEO, and shared the relevant compensation recommendations with the Compensation Committee. Additionally for 2012, the Compensation Committee conducted an independent performance assessment of Mr. Armstrong and reviewed this assessment with the Board. In connection with promotions and new employment agreements that occur during the year, salary levels are reviewed by the Compensation Committee and may be increased to recognize outstanding performance and to align compensation with comparative peer levels. During 2012, Mr. Minson received a 13% salary increase as of September 7, 2012 in connection with his promotion to COO. Mr. Brown received a 3% salary increase as of May 9, 2012 in connection with his promotion to Chief Technology Officer (“CTO”).

Use of Compensation Surveys and Other Comparative Data

In connection with our compensation planning process, both management and the Compensation Committee review peer group compensation information to benchmark executives’ pay design and levels. The external compensation data sources referenced by management and the Compensation Committee as they deliberate appropriate levels and mixes of compensation include both private compensation surveys (“survey data”) and public SEC filings (e.g., proxy statements and other compensation-related filings) for companies specifically selected as peers for the purposes of pay benchmarking (“proxy data”), as described in greater detail below.

Annually we participate in and receive competitive pay data analysis based on numerous compensation surveys of public and private technology companies and other multinational companies prepared by a variety of different compensation firms, including Radford Consulting and The Croner Company. In applying proxy data, we use an “Industry Peer Group” that includes companies with which we compete for talent, business or investment capital.

In 2012, we revised the Industry Peer Group such that it better reflects:

•

companies with which we compete for talent because attracting and retaining employees that possess a depth of expertise in highly sought after specialty areas, including engineering, mobile and editorial, is critical to achieving the Company’s long-term objectives; and

•	companies with which we compete based on the scope of our operations, as measured by revenue.

Based on these considerations, we added to the Industry Peer Group: Akamai Technologies Inc., Autodesk, Inc. and LinkedIn Corp. We removed News Corporation from the Industry Peer Group. Following these changes, the list of companies included in the revised Industry Peer Group are as set forth below.

Adobe Systems Incorporated Akamai Technologies Inc. Autodesk, Inc. CA, Inc. Discovery Communications, Inc. Electronic Arts Inc. Gannett Co.	Google Inc. IAC/InterActiveCorp Interpublic Group of Companies, Inc. Intuit Inc. LinkedIn Microsoft Corporation Netflix Inc.	The New York Times Company priceline.com Inc. Salesforce.com, Inc. Symantec Corporation Time Warner Cable Inc. Yahoo! Inc.

Revenues in 2011 for the revised 2012 Industry Peer Group ranged from $0.5 billion to $72.1 billion, with median 2011 revenues of approximately $4.2 billion, as compared to AOL’s 2011 revenues of approximately $2.2 billion.

AOL management and the Compensation Committee will continue to review the composition of the Industry Peer Group and make such modifications as are warranted in connection with our continually evolving business.

Considerations in Determining Compensation

Our compensation philosophy is reflected in the elements of our executive compensation program, which are listed in the table below. In general, we believe that the elements of compensation reflect a focus on performance-driven compensation, a balance between short-term and long-term compensation and a combination of cash and equity-based compensation. The elements of executive compensation are reviewed by the Compensation Committee, our CEO and our Chief People Officer (“CPO”) to maintain the amount and type of compensation within appropriate competitive parameters as well as to promote long-term performance.

Each element of our compensation program applicable to NEOs and the rationale for providing each such element are described below.

	Compensation Program	Brief Description	NEOs Eligible to Participate	Goal Alignment

Annual Cash Compensation	Base salary	Annual cash compensation based on individual performance and competitive market data	All NEOs	Compensate competitively in market and motivate executives
	Annual Bonus Plan	Annual incentive award based on the achievement of Company financial objectives and individual performance goals	All NEOs	Compensate competitively in market and motivate executives Reward performance Promote alignment of reward with stockholders’ interests

Long Term Incentive Compensation	Stock Options	Time–based vesting options – vesting is generally over a four-year period. Awards vary based on performance, competitive market position and position within the organization	All NEOs	Compensate competitively in market Reward performance Retention
		Performance–based vesting options – options may vest over a two-year period based on the Company’s stock price appreciation	CEO	Compensate competitively in market Reward performance Promote alignment of reward with stockholders interests Retention
	Restricted Stock Units	Vesting is generally over a four-year period. Awards vary based on performance, competitive market position and position within the organization	All NEOs	Compensate competitively in market Reward performance Promote alignment of reward with stockholders interests Retention
	Performance Stock Units	TSR PSUs: Vesting based on relative Total Shareholder Return of Company as compared to the Total Shareholder Return of companies in the Morgan Stanley High-Technology Index during a three-year period.	All NEOs	Compensate competitively in market Reward performance Align reward with stockholders interests Retention
		Rev PSUs: Vesting based on revenue goals that align with Company’s strategic plan during a three-year period	CEO	Compensate competitively in market Reward performance Promote alignment of reward with stockholders interests Retention Focus executive on creating long-term stockholder value

	Compensation Program	Brief Description	NEOs Eligible to Participate	Goal Alignment

Benefits/ Perquisites	Health & Welfare Benefits, Retirement	Medical, dental, vision and other welfare benefits, 401(k) Savings Plan (these benefits are available to all employees)	All NEOs	Compensate competitively in market Retention
	Employee Stock Purchase Plan	Company stock purchasable at discount (these benefits are available to all employees)	All NEOs owning less than 5% of Company stock (as a result our CEO is not eligible)	Compensate competitively in market Retention
	Executive Benefits	Death, disability and life insurance	For portions of 2012, select executive officers received these benefits based on terms of prior negotiated agreements with Time Warner. NEOs no longer receive these benefits	Retention
	Limited Perquisites	Minimal perquisites generally; Commuting and transportation package for CTO	CTO received as a negotiated term in his employment agreement	Compensate competitively in market

Employment Agreements entered into in 2012

During 2012 we entered into new employment agreements with each of Messrs. Armstrong, Minson, and Brown and Ms. Dykstra and we amended Mr. Reid-Dodick’s and Ms. Jacobs’ employment agreements. The new employment agreement for Mr. Armstrong was entered into in conjunction with the expiry of his prior agreement in 2012. The new employment agreement for Mr. Minson was entered into in conjunction with the expiry of his prior agreement in 2012 and his promotion to a new role. The new employment agreement with Mr. Brown was entered into in connection with his promotion to a new role. The new employment agreement for Ms. Dykstra was entered into in connection with her new role as Executive Vice President and Chief Financial Officer of the Company. The amendment to Mr. Reid-Dodick’s employment agreement was entered into in order to conform certain terms of his agreement with those of other senior executives in the Company. In the case of our CEO, former COO and CPO, the terms of the new agreements resulted in less favorable terms than their prior agreement. The amendment to Ms. Jacobs’ employment agreement provided for a minor modification intended to ensure documentary compliance under section 409A of the Internal Revenue Code.

Elements of Compensation for 2012

Base Salary

We believe that including a competitive base salary in each NEO’s compensation package is appropriate in order to attract, retain and motivate executives capable of leading our business in the complex and competitive environment in which we operate. In setting and reviewing base salaries, we consider the nature and scope of each executive’s responsibilities, the executive’s prior compensation and performance in his or her job, the pay levels of our similarly situated executives and published market data (including both the Radford Global Technology Survey and the data for our Industry Peer Group).

Performance–Based Compensation

2012 Annual Cash Bonus

Executive AIP

Messrs. Armstrong and Reid-Dodick and Ms. Jacobs participated in the AOL Inc. Annual Incentive Plan for Executive Officers (the “Executive AIP”), which provides certain of our executive officers selected by the

Compensation Committee with the opportunity to receive performance-based annual bonuses that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”). Annual incentive awards under the Executive AIP are funded upon achievement of a single performance measure under the Executive AIP—positive “Adjusted Net Income”—which is generally defined as income from continuing operations as defined under U.S. GAAP, excluding special items and transactions not indicative of our core operating performance.

For participants in the Executive AIP, the ABP (described in more detail below) is a sub-plan of the Executive AIP. As such, once the funding threshold for the Executive AIP is certified as having been met, the actual incentive awards are determined using the guidelines and the performance criterion under the ABP, including both financial and individual components, as described below. We had Adjusted Net Income of approximately $431 million in 2012, which satisfied the performance requirement of the Executive AIP.

Mr. Armstrong’s employment agreement provides a target bonus opportunity of 200% of base salary. In March 2012, the Compensation Committee approved a 2012 target bonus of $2,000,000 and a maximum bonus opportunity of $4,000,000 for Mr. Armstrong, consistent with the limitations contained in the Executive AIP.

The 2012 bonus target for each of Mr. Reid-Dodick and Ms. Jacobs was 100% of base salary as set forth in their respective employment agreements and the maximum bonus opportunity was 200% of bonus target as set forth in the ABP.

Annual Bonus Plan (ABP)

In 2012, Messrs. Minson and Brown and Ms. Dykstra did not participate in the Executive AIP but participated in the ABP. Mr. Minson’s 2012 target bonus was 200% of base salary (as set forth in his employment agreement) and his maximum bonus opportunity was 200% of his target bonus as set forth in the ABP. The 2012 bonus target for Ms. Dykstra was 100% of base salary (as set forth in her employment agreement) and the maximum bonus opportunity was 200% of her target bonus as set forth in the ABP. However, Ms. Dykstra’s employment agreement provides that her actual bonus for 2012 shall be prorated on a daily basis beginning on the starting date of her employment term. As modified by the new employment agreement we entered into with Mr. Brown in May 2012, the 2012 bonus target for Mr. Brown was 100% of base salary, prorated to reflect the mid-year change in his base salary and bonus target level in connection with his promotion to CTO; Mr. Brown’s maximum bonus opportunity was 200% of his target bonus as set forth in the ABP.

The ABP is critical for rewarding outstanding Company performance, individual performance and behaviors that contribute to the achievement of corporate objectives. The performance criteria for each of the NEOs under the ABP guidelines include both financial and individual components. Specifically, our NEOs’ performance criteria are based 75% on overall Company financial metrics—Adjusted OIBDA and Free Cash Flow (each as defined below)—and 25% on individual performance. Of the overall Company financial metrics component, 70% is based on Adjusted OIBDA and the remaining 30% is based on Free Cash Flow. The Compensation Committee chose this weighting because it emphasizes the importance of the Company’s financial performance and reinforces individual accountability for the achievement of an executive’s goals for the year. The Compensation Committee selected Adjusted OIBDA and Free Cash Flow because they are important measures of the Company’s financial performance and are substantially consistent with the measures on which the Company historically has focused its quarterly and annual earnings results.

At the beginning of the 2012 plan year, Mr. Armstrong and Mr. Minson proposed the annual goals to the Compensation Committee—both Company financial metrics and, with respect to executive officers (and other senior management), individual performance metrics—which were then reviewed by the Compensation Committee. During March 2012, upon the recommendation of management, the Compensation Committee approved increased target levels for the financial metrics. The individual performance metrics are based on the NEO’s individual performance rating in his or her annual review.

Below are the individual achievements the Compensation Committee considered for each NEO for 2012 in evaluating individual performance for purposes of the ABP. As a result of these performance achievements, each of the NEOs received over 100% of their annual target bonus for the portion tied to individual performance.

Tim Armstrong

•	Formulated and executed a strategy that led the Company to revenue growth.

•	Led the Company in improving advertising revenue growth while continuing tight cost controls.

•	Led the Company in completing the successful $1.056 billion patent transaction.

•	Oversaw return of proceeds to stockholders through a modified Dutch auction tender offer of the Company’s common stock, accelerated stock repurchase and special cash dividend programs.

•	Worked successfully with the Board to define the Company’s strategies and effectively communicated strategies to the Company’s investors and government groups.

Arthur Minson

•

In CFO role led Company to significant financial strength achieving revenue growth for first time in 8 years, led key acquisitions and business development transactions that accelerated the implementation of our business strategy.

•	Instrumental in structuring the successful $1.056 billion patent transaction and returning proceeds to stockholders through a modified Dutch auction tender offer and stock repurchase program.

•	Led the efforts to implement a tax asset protection plan to protect certain of our tax assets.

•	Completed a significant cost mitigation program which significantly reduced our expenses.

•	Effectively communicated Company strategies to investors.

•	Instrumental in building a finance organization that achieved a best in class level of Sarbanes-Oxley Act compliance.

•	In role of President of AOL Services and then COO of the Company, instrumental in leading strong subscription revenue trends and implementing improvements to our search products.

Karen Dykstra (joined Company as an employee on September 19, 2012)

•	Led efforts to fulfill the Company’s commitment to operate and report on separate segments beginning in the fourth quarter of 2012.

•	Led efforts to continue returning proceeds from the patent transaction to stockholders through a special cash dividend program.

•	Effectively supervised the internal financial and accounting functions and continued a cost rationalizing program in an effort to reduce costs in 2013.

•	Effectively managed the annual budgeting process with focus on revenue and Adjusted OIBDA growth in 2013 and beyond.

•	Effectively managing a finance organization that achieved a best in class level of Sarbanes-Oxley Act compliance.

Curtis Brown

•

Continued successfully building and operating all of the Company’s technology products and was instrumental in identifying and delivering significant technology based product innovations to our customers in 2012.

•

Continued successfully shifting more products to AOL’s cloud architecture at an accelerated pace and responsible for enabling successful launch of global search in the United States, Canada, Germany, France, United Kingdom and Japan on one common platform.

•	Responded quickly during Hurricane Sandy and ensured that Company’s systems continued running with minimal disruption.

•	Completed a significant cost savings program while continuing to deliver high level technical services.

Julie Jacobs

•	Continued leading a world-class Legal Department and providing best in class legal services that support the strategic business units in achieving their objectives while appropriately managing risks.

•

Led legal team and corporate development group in executing acquisitions and other transactions that accelerated the Company’s business strategy including the successful $1.056 billion patent transaction, a modified Dutch auction tender offer, $600 million accelerated stock repurchase program, special cash dividend, design of the tax asset protection plan and negotiation of various key executive employment agreements, including for our CEO, former COO, CFO and CTO.

•	Under her direction, the Legal Department maintained a strong ethics and compliance program supporting the values of the Company.

•	Continued to successfully maintain a streamlined and efficient Board planning process to allow Board to best fulfill its obligation of oversight of the Company.

•	Drove process improvements to increase efficiency and cut costs.

•	In her role as head of the Corporate Service Department, successfully led crisis management team response to ensure continuity of operations during Hurricane Sandy.

John Reid-Dodick

•	Responsible for recruiting and filling key executive level positions in the Company, including CFO and President of Patch positions.

•	Led negotiations of other key employment arrangements including our CEO, former COO, CFO and CTO and the reorganization of other senior level positions to support the overall business reorganization.

•	Effectively built a program that advances leadership development and focuses on sustainable high performance and succession planning.

•

Led the compensation team in their efforts to successfully submit to the Company’s stockholders a proposal to increase the numbers of shares available under the Amended and Restated AOL Inc. 2010 Stock Incentive Plan (“2010 Stock Incentive Plan”) and a proposal to approve an employee stock purchase plan, both of which were approved by stockholders at the Company’s 2012 Annual Meeting.

ABP Funding

The ABP is funded based on achievement of Adjusted OIBDA and Free Cash Flow. For purposes of calculating the funding levels under the ABP, the ABP requires that certain adjustments be applied to Adjusted OIBDA and Free Cash Flow. The Compensation Committee determined that these adjustments, required under the ABP, were appropriate in order to measure the core performance of the Company. For purposes of calculating performance under the ABP, the ABP defines Adjusted OIBDA as operating income before depreciation and amortization, and Free Cash Flow as cash provided by continuing operations, less capital expenditures, product development costs and principal payments on capital leases, adjusted for certain items. For each of these measures, the plan provides for excluding the impact of certain items: (i) noncash impairments of goodwill; intangible and fixed assets and investments; (ii) gains and losses on sales of operating assets and investments; (iii) external expensed transaction costs and the direct impact on the Company’s OIBDA and Free Cash Flow related to mergers, acquisitions, investments or dispositions, as well as costs related to retention agreements and contingent consideration related to such transactions; (iv) amounts related to securities litigation, government investigations, natural disasters and terrorism; (v) restructuring charges or reductions in restructuring charges greater than $3 million; (vi) reserves larger than $3 million established in connection with litigation, fraud investigations, tax audits and similar governmental proceedings; (vii) recoveries greater than $3 million in litigation and similar proceedings; (viii) gains or losses recognized from the forgiveness of debt; (ix) the impact of current year changes to accounting standards and tax laws; (x) gains or losses related to the recognition of cumulative foreign currency translation adjustments; (xi) non-cash equity based compensation; (xii) any other extraordinary item under GAAP; and (xiii) the impact of taxes on the items described in (i) through (xii).

Adjusted OIBDA and Free Cash Flow are non-GAAP financial measures and may be different than similarly-titled non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. Adjusted OIBDA and Free Cash Flow are calculated differently for compensation purposes, pursuant to the ABP, than these non-GAAP measures as reported in our Form 10-K and earnings releases. A reconciliation of our GAAP to non-GAAP results can be found in Annex B attached hereto.

The threshold funding level for 2012 under the ABP was set at $280 million for the Adjusted OIBDA metric and $130 million for the Free Cash Flow metric, which would have resulted in a funding level of 50%. There is no guarantee of a payout if a threshold is not met. Any funding below those levels would be subject to approval by the Compensation Committee. In addition, for purposes of calculating the funding levels under the ABP, the ABP requires that certain adjustments (described below) be applied to Adjusted OIBDA and Free Cash Flow. The Compensation Committee determined that these adjustments, required under the ABP, were appropriate in order to measure the core performance of the Company.

The ABP target was established as $350 million in Adjusted OIBDA and $165 million in Free Cash Flow, which achievement would have resulted in a funding level of 100%, subject to approval by the Compensation Committee. Achievement of $365 million in Adjusted OIBDA and $175 million in the Free Cash Flow would have resulted in a funding level of 110% subject to approval by the Compensation Committee. Achievement of $400 million in Adjusted OIBDA and $185 million in Free Cash Flow would have resulted in a funding level of 150%, subject to approval by the Compensation Committee. Bonuses for NEOs are subject to the maximum payment level of 200% of target bonus under the ABP for all participants except for Mr. Armstrong as described above.

In 2012, we achieved eligibility for a Company performance funding level of 150% under the ABP. Specifically, our Adjusted OIBDA in 2012 was approximately $415 million and our Free Cash Flow achievement in 2012 was approximately $195 million. Although achieving the financial levels made us eligible for 150% funding level as described above, the Compensation Committee, based on the recommendation of management, exercised its discretion permitted under the ABP to reduce the payout amount under the ABP for Company performance from 150% to 140% because, while the Company exceeded its financial targets under the ABP, the Company did not achieve all of its strategic revenue objectives in 2012, including Global Display revenue targets.

The Compensation Committee awarded the following amounts to NEOs for 2012:

Executive	Target Bonus (as a % of base salary)	ABP Target Bonus	Individual Funding (25%)	Company Funding (75%)	Special Individual Cash Performance Award	Total Bonus
Tim Armstrong*	200%	$2,000,000	$650,000	$2,100,000	$500,000	$3,250,000
Arthur Minson*	200%	$1,700,000	$488,750	$1,785,000	$150,000	$2,423,750
Karen Dykstra**	100%	$198,907	$59,672	$208,852	—	$268,524
Curtis Brown***	100%	$387,918	$111,526	$407,314	—	$518,840
Julie Jacobs*	100%	$600,000	$195,000	$630,000	$500,000	$1,325,000
John Reid-Dodick*	100%	$500,000	$143,750	$525,000	—	$668,750

*	Total bonus payout amount includes a full-year bonus award under the ABP based on the executive’s target bonus at the executive’s year end salary.
**	Total bonus payout amount for Ms. Dykstra includes a bonus award under the ABP prorated on a daily basis beginning on the starting date of employment (September 19, 2012).
***	Total bonus payout amount for Mr. Brown includes a full-year bonus award under the ABP prorated on a daily basis to reflect his salary and bonus target percentage increase on May 9, 2012.

Special Cash Performance Payments

During 2012 the Compensation Committee approved a special individual cash performance award for Mr. Armstrong in the amount of $500,000 in recognition of the role he played in the Company’s return to growth, completion of the patent transaction and the special cash dividend paid to stockholders of the Company during December 2012. During 2012 our CEO, with the approval of the Compensation Committee, also made special cash performance awards in connection with filling key executive positions in the Company and to recognize individual performance that played a material role in the achievement of significant objectives of the Company such as the consummation of strategic transactions or initiatives. Mr. Minson received a special individual cash performance award in the aggregate amount of $150,000 in recognition of his leadership role in the patent transaction valued at $1.056 billion. Ms. Jacobs received special individual cash performance awards in the aggregate amount of $500,000 in recognition of her leadership role in the patent transaction.

Restricted Stock Unit Make Good Program

In January 2010, the Compensation Committee approved a cash award program designed to compensate our employees, including certain of our NEOs, who forfeited RSUs of Time Warner upon the Spin-off as provided for in the terms and conditions of the Time Warner equity award agreements. The total value of an employee’s forfeited Time Warner RSUs was determined by multiplying the total number of forfeited RSUs that would have otherwise vested on or prior to April 13, 2012 by $31.05, the average of the high and low market prices of Time Warner common stock on the date of the Spin-off.

The following NEO was eligible to participate in the program and received cash payments in the following amounts:

Named Executive Officer	April 15, 2010	April 15, 2011	April 13, 2012
Ms. Jacobs	$24,724	$24,724	$49,448

Long-Term Incentives

Long-term equity incentive awards are designed not only to provide executives with an opportunity to earn a competitive level of compensation, but also to advance the principle of pay-for-performance, to align the executive’s interests with those of our stockholders and to provide a significant retention tool. In 2012, the Compensation Committee approved three new performance–based long term equity awards: performance–based stock options, TSR PSUs and Rev PSUs. Mr. Armstrong received performance–based stock options, TSR PSUs and Rev PSUs. Messrs. Minson and Brown and Ms. Dykstra received TSR PSUs in connection with entering into new employment agreements with us.

Stock options are granted to executives as an incentive to create incremental stockholder value. RSUs are intended to reward and retain key talent, as well as to align executives’ interests with those of stockholders even during periods of stock market fluctuations. Performance stock units are intended to retain and motivate key talent, as well as to align executives’ interests with the Company’s strategic plan and total stockholder return. The Compensation Committee determined to award long-term equity incentives through a balanced portfolio of stock options, RSUs, and PSUs, to balance the emphasis on sustained operating performance, stock price performance, executive equity ownership and retention of top executives. The size of these awards for each of the NEOs was based on reference to competitive market values and internal equity considerations.

The Company does not backdate stock options or grant options retroactively. Additionally, the Company does not coordinate equity grants around the release of favorable or unfavorable Company information. For further details on the equity grants made to the NEOs in 2012, see the “Grants of Plan-Based Awards in 2012” table below and the description of these awards under the “Potential Payments Upon a Termination of Employment or Change in Control for 2012” beginning on page 70 of this Proxy Statement.

Stock Options

We grant stock options because we believe that they provide executives with a strong incentive to continue employment with us and focus on creating long-term stockholder value. The exercise price of options awarded is the closing price of our common stock on the date of grant. Because the ultimate value received by option holders is directly tied to increases in our stock price, stock options serve to link the interests of management and stockholders and to motivate executives to make decisions that will increase the long-term total return to stockholders. Time-based stock option grants to executives under the. 2010 Stock Incentive Plan include a four-year vesting schedule and termination provisions that the Compensation Committee believes will encourage option holders to remain employed with us on a long-term basis. In 2012, the Compensation Committee approved the grant of performance-based stock options to our CEO for the first time. Performance-based stock option grants under the 2010 Stock Incentive Plan vest over two years subject to performance and continued employment. Fifty percent of Mr. Armstrong’s performance-based stock options vest on or following the first anniversary of the grant date (subject to continued employment through such date) if the closing price per share during any 20 consecutive trading day period equals or exceeds a 20% increase from the average closing price of the Company’s common stock for the 20 trading days prior to the grant date; the remaining fifty percent of the performance-based stock options vest on or following the second anniversary of the grant date (subject to continued employment through such date) if the closing price per share during any 20 consecutive trading day period equals or exceeds a 30% increase from the average closing price of the Company’s common stock for the 20 trading days prior to the grant date. If performance targets are not achieved by the fourth anniversary of the grant date, all unvested options will terminate.

In December 2012, we declared a one-time special cash dividend of $5.15 per share. Stock options outstanding on December 5, 2012 were adjusted for the one-time special cash dividend by reducing the exercise price and increasing the number of shares subject to the awards through the issuance of “make-whole” shares in order to maintain the option’s intrinsic value in a manner consistent with tax code requirements and the terms of the 2010 Stock Incentive Plan. The performance goals of Mr. Armstrong’s performance-based stock options were also adjusted to account for the special dividend.

Restricted Stock Units

We also award RSUs representing full value shares of our common stock. RSUs are intended to promote retention and alignment of executive interests with the interests of our stockholders. The Compensation Committee believes that RSUs enhance retention value as they vest over time. RSUs granted to executives generally vest over a four-year period.

RSUs outstanding on December 5, 2012 (other than deferred RSUs) were equitably adjusted in connection with the special dividend paid to stockholders by crediting “dividend equivalents” for each RSU that vests and becomes payable, in cash, at the time that the underlying RSU vests. Deferred RSUs were awarded additional RSUs in connection with the special dividend as discussed further below.

Performance Units

In 2012, the Compensation Committee approved, for the first time, the grant of (i) performance units with vesting based on Company’s Total Shareholder Return as compared to the Total Shareholder Return of companies in the Morgan Stanley High Technology Index measured over a three-year period of time (TSR PSUs) and (ii) performance units with vesting based on revenue goals that align with the Company’s revenue goals measured over a three-year period of time (Rev PSUs, and together with the TSR PSUs, the “PSUs”). For TSR PSUs, the Compensation Committee determined that the Morgan Stanley High Technology Index was an appropriate relative benchmark as it includes several of the companies against which the Company typically benchmarks its stock price performance. NEO’s receiving awards in 2012 were granted a target number of shares under each PSU award. The target awards were set based on reference to competitive market values and internal equity considerations as further described under the section “Use of Compensation Surveys and Other Comparative Data” above. Subject to the NEO’s continuous employment through the vesting date, actual PSUs earned could be anywhere from 0 to 200% of the target number of shares. In structuring long-term equity incentives to include PSUs, the Compensation Committee determined that it was important to require certain levels of performance before awards were earned, such that performance falling below these levels would result in zero payout. This structure emphasized the Compensation Committee’s focus on sustained operating performance, stock price performance, executive equity ownership and retention of top executives.

PSUs outstanding on December 5, 2012 were equitably adjusted by crediting “dividend equivalents” for each PSU; dividend equivalents vest and become payable, in cash, at the time that the original PSU vests (and only to the extent of such vesting).

TSR PSUs:

The three year performance period for the TSR PSUs granted in 2012 will end on December 31, 2014, and between zero and 200% of the TSR PSU’s will be earned and will vest based on the following payout scale:

AOL’s Relative Total Shareholder Return Percentile Rank	TSR PSU’s Earned as a % of Target*
<25%ile	0%
25th %ile	50%
40th %ile	75%
50th %ile	100%
75th %ile	150%
90th %ile	180%
>90 %ile	200%

*	The number of TSR PSUs earned is scaled if results are between specified percentages.

The three-year period for the TSR PSUs granted in 2012 will end on December 31, 2014. In order to determine the number of TSR PSUs earned at the end of the three year performance period, we will calculate the Company’s Total Shareholder Return and compare it to the Total Shareholder Return of companies in the Morgan Stanley High Technology Index. For purposes of the calculation, “Total Shareholder Return” is equal to the appreciation in the stock price of a company from the beginning of the performance period to the end of the performance period, plus dividends deemed reinvested in company stock on a cumulative basis. The effect of taxes resulting from the payment of dividends or the deemed sale or exchange of underlying shares are not to be taken into consideration. The stock prices at the beginning and end of the performance period will be determined using the trailing average stock price over the 30 days prior to the beginning and end of the performance period, as applicable.

Rev PSUs:

The Rev PSUs granted to Mr. Armstrong in 2012 vest based on the following payout scale following the end of the three-year performance period if the minimum performance thresholds for both goals are achieved:

Ad Revenue Goal		Revenue Maintenance Goal
Ad Revenues net of TAC as a % of 2012-2014 Total Cumulative Consolidated AOL Revenues	Rev RSUs Earned as a % of 50% of Target	2014 Total Consolidated AOL Revenues as a % of 2011 Total Consolidated AOL Revenues	Rev RSUs Earned as a % of 50% of Target
60%*	50%	100%**	50%
70%	75%	110%	75%
80%	100%	120%	100%
90%	150%	130%	150%
100%	200%	140%	200%

*	Minimum performance level for the Ad Revenue Goal.
**	Minimum performance level for the Revenue Maintenance Goal. If a participant’s employment is terminated in 2013 (or it had been terminated in 2012) as a result of death or disability or within one year after a change in control without cause, for good reason or upon death or disability, then the minimum performance level for purposes of earning shares with respect to the Ad Revenue Goal will be 85% and 90%, respectively.

In connection with the special dividend paid to stockholders on December 14, 2012, PSUs outstanding on December 5, 2012 were equitably adjusted by crediting “dividend equivalents” for each PSU that vests and becomes payable, in cash, at the time that the original PSU vests (and only to the extent of such vesting).

Termination Payments and Benefits

All of our NEOs are parties to employment agreements with the Company that provide for termination payments and benefits in the event of an involuntary termination of employment without “cause” or resignation for “good reason” (each as defined in the employment agreements with our NEOs) or due to the executive officer’s death or disability. The severance payment amounts and other post-termination provisions of the employment agreements generally reflect the Company’s negotiations with each individual executive officer, our belief that the terms are appropriate under the circumstances based on the significance of the executive officer’s position with us, our ability to attract and retain talent as a result of executive management changes and the amount of time it would take the executive to locate another position. Certain of the NEOs’ employment agreements provide more favorable terms than what is provided in the applicable award agreements for the treatment of some of their equity awards upon various employment termination events as further described below under “Potential Payments Upon a Termination of Employment or Change in Control for 2012” beginning on page 70 of this Proxy Statement.

We believe that the provisions in the employment agreements with our NEOs governing termination and severance arrangements in various circumstances, as described under the “Potential Payments Upon a Termination of Employment or Change in Control for 2012,” are consistent with our compensation objectives to attract, motivate and retain highly talented executive officers in a competitive environment and are generally consistent with arrangements being offered by other companies in the technology industry to similarly situated executives. None of our NEOs are entitled to receive a gross-up payment for any payments following a change in control that may constitute “parachute payments,” as defined in Section 280G or 4999 of the Internal Revenue Code. With respect to our NEOs who entered into new employment agreements in 2012, amounts payable following a change in control that would constitute “parachute payments” may be reduced to the extent necessary to avoid adverse tax consequences or excise taxes if a reduction would result in a greater after-tax benefit to the executive.

We have not generally considered a NEO’s right to receive payments and benefits upon an involuntary termination of employment as a factor in annual compensation decisions. We do not view the post-termination benefits as a factor in overall compensation setting due to the fact that a termination without cause or another triggering event may never occur during the applicable NEO’s term of employment. For a discussion of the termination and severance packages for our NEOs, see “Potential Payments Upon a Termination of Employment or Change in Control for 2012” beginning on page 70 of this Proxy Statement.

Retirement Programs

The Company maintains the AOL Savings Plan, a defined contribution 401(k) retirement plan in which almost all of the United States-based employees of AOL and its affiliates are eligible to participate. The purpose of this plan is to provide a tax efficient means of saving for retirement. Contributions are limited by law and/or the plan document. For plan year 2012, the Company matched a certain percentage of the value of employee contributions to the AOL Savings Plan. All NEOs participated in the AOL Savings Plan in 2012. AOL does not maintain a non-qualified deferred compensation plan for its employees or a defined benefit pension plan.

Health and Welfare Programs

Our NEOs participate in health and welfare programs that are generally available to all of our employees in the United States. These include medical coverage, dental coverage, vision coverage, medical and dependent care, flexible spending account programs and similar benefit programs. In offering these programs to our employees, our goal is to provide benefit programs that are competitive and that promote the hiring and retention of qualified employees.

Perquisites and Personal Benefits

Except as reflected in the “All Other Compensation” column in the 2012 Summary Compensation Table, we do not generally provide perquisites or personal benefits to our NEOs that are not available to all of our employees. Under Mr. Armstrong’s prior employment agreement (entered into prior to the Spin-off), he was entitled to an annual payment equal to two times his annual premium for coverage under our Group Universal Life Insurance program. In February 2012, he received his last premium payment in the amount of $5,184. Mr. Armstrong is no longer entitled to receive this benefit under the terms of his new employment agreement. Under Mr. Brown’s employment agreement he is entitled to a commuting and transportation allowance in the amount of $187,500 to reimburse Mr. Brown’s commuting expenses for travel between his home in California and New York, his primary work location, to be paid in three installments over the twelve month period following the effective date of the employment agreement. To the extent Mr. Brown resigns or is terminated for cause within fifteen months of the first day of the employment term, he will be required to repay a pro rata portion of the paid allowance.

Employee Stock Purchase Plan

In 2012 we implemented an Employee Stock Purchase Plan for all eligible domestic employees holding 5% or less of the Company’s stock. All NEOs are eligible to participate, other than our CEO based on his share holdings as of December 31, 2012. In offering this plan to eligible employees, we encourage ownership of the Company’s common stock and align such persons’ interest with the success of the Company.

Code Section 162(m) Considerations

Code Section 162(m) generally limits our ability to deduct compensation over $1 million to certain of our executives unless the compensation qualifies as “performance-based compensation,” as defined in Code Section 162(m). In structuring the compensation programs that apply to those executives, we considered the requirements and consequences of Code Section 162(m). In this regard, we adopted the Executive AIP, which provides for the payment of performance-based annual bonuses to certain of our executive officers. Although we have taken into account the potential application of Code Section 162(m) on incentive compensation awards and other compensation decisions, we may approve, in our sole discretion, compensation in excess of $1 million for certain of our executives that does not qualify as “performance-based compensation” for purposes of Code Section 162(m) in order to maintain flexibility to provide competitive levels of compensation for our executive officers.

Other Executive Compensation Practices

Special Dividend Equity Adjustment

In December 2012, we declared a one-time special cash dividend of $5.15 per share. Stock options outstanding on December 5, 2012 were adjusted for the one-time special cash dividend by reducing the exercise price and increasing the number of shares subject to the awards through the issuance of “make-whole” shares in order to maintain the option’s intrinsic value in a manner consistent with tax code requirements and the terms of the 2010 Stock Incentive Plan. RSUs, other than director deferred RSUs (granted to Ms. Dykstra during her term as a director of the Company) and PSUs outstanding on December 14, 2012 were equitably adjusted by crediting cash “dividend equivalents” for each respective RSU and PSU in order to maintain its intrinsic value. With respect to RSUs deferred pursuant to our AOL Inc. 2011 Directors’ Deferred Compensation Plan (“Directors’ Deferred Compensation Plan”) and outstanding on December 14, 2012, additional deferred RSUs were credited to participants’ deferral accounts in order to maintain the director deferred RSUs’ intrinsic value, as required under the terms of the Directors’ Deferred Compensation Plan.

Executive Compensation Recovery Policy (“Clawback Policy”)

The Company has adopted an Executive Compensation Recovery Policy pursuant to which, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the United States securities laws as a result of the intentional misconduct by an officer of the Company having a title of Executive Vice President or higher, the Board (or a committee thereof) may require such officer to reimburse the Company for any bonus or other incentive-based or equity-based compensation, including any profits realized from the sale of the Company’s securities, that was paid to such officer during the 12-month period following the first public issuance or filing with the SEC of the financial document of the Company in which the material noncompliance was contained. The independent directors of the Company will determine whether material noncompliance with a financial reporting requirement is the result of intentional misconduct of the officer.

Executive Stock Ownership Guidelines

We maintain stock ownership guidelines for our senior executives. These guidelines specify the following, as may be applicable:

•	Chief Executive Officer—must own Company equity equal to or greater than six (6) times his base salary

•	Chief Operating Officer(1)—must own Company equity equal to or greater than the lesser of (i) 40,000 shares or (ii) two (2) times his base salary

•	Other Named Executive Officers—must own Company equity equal to or greater than the lesser of (i) 18,000 shares or one (1) times his or her base salary

(1)	These guidelines were applicable to the COO prior to his stepping down from the role on February 26, 2013

Each executive officer has five years from the date they become subject to the guidelines to meet the applicable threshold. For this purpose, ownership of AOL common stock includes only shares that the executive owns outright and unvested RSUs. Until an executive has met the ownership threshold, the executive must retain all shares delivered upon settlement of RSUs. As of March 1, 2013, each of the NEOs had met or was on track to meet the ownership requirements within the required timeline.

Restrictions on Hedging and Pledging Arrangements for Named Executive Officers

Under our Insider Trading Policy our employees, directors and officers, including our NEOs, bear the economic risk as well as the benefits of owning AOL common stock. In this regard, no director, employee, or officer, including NEOs, may (i) enter into options, warrants, puts and calls or similar instruments with respect to the Company’s securities, (ii) enter into hedging arrangements, or (iii) sell such securities “short.” Additionally, our employees, directors and officers, including our NEOs, may not pledge AOL common stock as collateral for a loan, without first obtaining pre-clearance from our General Counsel.

Restriction on Stock Repricing

Under our 2010 Stock Incentive Plan, the repricing of stock options or stock appreciation rights awarded under such Plan is prohibited, unless such action is approved by the Company’s stockholders. As a result, our NEOs, as well as our other officers, directors and employees, bear the economic risk associated with owning such stock options or stock appreciation rights.

Role of Compensation Committee

Our Compensation Committee oversees the Company’s compensation and benefit plans and policies and equity incentive plans, determines executive compensation including reviewing and approving employment agreements and annual compensation relating to the CEO and certain senior executives including the NEOs, reviews and approves corporate goals relevant to such executives and evaluates performance in light of such goals and objectives, and exercises oversight over the disclosures regarding executive compensation.

Role of Management

Our CEO, assisted by input from members of our Human Resources, Finance and Legal Departments, regularly reviews the Company’s executive compensation philosophy with the Compensation Committee. Our CEO, with the assistance of the Human Resources Department, annually reviews the performance and compensation of the other NEOs and makes recommendations to the Compensation Committee as described in greater detail below. Our Human Resources staff provides information to the Compensation Committee on peer group practices and on survey data.

Role of Compensation Consultants

CAP was identified and selected by the Compensation Committee as its independent executive compensation advisor pursuant to the Compensation Committee charter. CAP works with the Chairperson of the Compensation Committee and management to provide strategic guidance to the Compensation Committee regarding executive and director compensation.

We retain the executive compensation firm Exequity LLP (“Exequity”) to provide guidance to our management on executive compensation matters. Specific services provided by Exequity include, but are not limited to, the identification of relevant peer groups, a review of our executive compensation practices, recommendations on non-employee director compensation, as well as modeling of potential equity pool designs. For the purposes of assessing the appropriateness and competitiveness of our executive compensation programs with respect to pay and program design, Exequity conducts and/or validates external benchmarking analyses relative to peer companies selected and approved by management and the Compensation Committee. Management utilizes Exequity as a strategic consultant on key decisions and market trends relating to our executive compensation philosophy and programs. Exequity does not provide advice to the Compensation Committee regarding the amount or form of executive compensation.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC.

Submitted by the Compensation Committee of the Company’s Board of Directors:

James Stengel (Chair)

Richard Dalzell

Susan Lyne*

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the Compensation Committee in 2012 was during 2012 or previously an officer or employee of the Company or of any of its subsidiaries, or since the beginning of 2012 was a participant in a related person transaction that requires disclosure under SEC rules. During 2012, none of the Company’s executive officers served on the board of directors, the compensation committee or any similar committee of another entity (not including entities exempt from tax under Section 501(c)(3) of the Internal Revenue Code) that has one or more of its executive officers serving on our Board or Compensation Committee.

*	The Compensation Committee Report was approved by the Compensation Committee prior to Ms. Lyne’s resignation from the Compensation Committee.

Tabular Executive Compensation Disclosure

2012 SUMMARY COMPENSATION TABLE

The following table presents information concerning total compensation paid to each of the NEOs for his or her service to us for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010, to the extent he or she was a NEO during such year or such information has been previously included in the Company’s filings with the SEC. For additional information regarding salary, incentive compensation and other components of the NEOs’ total compensation, see “Compensation Discussion and Analysis” on page 33 of this Proxy Statement.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Tim Armstrong Chairman and Chief Executive Officer	2012	$1,000,000	$500,000	$2,757,575	$5,051,163	$2,750,000	$12,684	$12,071,422
	2011	$1,000,000	—	—	—	$2,204,000	$12,534	$3,216,534
	2010	$1,000,000	—	$4,868,244	$7,075,139	$2,337,500	$15,738	$15,296,621

Arthur Minson(7) Former Executive Vice President and Chief Operating Officer	2012	$781,667	$150,000	$5,151,750	$1,942,293	$2,273,750	$106,599	$10,406,059
	2011	$750,000	$100,000	$88,781	$1,630,333	$1,840,500	$6,375	$4,415,989
	2010	$750,000	$500,000	$192,623	$247,471	$1,753,125	$7,313	$3,450,532

Karen Dykstra Executive Vice President and Chief Financial Officer	2012	$287,917	$275,000	$1,910,260	$571,759	$268,524	—	$3,313,460

Curtis Brown Executive Vice President and Chief Technology Officer	2012	$450,409	$23,665	$1,286,726	$477,747	$518,841	$167,293	$2,924,681

Julie Jacobs Executive Vice President, Corporate Development, General Counsel and Corporate Secretary	2012	$600,000	$549,448	$199,988	$274,191	$825,000	$21,155	$2,469,782
	2011	$495,833	$324,724	$88,781	$125,250	$608,794	$8,030	$1,651,412
	2010	$409,271	$219,724	$1,499,995	$1,406,526	$324,913	$8,250	$3,868,679

John Reid-Dodick(8) Executive Vice President and Chief People Officer	2012	$500,000	—	—	—	$668,750	—	$1,168,750

(1)	The Summary Compensation Table reports information for the CEO, CFO, prior CFO, and up to three other individuals who were serving as executive officers at the end of 2012. Mr. Minson served in the role of CFO until Ms. Dykstra joined the company and assumed the role of CFO in September 2012. Ms. Dykstra resigned as a director of the Company immediately after assuming the role of CFO. Mr. Brown was promoted to Chief Technology Officer in May 2012.
(2)	Ms. Dykstra’s salary includes fees received for serving as a director of the Board in the amount of $89,583. The amount for Mr. Brown reflects his prior base salary through May 9, 2012 and the increase in base salary as of that date as a result of his promotion to the role of Chief Technology Officer.
(3)	The amount reported for Mr. Armstrong reflects a special individual performance cash award in the amount of $500,000 in recognition of his leadership role in the Company’s return to growth, completion of the $1.056 billion patent transaction and the special cash dividend paid to stockholders of the Company on December 14, 2012. The amount reported for Mr. Minson reflects a special individual performance cash award in the amount of $150,000 in recognition of his leadership role in the patent transaction. The amount reported for Ms. Jacobs reflects special individual performance cash awards in the amount of $500,000 in recognition of her leadership role in the patent transaction and a $49,448 payment pursuant to the RSU Make Good Program. The amount reported for Mr. Brown reflects a special individual performance cash award in the amount of $23,665 in recognition of his promotion from Senior Vice President to Interim Chief Technology officer in March, 2012. The amount reported for Ms. Dykstra reflects a special individual cash sign-on bonus in the amount of $200,000 in connection with joining the company in September 2012 as CFO. The amount reported for Ms. Dykstra reflects an additional special cash bonus of $75,000 for her role as a member of the Special Committee of the Board of Directors which played an important role in the Company’s patent transaction.
(4)	These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Codification Topic 718 (“ASC 718”). We determined the number of shares subject to each of our NEO’s option grants on the grant date by multiplying the fair market value (as defined in the 2010 Stock Incentive Plan) of a share of our common stock on the grant date by a multiplier. The grant date “fair value,” as calculated in accordance with ASC 718, results in a different per share value for accounting purposes than does this methodology. For additional information about the valuation assumptions with respect to equity awards in accordance with ASC 718, refer to Note 8 of our financial statements in our 2012 Form 10-K.

The values reflected with respect to RSUs and PSUs are consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. If PSUs had been earned at the maximum level of 200% of target, the value would have been: Mr. Armstrong—$5,515,150 (includes both TSR PSUs and Rev PSUs); Mr. Minson—$6,570,238; Ms. Dykstra—$2,203,982; and Mr. Brown—$1,406,030.

(5)	The amounts set forth in the Non-Equity Incentive Plan Compensation column for 2012 reflect annual cash incentive awards made to the executives under the Executive AIP, except for the amounts set forth for Messrs. Minson and Brown and Ms. Dykstra, which reflect annual cash incentive awards under the ABP.
(6)	The amounts shown in the All Other Compensation column for 2012 include the following:
(a)	The amount set forth in this column with respect to Mr. Armstrong includes 401(k) matching contributions and reimbursement for premiums under the Company’s Group Universal Life insurance program, as required by his employment agreement which was entered into prior to the Spin-off.
(b)	The amount set forth in this column with respect to Mr. Minson reflects amounts consisting of 401(k) matching contributions; and $99,349 of cash received on December 31, 2012 upon the vesting of RSU dividend equivalents that were issued in connection with the special cash dividend equity adjustment.
(c)	The amount set forth in this column with respect to Mr. Brown reflects perquisite amounts consisting of $150,000 in commuting and transportation costs, $7,500 of 401(k) matching contributions and $780 of Long Term Disability reimbursements; and $9,013 of cash received upon the vesting of RSU dividend equivalents that occurred on December 15, 2012.
(d)	The amount set forth in this column with respect to Ms. Jacobs reflects perquisite amounts consisting of 401(k) matching contributions and Long Term Disability reimbursements; and $12,875 of cash received on December 31, 2012 upon the vesting of RSU dividend equivalents that were issued in connection with the special cash dividend equity adjustment.
(7)	Mr. Minson stepped down from his position as EVP and COO effective February 26, 2013.
(8)	Mr. Reid-Dodick received an equity grant in December 2011 upon his hire as Chief People Officer. As a result he did not receive an equity grant in 2012.

GRANTS OF PLAN-BASED AWARDS IN 2012

The following table presents information with respect to each award of plan-based compensation to each NEO in 2012. The material terms of our annual and long-term incentive programs are described in the Compensation Discussion and Analysis beginning on page 33 of this Proxy Statement. There can be no assurance that the Grant Date Fair Value of stock and option awards will ever be realized.

Name (a)	Grant Date		Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Or Units (#)	All Other Option Awards (#)	Exercise or Base Price of Option Awards ($)(2)	Grant Date Fair Value of Stock & Option Awards ($)(3)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Max. (#)
	(b)			(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Tim Armstrong	—		—	—	$2,000,000	$4,000,000	—	—	—	—	—	—	—
	6/15/2012	(4)	3/28/2012	—	—	—	19,238	38,476	76,952	—	—	—	$999,991
	6/15/2012	(5)	3/28/2012	—	—	—	19,238	38,476	76,952	—	—	—	$1,757,584
	6/15/2012	(6)	3/28/2012	—	—	—	—	—	—	—	213,219	$25.99	$2,051,167
	6/15/2012	(7)	3/28/2012	—	—	—	—	372,439	—	—	—	$25.99	$2,999,996

Arthur Minson	—		—	—	$1,700,000	$3,400,000	—	—	—	—	—	—	—
	2/15/2012	(8)	1/24/2012	—	—	—	—	—	—	10,649	—	—	$199,988
	2/15/2012	(6)	1/24/2012	—	—	—	—	—	—	—	38,510	$18.78	$274,191
	9/14/2012	(5)	9/7/2012	—	—	—	24,575	49,149	98,298	—	—	—	$3,285,119
	9/14/2012	(8)	9/7/2012	—	—	—	—	—	—	49,149	—	—	$1,666,643
	9/14/2012	(6)	9/7/2012	—	—	—	—	—	—	—	143,678	$33.91	$1,668,102

Karen Dykstra	—		—	—	$198,907	$397,814	—	—	—	—	—	—	—
	6/26/2012	(9)(10)	6/26/2012	—	—	—	—	—	—	5,504	—	—	$149,984
	9/14/2012	(9)(10)	8/16/2012	—	—	—	—	—	—	2,211	—	—	$74,975
	10/1/2012	(5)	9/18/2012	—	—	—	8,244	16,487	32,974	—	—	—	$1,101,991
	10/1/2012	(8)	9/18/2012	—	—	—	—	—	—	16,487	—	—	$583,310
	10/1/2012	(6)	9/18/2012	—	—	—	—	—	—	—	48,209	$35.38	$571,759

Curtis Brown	—		—	—	$387,918	$775,836	—	—	—	—	—	—	—
	2/15/2012	(8)	1/24/2012	—	—	—	—	—	—	9,783	—	—	$183,725
	2/15/2012	(6)	1/24/2012	—	—	—	—	—	—	—	10,108	$18.78	$67,521
	6/15/2012	(5)	5/7/2012	—	—	—	7,695	15,390	30,780	—	—	—	$703,015
	6/15/2012	(8)	5/7/2012	—	—	—	—	—	—	15,390	—	—	$399,986
	6/15/2012	(6)	5/7/2012	—	—	—	—	—	—	—	42,643	$25.99	$410,226

Julie Jacobs	—		—	—	$600,000	$1,200,000	—	—	—	—	—	—	—
	2/15/2012	(8)	1/24/2012	—	—	—	—	—	—	10,649	—	—	$199,988
	2/15/2012	(6)	1/24/2012	—	—	—	—	—	—	—	38,510	$18.78	$274,191

John Reid-Dodick(11)	—		—	—	$500,000	$1,000,000	—	—	—	—	—	—	—

(1)	For Mr. Armstrong and Mr. Minson, amounts reflect terms pursuant to their employment agreements in conjunction with the terms of the ABP. Pursuant to the terms of the ABP, the amounts shown generally reflect amounts that would be payable based on each executive’s year end salary, except that (pursuant to the terms of the ABP) the amount for Mr. Brown reflects a full year target bonus under the ABP pro rated on a daily basis to reflect a salary and bonus target level increase as of May 9, 2012 in conjunction with his promotion to CTO. Pursuant to the terms of Ms. Dykstra’s employment agreement, the amounts for Ms. Dykstra reflect a bonus prorated on a daily basis beginning on the starting date of her employment term. There is no threshold payment in the ABP and the maximum payout under the ABP guidelines is 200% of the bonus target. See “—Compensation Discussion and Analysis—Elements of Compensation for 2012—2012 Annual Cash Bonus.”
(2)	The exercise price of options awarded under the 2010 Stock Incentive Plan is the closing price of our common stock on the date of grant.
(3)	Represents the grant date fair value of each of these awards calculated in accordance with ASC 718. See footnote 4 to the 2012 Summary Compensation Table above.
(4)	Reflects awards of Rev PSUs.
(5)	Reflects awards of TSR PSUs.
(6)	Reflects awards of time-based stock options. Does not reflect a reduction in exercise price or options awarded in connection with the special cash dividend equitable adjustment.
(7)	Reflects awards of performance-based stock options. Does not reflect a reduction in exercise price or options awarded in connection with the special cash dividend equitable adjustment.
(8)	Reflects awards of RSUs.
(9)	Reflects deferred Director RSUs granted to Ms. Dykstra during her term as a director of the Company prior to joining the Company as CFO on September 19, 2012. Does not reflect RSUs awarded in connection with the special cash dividend equitable adjustment.
(10)	Grants approved by the Board of Directors.
(11)	Mr. Reid-Dodick received an equity award in December 2011 upon his commencement of employment as Executive Vice President and Chief People Officer. As a result he was not granted an equity award in 2012. See “Outstanding Equity Awards at 2012 Fiscal Year End” table below.

NARRATIVE TO THE 2012 SUMMARY COMPENSATION TABLE AND THE GRANTS OF PLAN-BASED AWARDS IN 2012 TABLE

The grants of options to purchase AOL common stock and the awards of RSUs and PSUs were made under the 2010 Stock Incentive Plan. Unless otherwise provided in his or her employment agreement, the options were granted and RSUs and PSUs were awarded to the NEOs on the following terms and conditions:

•

The per share exercise price for each time-based option is the closing price of a share of our common stock on the date of the grant and the shares underlying each of the options will vest over a four-year period with 25% vesting on the first anniversary of the grant date and thereafter in equal monthly installments for the remaining 36 months. The per share exercise price for each performance-based option is the closing price of a share of our common stock on the date of the grant. The shares underlying each of the performance-based option will vest over a two-year period, subject to continued employment with the Company, with (i) 50% of the options vesting on or following the first anniversary of the grant date if the following is achieved: a price per share equals or exceeds a 20% increase from the average closing price of Company common stock for the 20 trading days prior to the date of grant and equaling or exceeding such closing price for 20 consecutive trading days; and (ii) the remaining 50% of the options vesting on or following the second anniversary of the grant date if the following is achieved: a price per share equals or exceeds a 30% increase from the average closing price of AOL common stock for the 20 trading days prior to the date of grant and equaling or exceeding such closing price for 20 consecutive trading days. Unvested options terminate on the fourth anniversary of the grant date. Holders of time-based and performance-based options are not entitled to receive dividends or dividend equivalents and do not have any voting rights with respect to the shares of Company common stock underlying the stock options.

•

RSUs vest 50% on the second anniversary of the grant date and the remaining 50% vest in two equal installments on each of the third and fourth anniversaries of the grant date. Each RSU, once vested, entitles the holder to receive one share of our common stock within 60 days of the relevant vesting date. Holders of the RSUs are eligible to receive dividend equivalents on unvested RSUs, if and when regular cash dividends are paid on outstanding shares of Company common stock and at the same rate. The awards of RSUs confer no voting rights on holders and are subject to restrictions on transfer and forfeiture prior to vesting.

•

TSR PSUs vest on the date the Committee certifies the achievement of certain performance criteria based on the Company’s Total Shareholder Return as compared to the Total Shareholder Return of companies in the Company’s peer group over a three-year period of time (“Performance Period”), subject to continued employment with the Company, which certification date shall be no later than March 15 of the year following the Performance Period. The number of performance shares actually earned pursuant to the TSR PSU is based on the relative Total Shareholder Return of the Company as compared to the Total Shareholder Return each of the companies in the Company’s peer index over the period beginning January 1, 2012 and ending December 31, 2014 and subject to the Compensation Committee’s certification of performance and the NEO’s continuous employment through the vesting date. Actual performance shares earned could be anywhere from 0 to 200% of the target amount of shares. Other material terms of the TSR PSUs are described in the “Compensation Discussion and Analysis” above. Holders of TSR PSUs are eligible to receive dividend equivalents on unvested TSR PSUs, if and when regular cash dividends are paid on outstanding shares of Company common stock underlying the TSR PSUs and at the same rate. The awards of TSR PSUs confer no voting rights on holders and are subject to restrictions on transfer and forfeiture prior to vesting.

•

Rev PSUs vest on the date the Committee certifies the achievement of certain performance criteria based on revenue goals that align with the Company’s revenue goals at the end of the Performance Period, subject to continued employment with the Company, which certification date shall be no later than March 15 of the year following the Performance Period. The number of performance shares actually earned pursuant to the Rev PSU is based on achievement of revenue goals that align with the

Company’s revenue goals over the period beginning January 1, 2012 and ending December 31, 2014 and subject to the Compensation Committee’s certification of performance and NEO’s continuous employment through the vesting date. Actual performance shares earned could be anywhere from 0 to 200% of the target amount of shares. Other material terms of the Rev PSUs are described in the “Compensation Discussion and Analysis” above. Holders of the Rev PSUs are eligible to receive dividend equivalents, if and when regular cash dividends are paid on outstanding shares of Company common stock underlying the Rev PSUs and at the same rate. The awards of Rev PSUs confer no voting rights on holders and are subject to restrictions on transfer and forfeiture prior to vesting.

Employment Agreements with Named Executive Officers

Consistent with our goal of attracting and retaining executives in a competitive environment, we have entered into employment agreements with each of our NEOs. The employment agreements with the NEOs who continue to be employed by us are described below.

Employment Agreement with Mr. Armstrong

General. On March 12, 2009, AOL LLC and Time Warner entered into an employment agreement with Mr. Armstrong, which became effective on April 7, 2009, as amended on December 15, 2009 (the “2009 Armstrong Agreement”). The 2009 Armstrong Agreement, pursuant to which Mr. Armstrong served as our Chairman and CEO, had an initial term ending on April 7, 2012 and then continued on a month-to-month basis until either party provided the other party with 60-days’ written notice of termination. The 2009 Armstrong Agreement provided for a minimum annual base salary of $1,000,000, an annual cash bonus with a target amount of $2,000,000 and a maximum amount of $4,000,000 and participation in our savings and welfare benefit plans and $50,000 of group life insurance. The 2009 Armstrong Agreement also provided for an annual cash payment to him equal to twice the premium he would have had to pay to obtain life insurance under the Group Universal Life insurance program made available by AOL. The 2009 Armstrong Agreement was assigned by AOL LLC to AOL in connection with the Spin-off and, effective upon the Spin-off, Time Warner ceased to have any obligations thereunder.

On March 29, 2012, the Company negotiated and the Committee approved, in consultation with CAP, a new employment agreement with Mr. Armstrong, effective as of March 29, 2012 (the “2012 Armstrong Agreement”) that supersedes and replaces the 2009 Armstrong Agreement. The 2012 Armstrong Agreement provides for Mr. Armstrong to serve as the Company’s CEO through March 28, 2016. If, at the end of the term, Mr. Armstrong’s employment has not been terminated previously and Mr. Armstrong and the Company have not agreed to an extension or renewal of the Agreement or to the terms of a new employment agreement, Mr. Armstrong’s employment term shall continue on a month-to-month basis subject to termination by either party on 30 days’ written notice. The 2012 Armstrong Agreement sets a total target compensation for Mr. Armstrong at a level appropriate for his position and consistent with benchmarks for CEOs of comparable companies as determined by evaluating proxy data for our Industry Peer Group. Mr. Armstrong’s base salary continues to be $1,000,000 and his target annual bonus opportunity continues to be equal to 200% of base salary, earned in accordance with the Executive AIP, and is not guaranteed. Mr. Armstrong continues to be able to participate in the Company’s retirement and welfare benefit plans. He is no longer entitled to any payments with respect to life insurance. The 2012 Armstrong Agreement substantially conforms to the material terms established by the Company with respect to all of its executive officers. As a result, the 2012 Armstrong Agreement reduces some benefits to Mr. Armstrong compared to the 2009 Armstrong Agreement including lower cash severance benefits, the payment of cash severance benefits over time rather than in a lump sum, and no acceleration of vesting for future equity awards upon a termination without cause. For a further discussion of the terms of the 2012 Armstrong Agreement, see page 74 of this Proxy Statement.

In connection with entering into the 2012 Armstrong Agreement, on March 28, 2012, the Committee approved an award of a time-based stock option valued at $2,000,000 (213,219 shares), a performance-based stock option valued at $3,000,000 (372,439 shares), TSR PSUs valued at $1,000,000 (38,476 TSR PSUs) and

Rev PSUs valued at $1,000,000 (38,476 Rev PSU), each granted on June 15, 2012. Mr. Armstrong did not receive a grant in 2011 or 2012. The number of shares subject to the time-based stock option and performance-based stock option was determined by dividing the approved value by a conversion factor based on the Black-Scholes value of the options, which for the time-based stock option results in a slightly different value than that determined under ASC 718 due to timing differences as to when the Black-Scholes value was determined for each purpose. For the TSR PSUs and the Rev PSUs, the target number of shares covered by each award was determined by dividing the approved value of the award by the closing price of the Company common stock on the grant date. The Company determined the fair value for the TSR PSU awards using a Monte Carlo simulation model (consistent with ASC 718), for purposes of the Summary Compensation Table and the Grants of Plan-Based Awards Table, which results in a value different than the value used by the Committee to determine the target number of shares subject to the award). The time-based option vests over four years with 25% vesting on June 15, 2013, and the remainder thereafter vesting in equal monthly installments for the remaining 36 months. The performance-based stock option vests over a two-year period with (i) 50% of the options vesting on or following the first anniversary of the grant date if the closing price per share during any 20 consecutive trading day period equals or exceeds a 20% increase from the average closing price of the Company’s common stock for the 20 trading days prior to the date of grant, subject to continued employment with the Company; and (ii) the remaining 50% of the options vesting on or following the second anniversary of the grant date if the closing price per share during any 20 consecutive trading day period equals or exceeds a 30% increase from the average closing price of AOL common stock for the 20 trading days prior to the date of grant, subject to continued employment with the Company. Unvested options terminate on the fourth anniversary of the grant date. The per share exercise price for the options is the closing price of our common stock on the date of grant. The number of performance shares actually earned pursuant to the TSR PSU is based on the relative Total Shareholder Return of the Company as compared to the Total Shareholder Return of each of the companies in the Company’s peer index over the period beginning January 1, 2012 and ending December 31, 2014, and subject to the Compensation Committee’s certification of performance and Mr. Armstrong’s continuous employment through the vesting date. Actual performance shares earned could be anywhere from 0 to 200% of the target amount of shares. The number of performance shares actually earned pursuant to the Rev PSU is based on achievement of revenue goals that align with the Company’s revenue goals over the period beginning January 1, 2012 and ending December 31, 2014, and subject to the Compensation Committee’s certification of performance and Mr. Armstrong’s continuous employment through the vesting date. Actual performance shares earned pursuant to the TSR PSU could be anywhere from 0 to 200% of the target amount of shares based on the relative Total Shareholder Return of the Company as compared to the Total Shareholder Return of each of the companies in the Company’s peer index over the period beginning January 1, 2012 and ending December 31, 2014, and subject to the Compensation Committee’s certification of performance and Mr. Armstrong’s continuous employment through the vesting date. In approving the 2012 Armstrong Agreement and the awards, the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

Employment Agreement with Mr. Minson

General. Mr. Minson stepped down from his position as EVP and COO effective February 26, 2013.

On August 24, 2009, AOL LLC entered into an employment agreement with Mr. Minson, which became effective on September 8, 2009 (“2009 Minson Agreement”). The 2009 Minson Agreement, pursuant to which Mr. Minson served as our Executive Vice President and CFO, had an initial term through September 7, 2012, and then continued on a month-to-month basis until either party provided the other party with 60-days’ written notice of termination. The agreement provided for a minimum annual base salary of $750,000, an annual cash bonus with a target amount equal to 200% of base salary and a maximum amount equal to 300% of base salary and participation in our retirement and welfare benefit plans.

On September 10, 2012, the Company negotiated and the Committee approved, in consultation with CAP a new employment agreement with Mr. Minson, effective as of September 7, 2012 (the “2012 Minson

Agreement”) that supersedes and replaces the 2009 Minson Agreement. The 2012 Minson Agreement provides for Mr. Minson to serve as the Company’s Executive Vice President and COO through September 6, 2016. If at the end of the term, Mr. Minson’s employment has not been terminated previously and Mr. Minson and the Company have not agreed to an extension or renewal of the Agreement or to the terms of a new employment agreement, Mr. Minson’s employment term shall continue on a month-to-month basis subject to termination by either party on 30 days’ written notice. The 2012 Minson Agreement provides for an annual base salary of $850,000 and target annual bonus opportunity of 200% of his base salary, although the bonus is fully discretionary and is not guaranteed. The 2012 Minson Agreement substantially conforms to the material terms established by the Company with respect to all of its executive officers. As a result, the 2012 Minson Agreement reduces some benefits to Mr. Minson compared to the 2009 Minson Agreement including lower cash severance benefits, the payment of cash severance benefits over time rather than in a lump sum, and no acceleration of vesting upon a termination without cause for equity awards granted in the future.

In connection with entering into the 2012 Minson Agreement, on September 7, 2012, the Committee approved an equity award valued at $5,000,000, with 33 1/3% in each of stock options, RSUs and TSR PSUs (143,678 stock options, 49,149 RSUs and 49,149 TSR PSUs), each granted on September 14, 2012. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The option vests over 4 years with 25% vesting on September 14, 2013 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months. The per share exercise price for the options is the closing price of our common stock on the date of grant. The RSU vests over four years with 50% vesting on September 14, 2014 and the remaining 50% vesting in two equal installments on September 14, 2015 and September 14, 2016. Actual performance shares earned pursuant to the TSR PSU could be anywhere from 0 to 200% of the target amount of shares based on the relative Total Shareholder Return of the Company as compared to the Total Shareholder Return of each of the companies in the Company’s peer index over the period beginning January 1, 2012 and ending December 31, 2014, and subject to the Compensation Committee’s certification of performance and Mr. Minson’s continuous employment through the vesting date. In approving the 2012 Minson Agreement and the awards, the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

In connection with the annual 2012 Company equity grant, on January 24, 2012, the Committee approved an award of (i) stock options with an aggregate grant date value of $300,000 (38,510 stock options) and with 25% vesting on February 15, 2013 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months; (ii) RSUs with a grant date value of $200,000 (10,649 RSUs), with 50% vesting on February 15, 2014 and the remaining 50% vesting in two equal installments on February 15, 2015 and February 15, 2016. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The per share exercise price for the options is the closing price of our common stock on the date of grant.

On March 5, 2013, we entered into a Separation Agreement with Mr. Minson pursuant to which he will remain with the Company as Vice Chairman for a transition period ending no later than December 31, 2013.

Employment Agreement with Ms. Dykstra

On September 19, 2012, we entered into an employment agreement (the “Dykstra Agreement”) with Ms. Dykstra when she commenced employment as our Executive Vice President and CFO effective September 19, 2012.

Ms. Dykstra’s employment term is from September 19, 2012 to September 18, 2016, and then continues on a month-to-month basis until either party provides the other party with 30 days’ written notice of termination. The initial term for Ms. Dykstra was set at four years to reflect our standard practice. The Compensation Committee consulted with CAP to approve the total target compensation for Ms. Dykstra. The Dykstra Agreement provides for an annual base salary of $700,000 and target annual bonus opportunity of 100% of her base salary. In order to compensate Ms. Dykstra for forgone compensation related to Board roles and lost vacation time and expenses, and as a hiring incentive, the Compensation Committee approved a cash sign-on payment equal to $200,000. If Ms. Dykstra voluntarily terminates her employment or is terminated for cause within the first year of her employment, Ms. Dykstra is required to repay the full amount of the sign-on bonus. Ms. Dykstra’s agreement provides that to the extent a newly hired officer of the Company holding the title of Executive Vice President of the company receives equity with more favorable vesting terms than Ms. Dykstra’s initial equity grant terms or a current executive officer receives new equity with more favorable vesting terms than Ms. Dykstra’s initial equity grant terms, then Ms. Dykstra’s initial equity grants shall be amended to provide the same such vesting terms, unless in the case of the newly hired executive, the differing equity terms are in order to compensate for equity incentives from a previous employer that will be forfeited. The Agreement otherwise substantially conforms to the material terms established by the Company with respect to all of its executive officers.

On September 18, 2012, the Compensation Committee approved the material terms of the proposed compensation and the terms of the Dykstra Agreement. In addition, in connection with entering into the Dykstra Agreement, the Compensation Committee approved an equity award valued at $1,750,000, with 33 1/3% in each of stock options, RSUs and TSR PSUs (48,209 stock options, 16,487 RSUs and 16,487 TSR PSUs), each granted on October 1, 2012. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The shares subject to the option vest over a four-year period with 25% vesting on October 1, 2013 and the remaining shares vesting on a pro rata monthly basis for the 36 month period thereafter. The per share exercise price for the option award is the closing price of the common stock on the grant date. The RSUs vest over four years with 50% vesting on October 1, 2014 and the remaining 50% vesting in two equal installments on October 1, 2015 and October 1, 2016. Actual performance shares earned pursuant to the TSR PSU could be anywhere from 0 to 200% of the target amount of shares based on the relative Total Shareholder Return of the Company as compared to the Total Shareholder Return of each of the companies in the Company’s peer index over the period beginning January 1, 2012 and ending December 31, 2014, and subject to the Compensation Committee’s certification of performance and Ms. Dykstra’s continuous employment through the vesting date. In approving Ms. Dykstra’s agreement and the awards, the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

Additionally, in her role as a director of the Company prior to commencing employment with AOL on September 19, 2012, Ms. Dykstra was awarded an annual director grant of 5,504 RSUs on June 26, 2012 and 2,211 RSUs on September 14, 2012 for her role on the Special Committee of the Board.

Employment Agreement with Mr. Brown

On April 5, 2011, Mr. Brown joined the Company as Senior Vice President of Network, Publisher and Data Technologies. On March 20, 2012, Mr. Brown was promoted to Interim Chief Technology Officer. Mr. Brown did not receive a salary increase in this role but received a bonus payment of $10,000 per month until the time that he assumed the role of CTO on May 9, 2012. On May 9, 2012, AOL entered into an employment agreement (the “Brown Agreement”) with Mr. Brown in connection with his promotion to Executive Vice President and Chief Technology Officer, effective May 9, 2012. The Brown Agreement provides for an annual base salary of $500,000 and target annual bonus opportunity of 100% of his base salary. Mr. Brown’s employment term is from May 9, 2012 to May 8, 2016, and then continues on a month-to-month basis until either party provides the other party with 30 days’ written notice of termination. The initial term for Mr. Brown was set at four years to reflect our standard practice. The Brown Agreement substantially conforms to the material terms established by the Company with respect to all of its executive officers. On May 7, 2012, the Compensation Committee approved the material terms of the proposed compensation and the terms of the Brown Agreement. In addition, in connection with entering into the Brown Agreement, the Compensation Committee approved an equity award valued at $1,200,000, with 33 1/3% in each of stock options, RSUs and TSR PSUs (42,643 stock options, 15,390 RSUs and 15,390 TSR PSUs), each granted on June 15, 2012. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The shares subject to the option vest over a four-year period with 25% vesting on June 15, 2013 and the remaining shares vesting on a pro rata monthly basis for the 36 month period thereafter. The RSUs vest over four years with 50% vesting on June 15, 2014 and the remaining 50% vesting in two equal installments on June 15, 2015 and June 15, 2016. The per share exercise price for the option award is the closing price of the common stock on the grant date. Actual performance shares earned pursuant to the TSR PSU could be anywhere from 0 to 200% of the target amount of shares based on the relative Total Shareholder Return of the Company as compared to the Total Shareholder Return of each of the companies in the Company’s peer index over the period beginning January 1, 2012 and ending December 31, 2014, and subject to the Compensation Committee’s certification of performance and Mr. Brown’s continuous employment through the vesting date. In approving Mr. Brown’s agreement and the awards, the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

In connection with the annual 2012 Company equity grant to Mr. Brown in his role as Senior Vice President of Network, Publisher and Data Technologies, on January 24, 2012 the Committee approved an award to Mr. Brown of (i) a stock option with an aggregate grant date value of $67,521 (10,108 stock options) and with one-third vesting on February 15, 2013 and the remainder thereafter vesting in equal monthly installments for the remaining twenty-four months; and (ii) RSUs with a grant date value of $183,725 (9,783 RSUs) with one-third vesting on February 15, 2013 and the remaining two-thirds vesting in two equal installments on February 15, 2014 and February 15, 2015, each granted on February 15, 2012. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The per share exercise price for the options is the closing price of our common stock on the date of grant.

Employment Agreement with Ms. Jacobs

On June 11, 2010, the Company entered into an employment agreement (the “Jacobs Agreement”) with Ms. Jacobs in connection with her promotion to Executive Vice President, General Counsel and Corporate Secretary effective May 10, 2010 to set forth the key terms of her continued employment with us in her new role. Ms. Jacobs’ employment term is from May 10, 2010 to April 30, 2014, and then continues on a month-to-month basis until either party provides the other party with 30 days’ written notice of termination. The initial term for Ms. Jacobs was set at four years to reflect our standard practice. Pursuant to the terms of the Jacobs Agreement, effective May 10, 2010, Ms. Jacobs’ base salary was increased from $335,000 to $450,000 and her annual target bonus opportunity was increased from 50% to 75% of base salary.

In connection with entering into the Jacobs Agreement, on June 30, 2010, the Compensation Committee approved an equity award for Ms. Jacobs valued at $2,500,000, 60% in RSUs and 40% in a stock option (73,855 RSUs and a stock option for 164,122 shares), effective July 1, 2010. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The RSUs vest 50% on May 10, 2012 and the remaining 50% vests in two equal installments on each of May 10, 2013 and May 10, 2014. The per share exercise price for the option is the closing price of our common stock on the date of grant. The shares subject to the option vest over a four-year period with 25% having vested on May 10, 2011 and thereafter in equal monthly installments for the remaining 36 months. In approving Ms. Jacobs’ agreement and the related equity awards, the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

On March 30, 2011, the Compensation Committee approved a first amendment to Ms. Jacobs’ employment agreement. Effective as of April 1, 2011, Ms. Jacobs’ base salary was increased from $450,000 to $500,000 and her annual target bonus opportunity was increased from 75% to 100% of base salary. On December 5, 2011, the Compensation Committee approved a second amendment to Ms. Jacobs’ employment agreement. Effective as of December 1, 2011, Ms. Jacobs’ annual base salary was increased from $500,000 to $600,000 in connection with her expanded role as head of the Corporate Development and Corporate Services Departments. On December 12, 2012, the Compensation Committee approved a third amendment to Ms. Jacobs’ employment agreement. The amendment provided for a minor modification intended to ensure documentary compliance under section 409A of the Internal Revenue Code.

Ms. Jacobs’ employment agreement also provides that she had twenty-four (24) months from the employment agreement effective date to elect to relocate to New York. Her relocation benefits would be in accordance with the relocation program for senior executives then in effect.

In connection with the annual 2012 Company equity grant, on January 24, 2012, the Committee approved an award of (i) a stock option with an aggregate grant date value of $300,000 (38,510 stock options) and with 25% vesting on February 15, 2013 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months; and (ii) RSUs with a grant date value of $200,000 (10,649 RSUs) with 50% vesting on February 15, 2014 and the remaining 50% vesting in two equal installments on February 15, 2015 and February 15, 2016, each granted on February 15, 2012. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The per share exercise price for the options is the closing price of our common stock on the date of grant.

Employment Agreement with Mr. Reid-Dodick

On December 1, 2011, we entered into an employment agreement with Mr. Reid-Dodick (the “Reid-Dodick Agreement”) to set forth the key terms of his employment as Executive Vice President and Chief People Officer. Mr. Reid-Dodick’s employment term is from December 5, 2012 to December 4, 2015, and then continues on a month-to-month basis until either party provides the other party with 30 days’ written notice of termination. The initial term was set at four years to reflect our standard practice. Mr. Reid-Dodick’s base salary was set at $500,000 and his annual target bonus opportunity was set at 100% of base salary. In order to compensate Mr. Reid-Dodick for certain benefits and payments that he forfeited when he ceased employment with his previous employer, the Compensation Committee approved a cash sign-on payment equal to $120,000. If Mr. Reid-Dodick voluntarily terminated his employment during the first twelve months of his employment, Mr. Reid-Dodick would have been required to repay the full amount of the sign-on bonus.

On December 5, 2011, the Compensation Committee approved the material terms of the proposed compensation, the terms of the Reid-Dodick Agreement and an equity award for Mr. Reid-Dodick reflecting a value of $1,200,000 (34,985 RSUs and 122,033 stock options) effective December 15, 2011. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The RSUs vest 50% on December 15, 2013 and the remaining 50% vests in two equal installments on each of December 15, 2014 and December 15, 2015. The per share exercise price for the option is the closing price of our common stock on the date of grant. The shares subject to the option vest over a four-year period with 25% having vested on December 15, 2012 and thereafter in equal monthly installments for the remaining 36 months. In approving Mr. Reid-Dodick’s agreement and the related awards, the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

On July 17, 2012 we entered into an amendment to the Reid-Dodick Agreement. Pursuant to this amendment, the provision in the Reid-Dodick Agreement that provided for pro rata vesting of certain equity awards upon a termination without cause or resignation for good reason was replaced with the Company’s standard provision providing for forfeiture of any unvested equity upon a termination of employment.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The market or payout value of shares, units or other rights was calculated using the NYSE closing price of $29.61 per share of our common stock on December 31, 2012.

	Option Awards							Stock Awards
Name (a)	Date of Option Grant		Number of Securities Underlying Options (#) Exercisable (43) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (43) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(43) (d)	Option Exercise Price ($)(44) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(45) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) Units or other rights that have not vested (45) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Tim Armstrong	12/9/2009	(1)	542,314	—	—	$10.31	4/15/2019	—		—		—		—
	12/31/2009	(2)	1,841,339	—	—	$20.16	12/30/2019	—		—		—		—
	1/4/2010	(3)	805,222	—	—	$20.70	1/3/2020	—		—		—		—
	6/15/2012	(4)	—	246,304	—	$22.50	6/14/2022	—		—		—		—
	6/15/2012	(5)	—	—	430,231	$22.50	6/14/2022	—		—		—		—
	6/15/2012		—	—	—	—	—	—		—		76,952	(6)	$2,278,549
	6/15/2012		—	—	—	—	—	—		—		19,238	(7)	$569,637

Arthur Minson	12/31/2009	(8)	80,850	103,979	—	$20.16	12/30/2019	—		—		—		—
	12/31/2009		—	—	—	—	—	18,000	(9)	$532,980		—		—
	1/29/2010	(10)	22,368	7,472	—	$20.76	1/28/2020	—		—		—		—
	1/29/2010		—	—	—	—	—	1,292	(11)	$38,256		—		—
	2/15/2011	(12)	7,936	9,391	—	$18.84	2/14/2021	—		—		—		—
	2/15/2011		—	—	—	—	—	4,080	(13)	$120,809		—		—
	12/15/2011	(14)	73,421	220,266	—	$11.88	12/14/2021	—		—		—		—
	2/15/2012	(15)	—	44,485	—	$16.26	2/14/2022	—		—		—		—
	2/15/2012		—	—	—	—	—	10,649	(16)	$315,317		—		—
	9/14/2012	(17)	—	165,972	—	$29.36	9/13/2022	—		—		—		—
	9/14/2012		—	—	—	—	—	—		—		98,298	(18)	$2,910,604
	9/14/2012		—	—	—	—	—	49,149	(19)	$1,455,302		—		—

Karen Dykstra	1/29/2010	(20)	12,048	—	—	$20.76	1/28/2020	—		—		—		—
	6/26/2012		—	—	—	—	—	6,434	(21)	$190,511		—		—
	9/14/2012		—	—	—	—	—	2,584	(22)	$76,512		—		—
	10/1/2012	(23)	—	55,689	—	$30.63	9/30/2022	—		—		—		—
	10/1/2012		—	—	—	—	—	—		—		32,974	(24)	$976,360
	10/1/2012		—	—	—	—	—	16,487		$488,180	(25)	—		—

Curtis Brown	12/15/2010	(26)	7,670	7,693	—	$21.89	12/14/2020	—		—		—		—
	12/15/2010		—	—	—	—	—	1,750	(27)	$51,818		—		—
	2/15/2012	(28)	—	11,675	—	$16.26	2/14/2022	—		—		—		—
	2/15/2012		—	—	—	—	—	9,783	(29)	$289,674		—		—
	6/15/2012	(30)	—	49,260	—	$22.50	6/14/2022	—		—		—		—
	6/15/2012		—	—	—	—	—	—		—		30,780	(31)	$911,396
	6/15/2012		—	—	—	—	—	15,390	(32)	$455,698		—		—

Julie Jacobs	12/31/2009	(33)	799	1,929	—	$20.16	12/30/2019	—		—		—		—
	12/31/2009		—	—	—	—	—	2,500	(34)	$74,025		—		—
	7/1/2010	(35)	19,746	67,151	—	$17.59	6/30/2020	—		—		—		—
	7/1/2010		—	—	—	—	—	36,928	(36)	$1,093,438		—		—
	2/15/2011	(37)	1,442	9,338	—	$18.84	2/14/2021	—		—		—		—
	2/15/2011		—	—	—	—	—	4,080	(38)	$120,809		—		—
	2/15/2012	(39)	—	44,485	—	$16.26	2/14/2022	—		—		—		—
	2/15/2012		—	—	—	—	—	10,649	(40)	$315,317		—		—

John Reid-Dodick	12/15/2011	(41)	35,241	105,728	—	$11.88	12/14/2021	—		—		—		—
	12/15/2011	(42)	—	—	—	—	—	34,985		$1,035,906		—		—

(1)	On April 15, 2009, pursuant to his employment agreement, Time Warner awarded Mr. Armstrong Time Warner stock options and RSUs. In connection with the conversion of Mr. Armstrong’s Time Warner former equity awards, these stock options and RSUs converted to AOL Inc. stock options and RSUs on December 9, 2009 under the same terms and conditions (including vesting) as the applicable Time Warner stock options and RSUs. The unvested stock options vested in two equal installments on January 15, 2010 and April 15, 2010. The RSUs vested in full on April 15, 2010.
(2)	The stock options granted to Mr. Armstrong on December 31, 2009 vested over a three-year period, with one-third having vested on each of December 9, 2010 December 9, 2011 and, December 9, 2012.
(3)	The stock options granted to Mr. Armstrong on January 4, 2010 vested over a two-year period in eight equal quarterly installments.
(4)	The stock options granted to Mr. Armstrong on June 15, 2012 vest over a four-year period, with 25% vesting on June 15, 2013, and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(5)	The stock options granted to Mr. Armstrong on June 15, 2012 vest as follows: 50% vest on June 15, 2013 if the closing price of the Company’s common stock during any 20 consecutive trading day period during the first year exceeds $32.52; and 50% vest on June 15, 2014 if the closing price of the Company’s common stock on the New York Stock Exchange during any 20 consecutive trading day period during the second year exceeds $30.50.
(6)	The TSR PSUs granted to Mr. Armstrong on June 15, 2012 vest as follows: vesting is based on the relative Total Shareholder Return of the Company as compared to the Total Shareholder Return of each of the companies in the Company’s peer group over the period beginning January 1, 2012 and ending December 31, 2014. Vesting occurs upon Compensation Committee certification that performance criteria have been met. Actual performance rights earned under the TSR PSUs could be anywhere from 0 to 200% of the number of performance rights granted.
(7)	The Rev PSUs granted to Mr. Armstrong on June 15, 2012 vest as follows: vesting is based on achievement of revenue goals that align with the Company’s revenue goals over the period beginning January 1, 2012 and ending December 31, 2014. Vesting occurs upon Committee certification that performance criteria have been met. Actual performance rights earned under the Rev PSUs could be anywhere from 0 to 200% of the number of performance rights granted.
(8)	The stock options granted to Mr. Minson on December 31, 2009 vest over a four-year period with 25% having vested on December 31, 2010 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(9)	The RSUs granted to Mr. Minson on December 31, 2009 vest as follows: RSUs will vest over a four-year period with 50% having vested on December 31, 2011, 25% having vested on December 31, 2012 and the remaining 25% vesting on December 31, 2013.
(10)	The stock options granted to Mr. Minson on January 29, 2010 vest over a four-year period with 25% having vested on December 31, 2010 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(11)	The RSUs granted to Mr. Minson on January 29, 2010 vest as follows: RSUs vest over a four-year period with 50% having vested on December 31, 2011, 25% having vested on December 31, 2012 and the remaining 25% vesting on December 31, 2013.
(12)	The stock options granted to Mr. Minson on February 15, 2011 vest over a four-year period with 25% vesting on February 4, 2012 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(13)	The RSUs granted to Mr. Minson on February 15, 2011 vest as follows: RSUs vest over a four-year period with 50% vesting on February 4, 2013 and the remaining 50% vesting in two equal installments on February 4, 2014 and February 4, 2015, respectively.
(14)	The stock options granted to Mr. Minson on December 15, 2011 vest over a four-year period with 25% having vested on December 15, 2012, and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(15)	The stock options granted to Mr. Minson on February 15, 2012 vest over a four-year period with 25% vesting on February 15, 2013 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(16)	The RSUs granted to Mr. Minson on February 15, 2012 vest as follows: RSUs vest over a four-year period with 50% vesting on February 15, 2014 and the remaining 50% vesting in two equal installments on February 15, 2015 and February 4, 2016, respectively.
(17)	The stock options granted to Mr. Minson on September 14, 2012 vest over a four-year period with 25% vesting on September 14, 2013 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(18)	The TSR PSUs granted to Mr. Minson on September 14, 2012 vest as follows: TSR PSUs vesting is based on the relative Shareholder Return of the Company as compared to the Total Shareholder Return of each of the companies in the Company’s peer group over the period beginning January 1, 2012 and ending December 31,2014. Vesting occurs upon Compensation Committee certification that performance criteria have been met. Actual performance rights earned under the TSR PSUs could be anywhere from 0 to 200% of the number of performance rights granted.
(19)	The RSUs granted to Mr. Minson on September 14, 2012 vest as follows: RSUs vest over a four-year period with 50% vesting on September 14, 2014 and the remaining 50% vesting in two equal installments on September 14, 2015 and September 14, 2016, respectively.
(20)	The stock options were granted to Ms. Dykstra on January 29, 2010 in connection with her role as a director of the Company. The options vested on January 29, 2011.
(21)	The RSUs were granted to Ms. Dykstra on June 26, 2012 in her role as a director. They vest on the earlier of (i) June 26, 2013 or (ii) the day before the 2013 AOL Inc. annual meeting of stockholders. Ms. Dykstra has elected to defer the settlement of the RSUs until after her separation of service pursuant to the AOL Inc. 2011 Directors’ Deferred Compensation Plan.
(22)	The RSUs were granted to Ms. Dykstra on September 14, 2012 in her role as a director. They vest on September 14, 2013. Ms. Dykstra has elected to defer the settlement of the RSUs until after her separation of service pursuant to the AOL Inc. 2011 Directors’ Deferred Compensation Plan.
(23)	The stock options granted to Ms. Dykstra on October 1, 2012 vest over a four-year period with 25% vesting on October 1, 2013 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(24)	The TSR PSUs granted to Ms. Dykstra on October 1, 2012 vest as follows: vesting is based on the relative Total Shareholder Return of the Company as compared to the Total Shareholder Return of each of the companies in the Company’s peer group over the period beginning January 1, 2012 and ending December 31, 2014. Vesting occurs upon Compensation Committee certification that performance criteria have been met. Actual performance rights earned under the TSR PSUs could be anywhere from 0 to 200% of the number of performance rights granted.
(25)	The RSUs granted to Ms. Dykstra on October 1, 2012 vest as follows: RSUs vest over a four-year period with 50% vesting on October 1, 2014 and the remaining 50% vesting in two equal installments on October 1, 2015 and October 1, 2016, respectively.
(26)	The stock options granted to Mr. Brown on December 15, 2010 vest over a four-year period with 25% having vested on December 15, 2011 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.

(27)	The RSUs granted to Mr. Brown on December 15, 2010 vest as follows: RSUs vest over a four-year period with 50% having vested on December 15, 2012 and the remaining 50% vesting in two equal installments on December 15, 2013 and December 15, 2014, respectively.
(28)	The stock options granted to Mr. Brown on February 15, 2012 vest over a three-year period with one-third vesting on February 15, 2013 with the remainder thereafter vesting in equal monthly installments for the remaining 24 months.
(29)	The RSUs granted to Mr. Brown on February 15, 2012 vest as follows: RSUs vest over a three-year period such that one-third will vest on February 15, 2013 and the remaining two-thirds will vest on February 15, 2014 and February 15, 2015, respectively.
(30)	The stock options granted to Mr. Brown on June 15, 2012 vest over a four-year period with 25% vesting on June 15, 2013 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(31)	The TSR PSUs granted to Mr. Brown on June 15, 2012 vest as follows: TSR PSUs vesting is based on the relative Total Shareholder Return of the Company as compared to the Total Shareholder Return of each of the companies in the Company’s peer group over the period beginning January 1, 2012 and ending December 31, 2014. Vesting occurs upon Committee certification that performance criteria have been met. Actual performance rights earned under the TSR PSUs could be anywhere from 0 to 200% of the number of performance rights granted.
(32)	The RSUs granted to Mr. Brown on June 15, 2012 vest as follows: RSUs vest over a four-year period with 50% vesting on June 15, 2014 and the remaining 50% vesting in two equal installments on June 15, 2015 and December 15, 2016, respectively.
(33)	The stock options granted to Ms. Jacobs on December 31, 2009 vest over a four-year period with 25% having vested on December 31, 2010 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(34)	The RSUs granted to Ms. Jacobs on December 31, 2009 vest as follows: RSUs vest over a four-year period with 50% having vested on December 31, 2011, 25% having vested on December 31, 2012 and the remaining 25% vesting on December 31, 2013.
(35)	The stock options granted to Ms. Jacobs on July 1, 2010 vest over a four-year period with 25% having vested on May 10, 2011 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(36)	The RSUs granted to Ms. Jacobs on July 1, 2010 vest as follows: RSUs vest over a four-year period with 50% having vested on May 10, 2012 and the remaining 50% vesting in two equal installments on May 10, 2013 and May 10, 2014, respectively.
(37)	The stock options granted to Ms. Jacobs on February 15, 2011 vest over a four-year period with 25% having vested on February 4, 2012 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(38)	The RSUs granted to Ms. Jacobs on February 15, 2011 vest as follows: RSUs vest over a four-year period with 50% having vested on February 4, 2013 and the remaining 50% vesting in two equal installments on February 4, 2014 and February 4, 2015, respectively.
(39)	The stock options granted to Ms. Jacobs on February 15, 2012 vest over a four-year period with 25% vesting on February 15, 2013 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(40)	The RSUs granted to Ms. Jacobs on February 15, 2012 vest as follows: RSUs vest over a four-year period with 50% vesting on February 15, 2014 and the remaining 50% vesting in two equal installments on February 15, 2015 and February 15, 2016, respectively.
(41)	The stock options granted to Mr. Reid-Dodick on December 15, 2011 vest over a four-year period with 25% vesting on December 15, 2012 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(42)	The RSUs granted to Mr. Reid-Dodick on December 15, 2011 vest as follows: RSUs vest over a four-year period with 50% vesting on December 15, 2013 and the remaining 50% vesting in two equal installments on December 15, 2014 and December 15, 2015, respectively.
(43)	The amount of stock options reflect an equitable adjustment to the number of stock options outstanding on December 3, 2012 in connection with a special cash dividend paid to the Company’s stockholders on December 14, 2012.
(44)	The exercise price of options awarded under the AOL Inc. 2010 Stock Incentive Plan is the closing price of our common stock on the date of grant, equitably adjusted to reflect the reduction in stock option exercise price in connection with a special cash dividend paid to the Company’s stockholders on December 14, 2012.
(45)	In connection with a special cash dividend paid to the Company’s stockholders on December 14, 2012, each PSU and RSU, other than director deferred RSUs, outstanding on December 3, 2012 was credited a dividend equivalent that becomes payable at the time that the original PSU or RSU vests. Director deferred RSUs awarded to Ms. Dykstra in her role as a director of the Company were equitably adjusted and she was credited with additional deferred RSUs in accordance with the terms of the AOL Inc. 2011 Directors’ Deferred Compensation Plan.

OPTION EXERCISES AND STOCK VESTED DURING 2012

The following table sets forth information concerning option exercises and RSUs that vested during fiscal 2012 by or for the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting($)
Tim Armstrong	—	—	104,559		$1,569,431
Arthur Minson	207,758	$2,958,678	19,291		$571,207
Karen Dykstra	—	—	8,891	(1)	$244,325
Curtis Brown	—	—	1,750		$53,323
Julie Jacobs	98,828	$1,314,227	39,427		$1,044,467
John Reid-Dodick	—	—	—		—

(1)	Includes additional RSUs granted for deferred RSUs outstanding on December 14, 2012 as an equitable adjustment in connection with the special dividend paid to stockholders on such date.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2012

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Karen Dykstra	$209,013	—	$54,250	—	$263,263

(1)	Reflects the value (based on the per share closing price of our common stock on May 25, 2012 ($27.48)) of 7,606 RSUs awarded to Ms. Dykstra in 2011 for her service as a director of the Company and that vested on May 25, 2012. Ms. Dykstra elected to defer the receipt of these RSUs pursuant to the terms of the Directors’ Deferred Compensation Plan. For information regarding Ms. Dykstra’s deferred RSUs and the Directors’ Deferred Compensation Plan, see “Non-Employee Director Compensation” beginning on page 83 of this Proxy Statement. Ms. Dykstra resigned from our Board immediately after assuming the role of Executive Vice President and CFO on September 19, 2012.
(2)	Aggregate earnings with respect to Ms. Dykstra’s deferred and vested RSUs include changes in the market value of the shares of common stock underlying all deferred and vested RSUs that are credited to Ms. Dykstra, and the value of any dividend equivalents earned in 2012 on those deferred and vested RSUs. These amounts are not included in the Summary Compensation Table because plan earnings were not preferential nor above market.
(3)	Reflects the value of Ms. Dykstra’s vested account balance in the Directors’ Deferred Compensation Plan as of December 31, 2012 based on the per share closing price of our common stock on December 31, 2012 ($29.61).

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN

CONTROL FOR 2012

The following summaries and tables describe and quantify the estimated dollar value of potential additional payments and other benefits that would be provided to our NEOs (or, in the case of death, to their respective estates or beneficiaries) under the executives’ respective employment agreements and equity agreements and our compensation plans following a termination of their employment or the Company’s change in control, in each case assumed to have occurred on December 31, 2012.

Under the terms of our 2010 Stock Incentive Plan, a “change in control” will generally be triggered upon:

•	The acquisition by a person or entity of 30% or more of the combined voting power of the Company’s then outstanding securities;

•	A change in the composition of the majority of the Board without the approval of the existing Board;

•

A transaction such as a merger, reorganization, recapitalization or consolidation unless following such transaction the persons who beneficially owned the Company’s voting securities immediately prior to the transaction beneficially own more than 60% of the voting securities of the corporation resulting from the transaction in substantially the same proportions; or

•	The sale of all or substantially all of the Company’s assets.

Amounts actually received should any of the above described triggering events actually occur will vary based on factors such as timing during the year of any such event, the Company’s stock price, and any changes to our benefit arrangements and policies. The actual amount to be paid can only be determined at the time of an actual termination of employment.

The calculations exclude payments and benefits to the extent they do not discriminate in scope, terms or operation in favor of our NEOs and are available generally to all of our salaried employees, including any accrued vacation pay and medical and other group insurance coverage following disability. Ms. Dykstra is also entitled to receive her vested account balance under the Directors’ Deferred Compensation Plan. For a description of the plan and her account balance as of December 31, 2012, please see “Non-Qualified Deferred Compensation for 2012” table on page 69 and “Non-Employee Director Compensation” on page 83 of this Proxy Statement.

Certain payments following a termination of employment without cause or for good reason will be delayed for six months following separation from service if required under Section 409A of the Internal Revenue Code. In addition, receipt of the payments and benefits upon a termination without cause or for good reason is conditioned on the executive’s execution of our standard separation agreement that includes a release of claims against us. If the executive does not execute a separation agreement, he or she would not be entitled to severance benefits upon a termination without cause or for good reason as further described below.

TERMINATION WITHOUT CAUSE/FOR GOOD REASON

OR CHANGE IN CONTROL AND TERMINATION WITHOUT CAUSE/FOR GOOD REASON

Named Executive Officer	Cash Severance(1)	Group Benefits Continuation(2)	Equity Awards: Stock Options, PSUs and RSUs(3)	Other Benefits(4)	Total(5)
Tim Armstrong
Termination without Cause/for Good Reason	$4,000,000	$32,167	—	—	$4,032,167
Change in Control and Termination without Cause/for Good Reason	$4,000,000	$32,167	$5,955,541	—	$9,987,708

Arthur Minson
Termination without Cause/for Good Reason	$3,400,000	$24,162	$5,127,581	—	$8,551,743
Change in Control and Termination without Cause/for Good Reason	$3,400,000	$24,162	$11,998,381	—	$15,422,543

Karen Dykstra
Termination without Cause/for Good Reason	$1,248,907	$20,526	—	—	$1,269,433
Change in Control and Termination without Cause/for Good Reason	$1,248,907	$20,526	$2,032,730	—	$3,302,163

Curtis Brown
Termination without Cause/for Good Reason	$1,137,918	$32,167	—	$15,000	$1,185,085
Change in Control and Termination without Cause/for Good Reason	$1,137,918	$32,167	$2,571,246	$15,000	$3,756,331

Julie Jacobs
Termination without Cause/for Good Reason	$1,500,000	$32,167	$413,853	—	$1,946,020
Change in Control and Termination without Cause/for Good Reason	$1,500,000	$32,167	$3,402,865	—	$4,935,032

John Reid-Dodick
Termination without Cause/for Good Reason	$1,250,000	$32,167	—	$15,000	$1,297,167
Change in Control and Termination without Cause/for Good Reason	$1,250,000	$32,167	$3,090,636	$15,000	$4,387,803

(1)	The NEOs’ employment agreements each provide for cash severance equal to the sum of (i) either 24 months of base salary (for Mr. Armstrong and Mr. Minson) or 18 months of base salary (for all other executives), (ii) if termination of employment occurs between January 1 and March 15, the prior year’s annual cash bonus (if not previously paid, and only to the extent it would have been payable to the executive and to other eligible employees), which amounts are not included in the above chart given a hypothetical termination date of December 31, and (iii) an annual bonus for the current year, prorated through the executive’s termination date. For each of Messrs. Armstrong, Minson and Reid-Dodick and Ms. Jacobs, the current year’s bonus is assumed to be the full amount of the executive’s target annual bonus based on a hypothetical termination of employment on December 31, 2012 and, in accordance with our annual bonus plan, is based on the executive’s base salary as of December 31, 2012; for Ms. Dykstra, the current year’s bonus is assumed to be her target bonus based on her base salary as of December 31, 2012, but (in accordance with our annual bonus plan) the amount has been prorated to reflect that she commenced employment with us on September 19, 2012; for Mr. Brown, the current year’s bonus is based on a full year of eligible service, but (in accordance with our annual bonus plan) the amount has been prorated to reflect the change in his base salary and bonus target level resulting from his promotion to CTO on May 9, 2012.
(2)	Reflects the COBRA cost of medical, dental and vision benefit coverage for 18 months, based on the executive’s elected level of coverage for plan year 2013 and the rate applicable to such coverage effective as of January 1, 2013.
(3)

Pursuant to the terms of Mr. Armstrong’s employment agreement, the stock options granted to Mr. Armstrong in April 2009 and December 2009 will, to the extent then held by Mr. Armstrong, remain exercisable for 24 months following termination of employment (but in no event beyond the stock option’s expiration date). Mr. Armstrong’s employment agreement further provides that the stock options granted to Mr. Armstrong in January 2010 will, to the extent then held by Mr. Armstrong, remain exercisable for five years following termination of employment (but in no event beyond the stock option’s expiration date). All such stock options were already vested by their terms prior to December 31, 2012 and their value is not included in the table above.
The values set forth in the table above are based on (i) a hypothetical termination of employment without Cause or resignation for Good Reason (and the occurrence of a Change in Control, if applicable) on December 31, 2012, (ii) the excess (if any) of the closing sale price of our common stock on December 31, 2012 ($29.61 per share) over the exercise price with respect to stock options and performance–based options, and (iii) the closing sale price of our common stock on December 31, 2012 ($29.61 per share) with respect to RSUs and PSUs. For each RSU or PSU held by an executive as of December 5, 2012 that would vest based on a hypothetical termination of employment as of December 31, 2012, a dividend equivalent in the amount of $5.15 per RSU or PSU (as applicable) is included in the values specified above.
Except as provided below, all unvested time–based options, performance–based options, RSUs and PSUs (and any related dividend equivalents) will be immediately forfeited upon termination of a NEO’s employment without Cause or his or her resignation for Good Reason. Our equity awards do not provide for any accelerated vesting based solely on the occurrence of a Change in Control.
Time–Based Options and RSUs. Mr. Minson’s employment agreement provides that, in the event his employment is terminated without Cause or he resigns for Good Reason, any unvested stock option awards granted to him on or prior to September 10, 2012 will continue to vest for 24 months following termination, and any outstanding RSUs granted to him on or prior to September 10, 2012 whose forfeiture restrictions were scheduled to lapse during the 24 month period following his termination will immediately become vested on his termination date. In the event of Ms. Jacobs’ termination without Cause or resignation for Good Reason, Ms. Jacobs’ employment agreement and the award agreements governing her RSUs granted to her in December 2009 and July 2010 provide for accelerated vesting of a pro rata portion of such RSUs that were scheduled to vest on the next vesting date (and on any vesting date occurring during any severance period). In the event of a Change in Control, all unvested and outstanding time–based stock options and RSUs, including any related dividend equivalents, then held by our NEOs will fully vest upon the earlier of 12 months following the Change in Control or the executive’s termination without Cause or for Good Reason. With respect to Ms. Dykstra, the value set forth above includes the value of deferred RSUs (including any related dividend equivalents) awarded to her for service as a director of the Company and that remain unvested as of December 31, 2012. For information regarding Ms. Dykstra’s deferred RSUs, see “2012 Summary Compensation Table,” “Non-Qualified Deferred Compensation for 2012” table and “Non-Employee Director Compensation.”
Performance–Based Options. If, within 12 months following a Change in Control, Mr. Armstrong’s employment is terminated without Cause, for Good Reason, or due to death or disability, Mr. Armstrong’s performance–based options would vest to the extent the applicable performance goals were achieved at or prior to the Change in Control, as follows: 50% of Mr. Armstrong’s performance–based option award would vest if, during the portion of the performance period preceding the change of control, the volume weighted average for a share of our stock equaled or exceeded $ 32.52 for 20 consecutive trading days (the “First Threshold”); the remaining 50% of the performance–based option award would vest if, during the portion of the performance period preceding the change of control, the volume weighted average for a share of our stock equaled or exceeded $35.23 (or $30.50, as equitably adjusted for periods beginning December 3, 2012 to reflect the special cash dividend declared in December 2012) for 20 consecutive trading days (the “Second Threshold”). If these stock achievement goals have not been satisfied prior to the Change in Control, then the applicable per share price threshold will be determined based on the total consideration of the Change in Control (assumed to be the closing price per share on December 31, 2012 for purposes of the above calculations), without reference to the prior 20 consecutive trading days. Applying these terms, the First Threshold was met on September 20, 2012 (prior to the special cash dividend distribution), but the Second Threshold has not been met as of December 31, 2012, and the closing price per share on December 31, 2012 ($29.61) did not exceed $30.50. Accordingly, the above chart reflects the value attributed to the accelerated vesting of 50% of Mr. Armstrong’s performance–based option award.
PSUs. If, within 12 months following a Change in Control, a PSU holder’s employment is terminated without Cause, for Good Reason, or due to death or disability, any then outstanding and unvested PSUs, including any related dividend equivalents, will vest based on the actual performance level achieved with respect to the applicable performance criteria, as follows:
TSR PSUs. Under the award agreements governing the TSR PSUs, the number of TSR PSUs that becomes vested is determined based on the percentile ranking of AOL’s Total Shareholder Return as compared to the Total Shareholder Return of the companies in the Morgan Stanley High Technology Index (determined to be a 100% percentile ranking as of December 31, 2012, based on a hypothetical termination of employment on December 31, 2012). At a relative percentile ranking of 100%, the award agreements governing the TSR PSUs provide that TSR PSU holders would be eligible to vest in 200% of their TSR PSU target, including any related dividend equivalents.
Rev PSUs. Under the award agreements governing the Rev PSUs, the number of Rev PSUs that becomes vested is determined based on our level of achievement of (i) cumulative advertising revenues (net of traffic acquisition costs) for the portion of the performance period preceding termination of employment and (ii) our cumulative total revenues for the completed quarters of the fiscal year in which termination occurs, ending immediately preceding termination of employment, as compared to our cumulative total revenues for the same fiscal quarters in 2011. In comparing results for 2012 with 2011, we did not meet the revenue goals required for accelerated vesting of the Rev PSUs based on a hypothetical termination of employment on December 31, 2012. Accordingly, the chart above does not include any value attributed to accelerated vesting of Rev PSUs.
(4)	Reflects the cost of 18 months of outplacement services provided by a firm chosen by AOL. Mr. Brown’s employment agreement provides that outplacement services may alternatively be provided by a firm selected by Mr. Brown for up to 12 months at cost to us of up to $25,000.
(5)	Amounts payable to our NEOs (other than Ms. Jacobs and Mr. Reid-Dodick) following a change in control that would constitute “parachute payments,” as defined under Section 280G or 4999 of the Internal Revenue Code, may be reduced to the extent necessary to avoid adverse tax consequences or excise taxes if a reduction would result in a greater after-tax benefit to the executive. AOL does not provide any gross-up payments for any adverse tax consequences.

TERMINATION OF EMPLOYMENT DUE TO DISABILITY OR DEATH

Named Executive Officer	Base Salary(1)	Pro Rata Target Annual Bonus(2)	Equity Awards: Stock Options, PSUs and RSUs(3)	Total
Tim Armstrong
Death or Disability	—	$2,000,000	$4,172,318	$6,172,318
Change in Control and Death/Disability	—	$2,000,000	$5,955,541	$7,955,541

Arthur Minson
Death or Disability	—	$1,700,000	$9,720,489	$11,420,489
Change in Control and Death/Disability	—	$1,700,000	$11,998,381	$13,698,381

Karen Dykstra
Death or Disability	—	$198,907	$1,268,636	$1,467,543
Change in Control and Death/Disability	—	$198,907	$2,032,730	$2,231,637

Curtis Brown
Death or Disability	—	$387,918	$1,719,317	$2,107,235
Change in Control and Death/Disability	—	$387,918	$2,571,246	$2,959,164

Julie Jacobs
Death or Disability	—	$600,000	$3,402,865	$4,002,865
Change in Control and Death/Disability	—	$600,000	$3,402,865	$4,002,865

John Reid-Dodick
Death or Disability	$750,000	$500,000	$3,090,636	$4,340,636
Change in Control and Death/Disability	$750,000	$500,000	$3,090,636	$4,340,636

(1)	Mr. Reid-Dodick’s employment agreement provides that he is entitled to a cash lump sum payment equal to 18 months of base salary in the event of his termination due to death or disability.
(2)	Our NEOs’ employment agreements each provide for payment of the executive’s target annual bonus, prorated through the executive’s termination date. As set forth above, each executive’s target bonus (other than Ms. Dykstra) is not prorated as the hypothetical termination date is December 31, 2012 for purposes of this proxy. For Ms. Dykstra, the value set forth above is prorated since her employment commenced September 19, 2012. For Mr. Brown, the value set forth above reflects the change in his base salary and bonus target level in connection with his promotion to Chief Technology Officer on May 9, 2012.
(3)	The values set forth in the table above are based on (i) a hypothetical termination of employment due to a NEO’s death or disability on December 31, 2012, (ii) the excess (if any) of the closing sale price of our common stock on December 31, 2012 ($29.61 per share) over the exercise price with respect to time-based stock options and performance-based options, and (iii) the closing sale price of our common stock on December 31, 2012 ($29.61 per share) with respect to RSUs and PSUs. For each RSU or PSU held by an executive as of December 5, 2012 that would vest based on a hypothetical termination of employment as of December 31, 2012, a dividend equivalent in the amount of $5.15 per RSU or PSU (as applicable) is included in the values specified above.

Time–Based Options and RSUs. Pursuant to the terms of the applicable award agreements, all outstanding and unvested stock options and RSUs, including any related dividend equivalents, will fully vest on the date of the executive’s termination due to death or disability.

Performance–Based Options. In the event of Mr. Armstrong’s termination due to death or disability, Mr. Armstrong’s performance–based options will vest to the extent the applicable performance goals were achieved as of the date of death or disability. Based upon performance as of December 31, 2012, the above chart reflects the value associated with the vesting of 50% of Mr. Armstrong’s performance–based option award. See footnote 3 to the preceding table estimating payments to our NEOs upon a termination without Cause or for Good Reason.

PSUs. In the event of termination due to death or disability, PSUs then held by the executives, including any related dividend equivalents, will vest pro-rata based on the number of completed months in the performance period and based on the actual performance level achieved through the executive’s termination date with respect to the applicable performance criteria. However, no proration will be applied in the event that termination due to death or disability occurs within one year following a change in control. Based upon performance as of December 31, 2012, the above chart reflects the value of an award of 200% of each NEO’s TSR PSU target and any related dividend equivalents (prorated, in the case where termination due to death or disability does not occur within one year following a change in control, to reflect the completion of one year of the three year performance period of the TSR PSUs as of the hypothetical termination date of December 31, 2012). None of the Rev PSUs were deemed to vest upon a termination as of December 31, 2012 based upon performance. See footnote 3 to the preceding table estimating payments to our NEOs upon a termination without Cause or for Good Reason for further explanation of the performance assumptions.

Mr. Armstrong

Termination of Employment for Cause or Resignation without Good Reason. In the event that Mr. Armstrong’s employment is terminated for “Cause” (generally defined as Mr. Armstrong’s (i) conviction of, or no contest or guilty plea to, a felony, (ii) failure or refusal to perform his lawful duties for us, if the failure or refusal remains uncured after 15 days’ notice to him, (iii) fraud, embezzlement, misappropriation or improper material destruction of our property, (iv) breach of any duty of loyalty to us, (v) violation of his confidentiality agreement or our Standards of Business Conduct, (vi) improper conduct substantially prejudicial to our business, (vii) failure to cooperate in any investigation involving AOL, (viii) indictment for a felony alleging fraud, embezzlement, misappropriation or destruction of our property, or alleging fraud, embezzlement or monetary theft with respect to another party), or he resigns without Good Reason (as defined below), Mr. Armstrong’s employment agreement provides he will receive his base salary and unused vacation through the effective date of termination, and will also retain any rights pursuant to any of our insurance and other benefit plans, but he will not be entitled to any bonus payments.

Termination of Employment without Cause or Resignation for Good Reason. In the event that AOL terminates Mr. Armstrong’s employment without Cause, or he resigns for Good Reason (generally defined as (i) Mr. Armstrong no longer reporting to the Board, (ii) relocation of Mr. Armstrong’s principal office more than 50 miles from its location as of the date of his employment agreement, without his written consent, (iii) a material diminution in Mr. Armstrong’s duties, responsibilities, authority or title, (iv) a material diminution of his base salary, or (iv) our requiring him to engage in unlawful conduct upon express direction of the Board, in each case where the notice and cure periods specified in his employment agreement are also met), Mr. Armstrong will be eligible to receive the following additional severance payments and benefits:

Cash Severance. Mr. Armstrong will receive an amount equal to 24 months of his base salary, payable in 48 installments.

Prior Year’s Annual Bonus. If the termination date occurs between January 1 and March 15, Mr. Armstrong will receive his annual cash bonus for the calendar year prior to his termination (if not previously paid), payable in a lump sum at the same rate that continuing employees receive their bonuses (but not to exceed 100% of Mr. Armstrong’s target bonus), provided that AOL pays bonuses to eligible employees for that prior calendar year and Mr. Armstrong would have otherwise been eligible for the bonus payment if he had remained employed through the bonus payout date.

Prorated Current Year’s Annual Bonus. Mr. Armstrong will receive a lump-sum cash payment equal to Mr. Armstrong’s annual bonus for the year of his termination, prorated through the termination date, payable if and when bonuses are paid to other employees.

Group Benefits Continuation. If Mr. Armstrong elects medical, dental and/or vision benefit coverage under COBRA, AOL will pay for his COBRA coverage for up to 18 months.

Equity Awards. Pursuant to the terms of Mr. Armstrong’s employment agreement, the stock options granted to Mr. Armstrong in April 2009 and December 2009 will, to the extent then held by Mr. Armstrong, remain exercisable for 24 months following termination of employment (but in no event beyond the stock option’s expiration date). Mr. Armstrong’s employment agreement further provides that the stock options granted to Mr. Armstrong in January 2010 will, to the extent then held by Mr. Armstrong, remain exercisable for five years following termination of employment (but in no event beyond the stock option’s expiration date). All such stock options were already vested by their terms prior to December 31, 2012.

Pursuant to the award agreements governing Mr. Armstrong’s other time-based stock options, his performance-based options and his PSUs, all such awards (including any dividend equivalents related to the PSUs) will, to the extent then unvested, be forfeited upon termination of employment.

Limitations on Payments and Benefits. Mr. Armstrong agrees to assist us in any litigation, investigation or other matter involving his tenure at AOL; not to encourage or assist any person in litigation against us; and not to make disparaging or untruthful remarks about us. If Mr. Armstrong breaches, to our detriment, any of these or certain other obligations under the employment agreement, or any of the restrictive covenants described below, or any obligations under his confidentiality agreement or separation agreement, AOL has the right to seek recovery of the cash severance and COBRA payment benefits (as described above) paid to Mr. Armstrong. To the extent that amounts payable to Mr. Armstrong would be subject to the excise tax imposed on excess parachute payments under Section 4999 of the Internal Revenue Code, Mr. Armstrong will be paid either (a) the amounts in full, or (b) a reduced amount such that none of the payments would be subject to the Section 4999 excise tax, whichever would result in a greater payment for Mr. Armstrong on an after-tax basis. In addition, certain payments following termination of Mr. Armstrong’s employment may need to be delayed for six months to address the requirements of Section 409A of the Internal Revenue Code.

Release of Claims. Receipt of the foregoing severance payments and benefits is conditioned on Mr. Armstrong’s timely delivery of an effective and irrevocable separation agreement, which will include a release of claims against us.

Change in Control. Mr. Armstrong’s employment agreement does not provide for any additional benefits as a result of a change in control. The award agreements governing the performance-based options and time-based options granted to Mr. Armstrong in June 2012 provide that if, within 12 months following a change in control, the executive’s employment is terminated without Cause, for Good Reason, or due to death or disability, the options will become vested upon termination of employment (but, in the case of the performance-based options, only to the extent that the performance goals applicable to such performance-based options have been achieved at or prior to the change in control). The award agreements governing Mr. Armstrong’s Rev PSUs and TSR PSUs provide that, in the event a change in control occurs and the PSU award is outstanding at the earlier of (a) the end of the applicable performance period or (b) termination of employment without Cause, for Good Reason, or due to death or disability, in each case where such termination of employment occurs within 12 months following a change in control, the PSUs (and any related dividend equivalents) will become vested based on the actual performance level achieved as of the date of termination of employment with respect to the applicable performance criteria set forth in the PSU award agreement for the completed portion of the performance period. With respect to the TSR PSUs, if following a change in control, the Company’s shares are no longer publicly traded, then Total Shareholder Return performance will be determined as of the date of the change in control using a per share price based upon the total consideration of the change in control. Mr. Armstrong’s other equity awards were all fully vested prior to December 31, 2012.

Death or Disability. If Mr. Armstrong dies or his employment is terminated due to his disability (as defined in our long-term disability plan and subject to Section 409A of the Internal Revenue Code), he will be eligible for the following payments and benefits, in addition to the payments and benefits described under “—Termination of Employment for Cause” above:

Prorated Bonus. Mr. Armstrong’s employment agreement provides that he will receive a lump sum cash payment equal to his annual bonus at the target level, prorated through his termination date.

Equity Awards. The award agreements governing the performance-based options and time-based options granted to Mr. Armstrong in June 2012 provide that, in the event the executive’s employment is terminated due to death or disability, any unvested portion of the options will become immediately vested (but, in the case of the performance-based options, only to the extent that the performance goals applicable to such award have been achieved as of the date of death or disability). The award agreements governing Mr. Armstrong’s PSUs provide that, in the event the executive’s employment is terminated due to death or disability (other than within 12 months following a change in control, as described above), any PSUs (and any related dividend equivalents) then held by the executive will vest pro-rata based on the number of completed months in the performance period and based on the actual performance level achieved with respect to the applicable performance criteria through the executive’s termination date. Mr. Armstrong’s other equity awards were all fully vested prior to December 31, 2012.

Restrictive Covenants. Mr. Armstrong’s confidentiality agreement provides that he is subject to restrictive covenants that obligate him not to disclose any of our confidential information at any time, and for 12 months after termination not to solicit any AOL employee, customer or prospective customer with whom the executive shared confidential information during his last year of employment. Mr. Armstrong’s employment agreement also provides that, during his employment with us and for 12 months following termination of his employment, Mr. Armstrong is not permitted to compete with us by owning (other than as a less than 1% stockholder), controlling, managing or performing services for (i) Time Warner, Inc., Yahoo!, Inc., Google, Inc. (including its YouTube subsidiary), Microsoft Corporation, IAC/Interactive Corp., News Corporation, Facebook, Inc., LinkedIn Corporation, Yelp Inc., or Twitter Inc., or (ii) any entity that engages in any line of business that is substantially the same as any line of business that we engage in, conduct or, to his knowledge, have definitive plans to engage in or conduct, and have not ceased to engage in or conduct, or any of their respective affiliates, subsidiaries or successors. However, Mr. Armstrong is permitted to retain certain passive investments that were disclosed by Mr. Armstrong on or prior to entering into his employment agreement with us.

Mr. Minson

Termination of Employment for Cause or Resignation without Good Reason. In the event that Mr. Minson’s employment is terminated for “Cause” (defined in the same manner as described under “—Mr. Armstrong—Termination of Employment for Cause”) or he resigns without Good Reason (as defined below), Mr. Minson’s employment agreement provides he will receive his base salary and unused vacation through the effective date of termination, and will also retain any rights pursuant to any of our insurance and other benefit plans, but he will not be entitled to any bonus payments.

Termination of Employment without Cause or Resignation for Good Reason. In the event that AOL terminates Mr. Minson’s employment without Cause, or he resigns for Good Reason (generally defined as (i) Mr. Minson no longer reporting to the CEO, (ii) relocation of Mr. Minson’s principal office more than 50 miles from its location as of the date of his employment agreement, without his written consent, (iii) a material diminution in Mr. Minson’s duties, responsibilities, authority or title, (iv) a material diminution of his base salary or target bonus opportunity, or (iv) our requiring him to engage in unlawful conduct upon express direction of the Board, in each case where the notice and cure periods specified in his employment agreement are also met), Mr. Minson will be eligible to receive the following additional severance payments and benefits:

Cash Severance. Mr. Minson will receive an amount equal to 24 months of his base salary, payable in 48 installments.

Prior Year’s Annual Bonus. If the termination date occurs between January 1 and March 15, Mr. Minson will receive his annual cash bonus for the calendar year prior to his termination (if not previously paid), payable in a lump sum at the same rate that continuing employees receive their bonuses (but not to exceed 100% of Mr. Minson’s target bonus), provided that AOL pays bonuses to eligible employees for that prior calendar year and Mr. Minson would have otherwise been eligible for the bonus payment if he had remained employed through the bonus payout date.

Prorated Current Year’s Annual Bonus. Mr. Minson will receive a lump-sum cash payment equal to Mr. Minson’s annual bonus for the year of his termination, prorated through the termination date, payable if and when bonuses are paid to other employees.

Group Benefits Continuation. If Mr. Minson elects medical, dental and/or vision benefit coverage under COBRA, AOL will pay for his COBRA coverage for up to 18 months.

Equity Awards. Pursuant to the terms of Mr. Minson’s employment agreement, any stock options granted to Mr. Minson on or prior to September 10, 2012 that Mr. Minson then holds will (to the extent unvested) continue to vest for 24 months following termination and will remain exercisable as provided as provided in the applicable award agreement as though the end date of the 24-month period were Mr. Minson’s termination date. Any RSU awards (and any related dividend equivalents) granted to Mr. Minson on or prior to September 10, 2012 that Mr. Minson then holds and that were scheduled to vest during the 24-month period following his termination will vest in full on Mr. Minson’s termination date.

Pursuant to the award agreements governing Mr. Minson’s RSUs and PSUs, and the stock options granted to him on September 14, 2012, such awards (including any dividend equivalents related to the RSUs and PSUs) will, to the extent then unvested, be forfeited upon termination of employment.

Limitations on Payments and Benefits. Mr. Minson’s employment agreement contains the same limitations on payments and benefits as are described under “—Mr. Armstrong—Limitations on Payments and Benefits.”

Release of Claims. Receipt of the foregoing severance payments and benefits is conditioned on Mr. Minson’s timely delivery of an effective and irrevocable separation agreement, which will include a release of claims against us.

Change in Control. Mr. Minson’s employment agreement does not provide for any additional benefits as a result of a change in control. The awards agreements that govern the executive’s stock option and RSUs provide that the executive’s stock options and RSUs (and any related dividend equivalents) will (to the extent then unvested) become fully vested following a change in control upon the earliest of one year after the change in control or termination of the executive’s employment without Cause or for Good Reason. The award agreement governing Mr. Minson’s TSR PSUs provide that, in the event a change in control occurs and the TSR PSU award is outstanding at the earlier of (a) the end of the applicable performance period or (b) termination of employment without Cause, for Good Reason, or due to death or disability, in each case where such termination of employment occurs within 12 months following a change in control, the TSR PSUs (and any related dividend equivalents) will become vested based on the actual performance level achieved as of the date of termination of employment with respect to the applicable performance criteria set forth in the TSR PSU award agreement for the completed portion of the performance period. If, following a change in control, the Company’s shares are no longer publicly traded, then Total Shareholder Return performance will be determined as of the date of the change in control using a per share price based upon the total consideration of the change in control.

Death or Disability. If Mr. Minson dies or his employment is terminated due to his disability (as defined in our long-term disability plan and subject to Section 409A of the Internal Revenue Code), he will be eligible for the following payments and benefits, in addition to the payments and benefits described under “—Termination of Employment for Cause or Resignation without Good Reason” above:

Prorated Bonus. Mr. Minson’s employment agreement provides that he will receive a lump sum cash payment equal to his annual bonus at the target level), prorated through his termination date.

Equity Awards. Under the terms of the applicable award agreements, all outstanding and unvested stock options and RSUs (and any related dividend equivalents) then held by Mr. Minson will fully vest upon his death or disability. The award agreements governing Mr. Minson’s PSUs provide that, in the event the executive’s employment is terminated due to death or disability (other than within 12 months following a change in control, as described above), any PSUs (and any related dividend equivalents) will vest pro-rata based on the number of completed months in the performance period and based on the actual performance level achieved with respect to the applicable performance criteria through the executive’s termination date.

Restrictive Covenants. Mr. Minson’s confidentiality agreement provides that he is subject to restrictive covenants that obligate him not to disclose any of our confidential information at any time, and for one year after termination not to solicit any AOL employee, customer or prospective customer unless the business being solicited is not in competition with the services or anticipated business we provide to such customers of which Mr. Minson possessed material knowledge. Mr. Minson’s employment agreement also provides that, during his employment with us and for 12 months following termination of his employment, Mr. Minson is not permitted to compete with us by owning (other than as a less than 1% stockholder), controlling, managing or performing services for (i) Time Warner, Inc., Yahoo!, Inc., Google, Inc. (including its YouTube subsidiary), Microsoft Corporation, IAC/Interactive Corp., News Corporation, Facebook, Inc., LinkedIn Corporation, Yelp Inc., or Twitter Inc., or (ii) without the written consent of the CEO or the General Counsel of AOL, any entity that derives 50% or more of its total annual revenues from substantially similar products and services offered by AOL and that engages in any line of business that is substantially the same as any line of business that we engage in, conduct or, to his knowledge, have definitive plans to engage in or conduct, and have not ceased to engage in or conduct, or any of their respective affiliates, subsidiaries or successors.

Ms. Dykstra and Mr. Brown

Termination of Employment for Cause or Resignation without Good Reason. With respect to Ms. Dykstra and Mr. Brown, in the event that the executive’s employment is terminated for “Cause” (generally defined as the executive’s (i) conviction of, or no contest or guilty plea to, a felony, (ii) failure or refusal to perform his lawful duties for us, if the failure or refusal remains uncured after 30 days’ notice to the executive, (iii) fraud, embezzlement, more than minimal misappropriation, or improper material destruction of our property, (iv) breach of any duty of loyalty to us, (v) violation of the executive’s confidentiality agreement or our Standards of Business Conduct, (vi) improper conduct substantially prejudicial to our business, (vii) failure to cooperate in any investigation involving AOL, (viii) indictment for a felony alleging fraud, embezzlement, misappropriation or destruction of our property, or alleging fraud, embezzlement or monetary theft with respect to another party), or the executive resigns without Good Reason (as defined below), the executive’s employment agreement provides the executive will receive his or her base salary and unused vacation through the effective date of termination, and will also retain any rights pursuant to any of our insurance and other benefit plans, but the executive will not be entitled to any bonus payments. For Mr. Brown, if his employment is terminated for Cause within 15 months of the date of his employment agreement, he will also be required to repay a pro rata portion of any previously paid commuting allowances under his employment agreement (at a rate of $12,500 per month).

Termination of Employment without Cause or Resignation for Good Reason. In the event that AOL terminates Ms. Dykstra’s or Mr. Brown’s employment without Cause, or the executive resigns for Good Reason (generally defined as (i) the executive no longer reporting to the Chief Executive Officer, (ii) relocation of the executive’s principal office more than 50 miles from its location as of the date of his employment agreement, without his written consent, (iii) a material diminution in the executive’s duties, responsibilities or authority (other than, with respect to Mr. Brown, any decentralization of the Technology organization as long as Mr. Brown still reports to the CEO), (iv) a material diminution of the executive’s base salary or, for Mr. Brown only, his target bonus opportunity (excluding as part of an overall reduction in bonus opportunities to comparable Executive Vice Presidents of AOL), or (iv) for Mr. Brown only, our requiring him to engage in unlawful conduct upon express direction of the Board, in each case where the notice and cure periods specified in the executive’s employment agreement are also met), the executive will be eligible to receive the following additional severance payments and benefits:

Cash Severance. The executive will receive an amount equal to 18 months of base salary, payable in 36 installments.

Prior Year’s Annual Bonus. If the termination date occurs between January 1 and March 15, the executive will receive his or her annual cash bonus for the calendar year prior to the executive’s termination (if not previously paid), payable in a lump sum at the same rate that continuing employees receive their bonuses (but not to exceed 100% of the executive’s target bonus), provided that AOL pays bonuses to eligible employees for that prior calendar year and the executive would have otherwise been eligible for the bonus payment if he had remained employed through the bonus payout date.

Prorated Current Year’s Annual Bonus. The executive will receive a lump-sum cash payment equal to the executive’s annual bonus for the year of termination, prorated through the termination date, payable if and when bonuses are paid to other employees.

Group Benefits Continuation. If the executive elects medical, dental and/or vision benefit coverage under COBRA, AOL will pay for COBRA coverage for up to 18 months.

Outplacement. For Mr. Brown, we will provide the executive with outplacement for up to 18 months (or, if the executive selects the outplacement firm, with up to $25,000 of outplacement services over a period of up to 12 months).

Equity Awards. With respect to Ms. Dykstra and Mr. Brown, all of the stock options, and RSUs and PSUs (and any related dividend equivalents), then held by the executive will (to the extent unvested) be forfeited.

Limitations on Payments and Benefits. Ms. Dykstra’s and Mr. Brown’s employment agreements contain the same limitations on payments and benefits as are described under “—Mr. Armstrong—Limitations on Payments and Benefits.”

Release of Claims. Receipt of the foregoing severance payments and benefits is conditioned on the executive’s timely delivery of an effective and irrevocable separation agreement, which will include a release of claims against us.

Change in Control. The executives’ employment agreements do not provide for any additional benefits as a result of a change in control. The agreements that govern the executives’ stock option and RSU awards provide that the stock options and RSUs (and any related dividend equivalents) will (to the extent then unvested) become fully vested following a change in control upon the earliest of one year after the change in control or the termination of the executive’s employment without Cause or for Good Reason. The award agreements that govern each of Ms. Dykstra’s and Mr. Brown’s TSR PSUs provide that, in the event a change in control occurs and the TSR PSU award is outstanding at the earlier of (a) the end of the applicable performance period or (b) termination of employment without Cause, for Good Reason, or due to death or disability, in each case where such termination of employment occurs within 12 months following a change in control, the TSR PSUs (and any related dividend equivalents) will become vested based on the actual performance level achieved as of the date of termination of employment with respect to the applicable performance criteria set forth in the TSR PSU award agreement for the completed portion of the performance period. If, following a change in control, the Company’s shares are no longer publicly traded, then Total Shareholder Return performance will be determined as of the date of the change in control using a per share price based upon the total consideration of the change in control.

Death or Disability. If the executive dies or the executive’s employment is terminated due to disability (as defined in our long-term disability plan and subject to Section 409A of the Internal Revenue Code), the executive will be eligible for the following payments and benefits, in addition to the payments and benefits described under “—Termination of Employment for Cause or Resignation without Good Reason” above:

Prorated Bonus. The executive’s employment agreement provides that the executive will receive a lump sum cash payment equal to his or her annual bonus at the target level, prorated through the executive’s termination date.

Equity Awards. With respect to Ms. Dykstra and Mr. Brown, the terms of the applicable award agreements provide that all outstanding and unvested stock options and RSUs (and any related dividend equivalents) then held by the executive will fully vest upon the executive’s death or disability. The award agreements governing the executives’ TSR PSUs provide that, in the event the executive’s employment is terminated due to death or disability (other than within 12 months following a change in control, as described above), any TSR PSUs (and any related dividend equivalents) will vest pro-rata based on the number of completed months in the performance period and based on the actual performance level achieved with respect to the applicable performance criteria through the executive’s termination date.

Restrictive Covenants. With respect to Ms. Dykstra and Mr. Brown, the executive’s confidentiality agreement provides that the executive is subject to restrictive covenants that obligate the executive not to disclose any of our confidential information at any time, and for 12 months after termination not to solicit any AOL employee, customer or prospective customer with whom the executive shared confidential information during his or her last year of employment. The executive’s employment agreement also provides that, during the executive’s employment with us and for 12 months following termination of employment, the executive is not permitted to compete with us by owning (other than as a less than 1% stockholder), controlling, managing or performing services for (i) Time Warner, Inc., Yahoo!, Inc., Google, Inc. (including its YouTube subsidiary), Microsoft Corporation, IAC/Interactive Corp., News Corporation, Facebook, Inc., LinkedIn Corporation, Yelp Inc., or Twitter Inc., or (ii) without the written consent of the CEO or the General Counsel of AOL (and for Mr. Brown, only if he terminates employment without Good Reason), any entity that derives 50% or more of its total annual revenues from substantially similar products and services offered by AOL and that engages in any line of business that is substantially the same as any line of business that we engage in, conduct or, to the executive’s knowledge, have definitive plans to engage in or conduct, and have not ceased to engage in or conduct, or any of their respective affiliates, subsidiaries or successors.

Ms. Jacobs and Mr. Reid-Dodick

Termination of Employment for Cause or Resignation without Good Reason. With respect to Ms. Jacobs and Mr. Reid-Dodick, in the event that the executive’s employment is terminated for “Cause” (generally defined as the executive’s (i) conviction of, or no contest or guilty plea to, a felony, (ii) failure or refusal to perform his lawful duties for us, if the failure or refusal remains uncured after 30 days’ notice to the executive, (iii) fraud, embezzlement, misappropriation, or material destruction of our property, (iv) breach of any duty of loyalty to us, (v) violation of the executive’s confidentiality agreement or our Standards of Business Conduct, (vi) improper conduct substantially prejudicial to our business, (vii) failure to cooperate in any investigation involving AOL, (viii) indictment for a felony alleging fraud, embezzlement, misappropriation or destruction of our property, or alleging fraud, embezzlement or monetary theft with respect to another party), or the executive resigns without Good Reason (as defined below), the executive’s employment agreement provides the executive will receive his or her base salary and unused vacation through the effective date of termination, and will also retain any rights pursuant to any of our insurance and other benefit plans, but the executive will not be entitled to any bonus payments.

Termination of Employment without Cause or Resignation for Good Reason. In the event that AOL terminates Ms. Jacobs’ or Mr. Reid-Dodick’s employment without Cause, or the executive resigns for Good Reason (generally defined as (i) the executive no longer reporting to the CEO, (ii) relocation of the executive’s principal office more than 50 miles from its location as of the date of his employment agreement, without his written consent, (iii) a material diminution in the executive s duties, responsibilities or authority, (iv) a material diminution of the executive’s base salary or, for Mr. Reid-Dodick, his target bonus opportunity, in each case where the notice and cure periods specified in the executive’s employment agreement are also met), the executive will be eligible to receive the following additional severance payments and benefits:

Cash Severance. The executive will receive an amount equal to 18 months of base salary. For Ms. Jacobs, this amount will be payable in a lump sum; for Mr. Reid-Dodick, this amount is payable in 36 installments.

Prior Year’s Annual Bonus. If the termination date occurs between January 1 and March 15, the executive will receive his or her annual cash bonus for the calendar year prior to the executive’s termination (if not previously paid), payable in a lump sum at the same rate that continuing employees receive their bonuses (but not to exceed 100% of the executive’s target bonus), provided that AOL pays bonuses to eligible employees for that prior calendar year and the executive would have otherwise been eligible for the bonus payment if he had remained employed through the bonus payout date.

Prorated Current Year’s Annual Bonus. Under Ms. Jacobs’ employment agreement, Ms. Jacobs will receive a lump-sum cash payment equal to the executive’s annual bonus for the year of termination, prorated through the termination date, payable if and when bonuses are paid to other employees. Mr. Reid-Dodick’s employment agreement contains similar provisions, except that in the event his employment is terminated without Cause or for Good Reason within 18 months following the date of his employment agreement, he is instead entitled to his annual bonus for the year of termination, without proration.

Group Benefits Continuation. If the executive elects medical, dental and/or vision benefit coverage under COBRA, AOL will pay for COBRA coverage for up to 18 months.

Outplacement. For Mr. Reid-Dodick, we will provide the executive with outplacement services for up to 18 months.

Equity Awards. With respect to Ms. Jacobs’ December 2009 and July 2010 RSU grants, her employment agreement and the applicable RSU award agreement provide that a pro rata portion of any unvested RSUs (and any related dividend equivalents) that were scheduled to vest on the next vesting date (and on any vesting date occurring during any severance period) will become fully vested upon her termination of employment without Cause or for Good Reason. With respect to Ms. Jacobs’ stock options and her other RSUs, and with respect to all of Mr. Reid-Dodick’s stock options and RSUs, such awards (and any related dividend equivalents) will (to the extent unvested) be forfeited.

Limitations on Payments and Benefits. Under their respective employment agreements, Ms. Jacobs and Mr. Reid-Dodick each agree to assist us in any litigation, investigation or other matter involving the executive’s tenure at AOL; not to encourage or assist any person in litigation against us; and not to make disparaging or untruthful remarks about us. If the executive breaches, to our detriment, any of these or certain other obligations under the executive’s employment agreement, or any of the restrictive covenants described below, or any obligations under the executive’s confidentiality agreement or separation agreement, AOL has the right to seek recovery of the cash severance (as described above) paid to the executive. In addition, certain payments following termination of the executive’s employment may need to be delayed for six months to address the requirements of Section 409A of the Internal Revenue Code.

Release of Claims. Receipt of the foregoing severance payments and benefits is conditioned on the executive’s timely delivery of an effective and irrevocable separation agreement, which will include a release of claims against us.

Change in Control. The executives’ employment agreements do not provide for any additional benefits as a result of a change in control. The agreements that govern the executives’ stock option and RSU awards provide that their stock options and RSUs (and any related dividend equivalents) will (to the extent then unvested) become fully vested following a change in control upon the earliest of one year after the change in control or the termination of the executive’s employment without Cause or for Good Reason.

Death or Disability. If the executive dies or the executive’s employment is terminated due to disability (as defined in our long-term disability plan and subject to Section 409A of the Internal Revenue Code), the executive will be eligible for the following payments and benefits, in addition to the payments and benefits described under “—Termination of Employment for Cause or Resignation without Good Reason” above:

Base Salary Payments. With respect to Mr. Reid-Dodick, in the event of his termination due to death or disability, the executive is entitled to a cash lump sum payment equal to 18 months of base salary.

Prorated Bonus. With respect to Ms. Jacobs and Mr. Reid-Dodick, the executive’s employment agreement provides that the executive will receive a lump sum cash payment equal to his or her annual bonus at the target level, prorated through the executive’s termination date.

Equity Awards. With respect to Ms. Jacobs and Mr. Reid-Dodick, the terms of the applicable award agreements provide that all outstanding and unvested stock options and RSUs (and any related dividend equivalents) then held by the executive will fully vest upon the executive’s death or disability.

Restrictive Covenants. With respect to Ms. Jacobs and Mr. Reid-Dodick, the executive’s confidentiality agreement provides that the executive is subject to restrictive covenants that obligate the executive not to disclose any of our confidential information at any time, and for 12 months after termination not to solicit any AOL employee, customer or prospective customer (a) unless, in respect of Ms. Jacobs, the business being solicited is not in competition with the services or anticipated business we provide to such customers of which Ms. Jacobs possessed material knowledge or (b) with respect to Mr. Reid-Dodick, with whom the executive shared confidential information during his last year of employment. Both executives’ employment agreements also provide that, for 12 months following termination of employment, the executive is not permitted to compete with us by owning, controlling, managing, performing services for or being employed by Bloomberg, Demand Studios, Time Warner, Inc., Yahoo! Inc., Google Inc., Microsoft Corporation, IAC/InterActiveCorp., News Corporation, Viacom Inc. or The Walt Disney Company, or their respective affiliates, subsidiaries or successors.

NON-EMPLOYEE DIRECTOR COMPENSATION

Summary Compensation Information

The Nominating and Governance Committee is responsible for reviewing the compensation of our non-employee directors. Only non-employee directors receive compensation for service on the Board. The compensation paid to our non-employee directors is as follows:

•	a cash retainer of $100,000 for service on the Board, with no additional fees for Board or committee meetings attended, paid in quarterly installments;

•

an additional annual cash retainer of $20,000 for the chair of the Nominating and Governance Committee, the Audit and Finance Committee, the Compensation Committee, the Executive Committee and the Transactions Committee, paid in quarterly installments;

•	an additional annual cash retainer of $5,000 for each member of the Executive Committee (not including the Chairman of such committee), paid in quarterly installments;

•	an additional annual cash retainer of $25,000 for the Lead Independent Director, paid in quarterly installments; and

•	an annual equity award with a value of $150,000.

The annual retainer amounts are pro-rated based on the length of time during the year during which the director served on the Board or a Committee, as applicable. In addition, non-employee directors who were members of the Special Committee of the Board received an additional cash retainer and an additional equity award to reward them for the important role they played in the Company’s patent transaction. The Chairman of the Special Committee received an equity award with a value of $100,000 and a cash retainer of $100,000, and each of the other Committee members received an equity award with a value of $75,000 and a cash retainer of $75,000.

On May 25, 2011 our Board approved the Directors’ Deferred Compensation Plan, an unfunded nonqualified deferred compensation plan intended to meet the requirements of Section 409A of the Internal Revenue Code. Pursuant to the terms of the Directors’ Deferred Compensation Plan, in connection with their service, our non-employee directors may elect to defer:

•	all, or such percentage or dollar amount, of their annual cash compensation as they specify; and

•	all, or such percentage, dollar amount or number of, their restricted stock unit awards as they specify.

Directors who make an election to defer their cash compensation are credited with fully vested deferred stock units (“DSUs”) in a deferral account established under the terms of the Directors’ Deferred Compensation Plan, with each DSU representing a right to receive in cash the value of one share of the Company’s common stock. Directors who make an election to defer the receipt of their RSU awards are credited with deferred RSUs in their deferral account under the Directors’ Deferred Compensation Plan. Deferred RSUs vest in accordance with the terms of the underlying RSU awards. Deferral accounts reflect the appreciation (or depreciation) in value of our common stock and are adjusted for earnings, if any, in the form of dividends and distributions declared on the Company’s stock.

DSUs, including any related earnings, are payable in cash following the director’s separation from service from the Company based upon the fair market value of a share of the Company’s common stock at such separation. Deferred RSUs, including any related earnings, are payable in shares of common stock to the extent vested at the time of the director’s separation from service from the Company.

The Directors’ Deferred Compensation Plan does not permit withdrawals or distributions of DSUs or deferred RSUs (or any related earnings) under any circumstances than upon separation from service from the

Company (defined in accordance with Section 409A of the Internal Revenue Code), except as may otherwise be permitted under Section 409A in the event the Directors’ Deferred Compensation Plan is terminated. Distributions from directors’ deferral accounts are paid within 30 days following separation from service (but may be delayed for six months following separation from service, if required under Section 409A). With respect to Ms. Dykstra, the RSUs that she received for her service as a director and that she deferred pursuant to the terms of the Directors’ Deferred Compensation Plan were not paid out upon her resignation from our Board as she continues to provide services for the Company as our Executive Vice President and CFO. Similarly, with respect to Ms. Lyne, the RSUs and DSUs that she received for her service as a director and that she deferred pursuant to the terms of the Directors’ Deferred Compensation Plan were not paid out upon her resignation from our Board as she continues to provide services for the Company as an Executive Vice President.

In May 2011, the Board approved a shift to an annual equity grant for our non-employee directors of solely RSUs rather than a mix of RSUs and options to purchase AOL common stock. For 2012, the annual equity grant to non-employee directors was made on June 26, 2012, and 100% (with a value of $150,000) was in the form of RSUs. The RSUs vest on the earlier of June 26, 2013 or the day before the 2013 Annual Meeting. Pursuant to the terms of the Directors’ Deferred Compensation Plan, all non-employee directors other than Mr. Ibargüen and Mr. Stengel elected to defer their June 26, 2012 RSU awards.

On August 16, 2012 the Board approved an additional cash retainer and equity grant for our non-employee directors who were members of the Special Committee in recognition of the important role they played in the patent transaction. The Chairman of the Committee received a cash retainer of $100,000 and each other member of the Committee received a cash retainer of $75,000. These additional cash amounts were not eligible for deferral under the terms of the Directors’ Deferred Compensation Plan. The additional equity grant to non-employee Special Committee members was made on September 14, 2012 and 100% (valued at $100,000 for the Chairman of the Committee and $75,000 for all other members of the Committee) was in the form of RSUs with vesting occurring on September 14, 2013. Pursuant to the terms of the Directors’ Deferred Compensation Plan, all Special Committee members other than Mr. Ibargüen elected to defer their September 14, 2012 RSU awards.

On December 14, 2012 all DSU and deferred RSU deferral accounts of our directors were equitably adjusted in connection with the special cash dividend and awarded additional DSUs and RSUs, respectively, as required under the terms of the Directors’ Deferred Compensation Plan.

We currently anticipate that our director compensation program will be similarly structured in future years.

Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Director Compensation in 2012

Tim Armstrong receives no additional compensation for his service as a director. The table below sets forth information regarding compensation earned in 2012 by our non-employee directors. Note that Ms. Dykstra served as a non-employee director until September 19, 2012, at which time she became our Executive Vice President and CFO. All amounts earned by Ms. Dykstra during 2012, including the amounts payable for her services as a non-employee director, are reported above in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(4)		All Other Compensation ($)(3)(4)	Total ($)
Richard Dalzell	$100,000	$149,984		—	$249,984
Alberto Ibargüen	$100,000	$224,959		$75,000	$399,959
Hugh Johnston	$28,333	$112,473		—	$140,806
Dawn Lepore	$18,841	$100,476		—	$119,317
Susan Lyne(6)	$—	$359,171	(5)	$75,000	$434,171
Patricia Mitchell	$125,000	$149,984		—	$274,984
Fredric Reynolds	$170,667	$249,951		$100,000	$520,618
James Stengel	$125,000	$149,984		—	$274,984

(1)	Amounts in the column “Stock Awards” present the aggregate grant date fair value of the awards computed in accordance with FASB ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by vesting in a restricted stock unit award). For information on the valuation assumptions used in these computations, refer to Note 8—“Equity-Based Compensation and Employee Benefit Plans” in the Notes to the Consolidated Financial Statements included in our 2012 Form 10-K.
(2)	On June 26, 2012 each of our non-employee directors (with the exception of Mr. Johnston and Ms. Lepore who were not directors at the time) was granted an award of 5,504 RSUs under the AOL Inc. 2010 Stock Incentive Plan. The grant date fair value of each RSU award was $149,984 and was calculated using the closing sale price of the Company’s common stock on the date of grant. Additionally, on September 14, 2012 members of the Special Committee of the Board of Directors which included Mr. Reynolds (Chairman of the Committee), Mr. Ibargüen and Ms. Lyne, received the following grants of RSUs to reward them for the important role they played in the Company’s patent transaction: Mr. Reynolds—2,948 with a grant date fair value of $99,967; Mr. Ibargüen and Ms. Lyne—each received 2,211 RSUs with a grant date fair value of $74,975. All of the non-employee directors, other than Mr. Ibargüen and Mr. Stengel, who received RSUs in 2012 elected to defer the RSUs, pursuant to the terms of the Directors’ Deferred Compensation Plan. On December 14, 2012 all deferred RSUs were equitably adjusted and new RSUs were granted to holders of such deferred RSUs, in connection with the payment of a one-time, special cash dividend by the Company to its stockholders, as required under the terms of the Directors’ Deferred Compensation Plan.
(3)	On September 14, 2012 members of the Special Committee of the Board of Directors received additional cash retainers to reward them for the important role they played in the Company’s patent transaction.
(4)	Presented below is the aggregate number of outstanding RSU awards and stock option awards held by each non-employee director on December 31, 2012—the amounts include vested and unvested unexercised stock options and unvested RSUs and vested RSUs that have been deferred (but do not include vested RSUs that were not deferred); the amount of stock options reflect an equitable adjustment to the number of stock options outstanding on December 3, 2012 in connection with a special cash dividend paid to the Company’s stockholders on December 14, 2012; outstanding RSUs reflect an equitable adjustment in connection with the special dividend whereby additional RSUs were awarded for each deferred RSU outstanding on December 14, 2012; the amount of RSUs for Ms. Lyne includes outstanding DSUs:

Name	Outstanding RSUs as of 12/31/12	Outstanding Stock Options as of 12/31/12
Richard Dalzell	15,325	12,048
Alberto Ibargüen	16,606	—
Hugh Johnston	3,678	—
Dawn Lepore	3,349	—
Susan Lyne	19,034	12,048
Patricia Mitchell	15,325	12,048
Fredric Reynolds	18,771	12,048
James Stengel	14,395	12,048

(5)	The annual cash compensation earned by Ms. Lyne for 2012 equaled $100,000. This amount is not reflected in the “Fees Earned or Paid in Cash” column as Ms. Lyne elected to defer the payment of this amount pursuant to the terms of the Directors’ Deferred Compensation Plan, in respect of which she was credited with DSUs as follows: 1,317 DSUs on March 31, 2012; 890 DSUs on June 30, 2012; 709 DSUs on September 30, 2012; and 844 DSUs on December 31, 2012. The DSUs credited in connection with the $100,000 annual cash compensation, valued at $99,944, is included in the table. Additionally, on December 14, 2012 she received an additional 1,125 DSUs valued at $34,268 under the terms of the AOL Inc. 2010 Stock Incentive Plan in connection with the payment of a one-time, special cash dividend by the Company to its stockholders, as required under the terms of the Directors’ Deferred Compensation Plan. The aggregate value of Ms. Lyne’s DSUs, equal to $134,268, are included in the Stock Awards column. Under the terms of the Directors’ Deferred Compensation Plan, the cash retainer of $75,000 paid to Ms. Lyne for her role in the Company’s patent transaction was not eligible for deferral.
(6)	Ms. Lyne resigned from the Board effective March 1, 2013.

Non-Employee Director Stock Ownership Guidelines. Pursuant to the Company’s Corporate Governance Policy, as amended in January 2011, December 2011, and January 2013, each non-employee director of the Company is expected to own, within five years from the later of his or her initial election to the Board or the date of effectiveness of the guidelines, shares of the Company’s stock equal in value to three times the annual Board cash retainer. Stock owned outright and unvested RSUs count toward satisfaction of the threshold. Outstanding vested or unvested options and unvested RSUs do not count toward satisfaction of the threshold. As of February 28, 2013, each of our non-employee directors met the guidelines or had time remaining to do so.

SHARE OWNERSHIP INFORMATION

The following table provides information as of March 1, 2013 with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of the NEOs; and

•	all of our directors and executive officers, as a group.

Except as otherwise noted in the footnotes below, each person or entity identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

Percentage computations are based on 77,165,439 shares of our common stock outstanding as of March 1, 2013.

Name	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Executive Officers:
Mr. Tim Armstrong(a)	4,774,543	5.9%
Mr. Richard Dalzell(b)	24,068	*
Mr. Alberto Ibargüen(b)	13,391	*
Mr. Hugh Johnston	0	*
Ms. Dawn Lepore	0	*
Ms. Patricia Mitchell(b)	25,939	*
Mr. Fredric Reynolds(b)	76,068	*
Mr. James Stengel(b)	30,123	*
Mr. Curtis Brown (c)	16,666	*
Ms. Karen Dykstra (b)(k)	31,538	*
Mr. Arthur Minson (d)(l)	295,512	*
Ms. Julie Jacobs (e)	70,744	*
Mr. John Reid-Dodick (f)	26,986	*
All directors and executive officers as a group (14 individuals) (g)	5,234,657	6.5%
Principal Stockholders:
Dodge & Cox (h)	8,953,439	11.6%
The Vanguard Group, Inc. (i)	5,280,870	6.8%
BlackRock, Inc. (j)	4,482,475	5.8%

*	Less than 1%.
(a)	Mr. Armstrong has sole voting and investment power with respect to all 4,774,543 shares beneficially owned. The amount includes 514,300 shares held by Armstrong Family Investments LLC, a limited liability company held solely by Mr. Armstrong and members of his immediate family, and 194,857 shares issued to Polar Capital Group, LLC, in satisfaction of our obligation to return Mr. Armstrong’s original investment in Patch Media Corporation in shares of our common stock. The amount also includes 3,188,875 shares subject to options that are currently exercisable or may be acquired within 60 days of March 1, 2013. The business address of Mr. Armstrong is 770 Broadway, 4th Floor, New York, NY 10003. The business address of each of Armstrong Family Investments LLC and Polar Capital Group, LLC is c/o Greenwich Investment Resources, 30 Nagog Park, Suite 210, Acton MA 01720. For additional information, please see Schedule 13D with respect to the Company’s common stock filed by Mr. Armstrong, Armstrong Family Investments LLC and Polar Capital Group, LLC with the SEC on February 8, 2013.
(b)	Includes for each of Messrs. Dalzell, Reynolds and Stengel, and Ms. Dykstra, and Ms. Mitchell (i) 12,048 shares subject to options that are currently exercisable or may be acquired within 60 days of March 1, 2013 and (ii) 8,891 RSUs which have vested but the settlement of which has been deferred pursuant to the AOL Inc. 2011 Directors’ Deferred Compensation Plan. Such deferred RSUs would be settled within 60 days of March 1, 2013 in the event of a director’s separation from service within 30 days following March 1, 2013.

(c)	Includes for Mr. Brown 13,490 shares subject to options that are currently exercisable or may be acquired within 60 days of March 1, 2013.
(d)	Includes for Mr. Minson 283,870 shares subject to options that are currently exercisable or may be acquired within 60 days of March 1, 2013.
(e)	Includes for Ms. Jacobs 68,172 shares subject to options that are currently exercisable or may be acquired within 60 days of March 1, 2013.
(f)	Includes for Mr. Reid-Dodick 26,986 shares subject to options that are currently exercisable or may be acquired within 60 days of March 1, 2013.
(g)	Includes our current directors as well as individuals listed as Executive Officers on page 21 of this Proxy Statement. Includes 3,489,990 shares subject to options that are currently exercisable or may be acquired within 60 days of March 1, 2013.
(h)	Beneficial ownership information is as of December 31, 2012 and is based on a Schedule 13G/A with respect to the Company’s common stock filed by Dodge & Cox with the SEC on February 13, 2013. Dodge & Cox has sole voting power over 8,319,034 shares of our common stock and sole investment power over 8,953,439 shares of our common stock. The securities reported on such Schedule 13G/A are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act of 1940 and other managed accounts. The Schedule 13G/A also states that The Dodge & Cox Stock Fund, an investment company registered under the Investment Company Act of 1940, has an interest in 4,697,054 shares of our common stock. The address of Dodge & Cox is 555 California Street, 40th floor, San Francisco, California 94104.
(i)	Beneficial ownership information is as of December 31, 2012 and is based on a Schedule 13G/A with respect to the Company’s common stock filed by The Vanguard Group, Inc. (“The Vanguard Group”) with the SEC on February 11, 2013. The Schedule 13G/A states that The Vanguard Group has sole investment power of 5,220,758 shares of our common stock and has sole voting power over 64,712 shares of our common stock. The Vanguard Group has shared investment power over 60,112 shares of our common stock. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 60,112 shares of our common stock as a result of VFTC serving as investment manager of collective trust accounts for The Vanguard Group. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 4,600 shares of our common stock as a result of VIA serving as investment manager of Australian investment offerings for The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern Pennsylvania 19355.
(j)	Beneficial ownership information is as of December 31, 2012 and is based on a Schedule 13G/A with respect to the Company’s common stock filed by BlackRock, Inc. with the SEC on February 8, 2013. The securities reported on such Schedule 13G/A were acquired by the following subsidiaries of BlackRock, Inc.: BlackRock Advisors, LLC; BlackRock Investment Management, LLC.; BlackRock Life Limited; BlackRock Asset Management Australia Limited; BlackRock Asset Management Canada Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock International Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Japan Co. Ltd.; and BlackRock Investment Management (UK) Limited. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.
(k)	Ms. Dykstra served as a member of the Company’s Board of Directors until September 19, 2012. Ms. Dykstra joined the Company as Executive Vice President and Chief Financial Officer effective as of September 19, 2012 and resigned as a director of the Company immediately thereafter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures Governing Related Person Transactions

Our Board has adopted a written policy for the review and approval of transactions involving related persons, which consist of directors, director nominees, executive officers, persons or entities known to the Company to be the beneficial owner of more than 5% of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons. Under authority delegated by the Board, the Nominating and Governance Committee (or its Chair, under certain circumstances) is responsible for applying the policy with the assistance of the General Counsel or his or her designee (if any). Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 since the beginning of the previous fiscal year; (ii) the Company is, will or may be expected to be a participant; and (iii) any related person has or will have a direct or indirect material interest.

Factors which the Nominating and Governance Committee (or the Chair as the case may be) may take into account in its determination to approve or ratify a transaction include:

•	the extent of the related person’s interest in the transaction;

•	whether the transaction would interfere with the objectivity and independence of any related person’s judgment or conduct in fulfilling his or her duties and responsibilities to the Company;

•	whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•	whether the transaction is in the best interest of the Company and its stockholders;

•	whether the transaction is consistent with any conflict of interest policies set forth in the Company’s Standard of Business Conduct and Code of Ethics and other policies; and

•

whether in connection with any transaction involving a non-employee director or nominee for director, such transaction would compromise such director’s status as: (i) an independent director under the NYSE listing standards; (ii) an “outside director” under Code Section 162(m) or a “non-employee director” under Rule 16b-3 under the Exchange Act, if such director serves on the Compensation Committee; (iii) an independent director under Rule 10A-3 of the Exchange Act and the NYSE listing standards, if such director serves on the Audit and Finance Committee; or (iv) an independent director under Rule 10C-1 of the Exchange Act and the NYSE listing standards, if such director serves on the Compensation Committee of the Board .

The Nominating and Governance Committee (or the Chair as the case may be) may impose such conditions or guidelines as it determines appropriate with respect to any related person transaction it approves or ratifies, including:

•	conditions relating to ongoing reporting to the Committee and other internal reporting;

•	limitations on the dollar amount of the transaction;

•	limitations on the duration of the transaction or the Committee’s approval of the transaction; or

•	other conditions for the protection of the Company and to avoid conferring an improper benefit, or creating the appearance of a conflict of interest.

Related Person Transactions

Since the beginning of 2012, there were no related person transactions that require disclosure under SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain of our officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such reports, and on written representations from such reporting persons, we believe that during fiscal year 2012 all such reporting persons filed the required reports on a timely basis under Section 16(a), except that due to an administrative error, one transaction on a single Form 4 was inadvertently filed late on behalf of Mr. Brown.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2014 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested to our Corporate Secretary at AOL Inc., 770 Broadway, New York, New York 10003. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2014 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before the close of business on November 20, 2013. In addition, our amended and restated by-laws require advance notice of stockholder proposals to be brought before a stockholders’ meeting (other than proposals under Rule 14a-8), including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2014 Annual Meeting, such a proposal must be received by the Company on or after January 3, 2014 but no later than February 2, 2014. If the date of the 2014 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the anniversary date of the 2013 Annual Meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which the public announcement of the date of such meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). If you share an address with another stockholder and have received only one set of this year’s proxy materials and you wish to receive a separate copy, please notify us in writing to our Corporate Secretary at AOL Inc., 770 Broadway, New York, New York 10003, or via phone at (212) 652-6450 and we will deliver a separate copy to you promptly.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If any other matters are properly presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Julie Jacobs

Executive Vice President, Corporate Development, General Counsel and Corporate Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.corp.aol.com) and click on “About AOL”. From there, click on “SEC Filings” under the “Investor Relations” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2012, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

AOL Inc.

770 Broadway

New York, New York 10003

Annex A

TAX ASSET PROTECTION PLAN

between

AOL INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Rights Agent

Dated as of August 27, 2012

EXHIBITS

Exhibit A:	Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock
Exhibit B:	Form of Rights Certificate
Exhibit C:	Summary of Rights

TAX ASSET PROTECTION PLAN

TAX ASSET PROTECTION PLAN, dated as of August 27, 2012 (the “Agreement”), between AOL Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, on August 26, 2012 (the “Rights Dividend Declaration Date”), a duly authorized committee of the Board of Directors of the Company authorized and declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding at the Close of Business (as hereinafter defined) on September 7, 2012 (the “Record Date”), each Right initially representing the right to purchase one ten-thousandth of a share of Preferred Stock (as hereinafter defined) of the Company, upon the terms and subject to the conditions hereinafter set forth, and further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock issued or delivered by the Company after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) or the Expiration Date (as hereinafter defined) or as provided in Section 21 hereof.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1    Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

(a) “4.9% Stockholder” shall mean a Person (other than the Company, any Related Person or any Exempt Person) who beneficially owns 4.9% or more of the Company’s then-outstanding Common Stock.

(b) “Acquiring Person” shall mean any Person (other than the Company, any Related Person or any Exempt Person) that is or has become a 4.9% Stockholder, provided, however, that any Person who would otherwise qualify as an Acquiring Person upon the execution of this Agreement or any Person who has ceased to be an Exempt Person as of a particular date by determination of the Board will not be deemed to be an “Acquiring Person” for any purpose of this Agreement on and after such date unless and until such Person acquires Beneficial Ownership of additional shares of Common Stock, and provided, also, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Common Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company, or (iv) an Exempt Transaction, in each case of clauses (i), (ii), (iii) and (iv), unless and until such Person acquires Beneficial Ownership of one additional share of Common Stock while the Beneficial Owner of 4.9% of more of the Company’s then-outstanding Common Stock pursuant to a transaction that is not described in clause (i), (ii), (iii) or (iv). If the Board determines in its sole discretion that a Person who would otherwise be an “Acquiring Person” has become such inadvertently (including, without limitation, because (x) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an Acquiring Person or (y) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person is no longer the Beneficial Owner of 4.9% or more of the Common Stock, then such Person shall not be deemed to be or ever to have been an “Acquiring Person” for any purposes of this Agreement as a result of such inadvertent acquisition. The Board shall not be required to make any determination with respect to a potential Acquiring Person, including whether the potential Acquiring Person is an Exempt Person or whether the change of Beneficial Ownership of the potential Acquiring Person has resulted from an Exempt Transaction, until five Business Days after the date on which all Board members first received actual notice of the change of Beneficial Ownership at issue.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(c), shall also include, with respect to any Person, any other Person (whether or not a Related Person or an Exempt Person) whose shares of Common Stock would be deemed constructively owned by such first Person, owned by a single “entity” (as defined in Section 1.382-3(a)(1) of the Treasury Regulations) or otherwise aggregated with shares owned by such first Person pursuant to the provisions of Section 382 of the Code, or any successor provision or replacement provision, and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

(d) “Agreement” shall have the meaning set forth in the preamble of this Agreement.

(e) “Authorized Officer” shall mean the Chairman of the Board of Directors, Chief Executive Officer, President, any Senior or Executive Vice President, Secretary or Treasurer of the Company.

(f) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” (i) any securities that such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition, or otherwise) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own securities (including rights, options or warrants) which are convertible or exchangeable into Common Stock until such time as the convertible or exchangeable securities are exercised and converted or exchanged into Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; and, provided, further, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (ii) any securities that such Person or any such Person’s Affiliates or Associates (A) directly or indirectly, has the right to vote or dispose of, alone or in concert with others, or (B) beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 promulgated under the Exchange Act (in each case as in effect on the date hereof), including, with respect to both clause (A) and clause (B), pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security on account of an agreement, arrangement or understanding to vote such security that (X) arises solely from a revocable proxy given to such Person or any of such Person’s Affiliates or Associates in response to a public proxy solicitation made pursuant to and in accordance with the applicable rules and regulations promulgated under the Exchange Act, and (Y) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); (iii) any securities that are Beneficially Owned, directly or indirectly, by any other Person, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person or any of such other Person’s Affiliates or Associates for the purpose of acquiring, holding, voting (other than voting pursuant to a revocable proxy as described in the proviso to Section 1(f)(ii) hereof) or disposing of any securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; and (iv) on any day on or after the Distribution Date, all Rights that prior to such date were represented by certificates for Common Stock that such Person Beneficially Owns on such day.

Notwithstanding anything to the contrary in this Section 1(f), (A) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, any

securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the 40th calendar day after the date of such acquisition (or such later date as the Board may determine in any specific case), and then only if such securities continue to be owned by such Person as of such date; (B) a Person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, any security on account of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; and (C) a financial institution shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, any shares of Common Stock acquired (1) for delivery to the Company under an accelerated share repurchase contract or other structured share repurchase contract entered into with the Company with respect to the Common Stock (an “ASR Contract”) or (2) as part of the hedging of such financial institution’s obligations or exposure under an ASR Contract, including shares purchased for delivery to Common Stock lenders in connection with the implementation of such ASR Contract.

Notwithstanding anything to the contrary in this Section 1(f) (excluding the immediately prior paragraph), to the extent not within the foregoing provisions of this Section 1(f), a Person shall be deemed to be the Beneficial Owner of, or to Beneficially Own, any securities that such Person would be deemed to constructively own or which otherwise would be aggregated with securities owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(g) “Board” shall mean the Board of Directors of the Company or any duly authorized committee thereof.

(h) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(i) “Common Stock” shall have the meaning set forth in the preamble of this Agreement.

(j) “Close of Business” on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

(k) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(l) “Company” shall have the meaning set forth in the preamble of this Agreement.

(m) “Current Per Share Market Price” shall have the meaning set forth in Section 11(d)(i) or Section 11(d)(ii) hereof, as applicable.

(n) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(o) “Distribution Date” shall mean the earliest of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, if such tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth Business Day (or, such later date as may be specified by the Board prior to such time as any Person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of any Person (other than the Company, any Related Person or any Exempt Person), if upon the consummation thereof such Person would become an Acquiring Person; provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer.

(p) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r) “Exchange Ratio” shall have the meaning set forth in Section 23(a) hereof.

(s) “Exempt Person” shall mean any Person deemed to be an “Exempt Person” by the Board in its sole discretion. Any stockholder of the Company may request that the Board deem it an “Exempt Person” by delivering a written request by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company setting forth (i) its name and address, (ii) the number and percentage of shares then Beneficially Owned by such stockholder, together with all Affiliates and Associates and (iii) the maximum number and percentage of shares such stockholder proposes to acquire. Any such stockholder shall promptly respond to any requests for additional information from the Company or its advisors to assist the Board in making its determination. Any exemption granted by the Board may be granted in whole or in part, and may be subject to limitations or conditions to the extent the Board shall determine necessary or desirable.

(t) “Exempt Transaction” shall mean any transaction that the Board determines, in its sole discretion, is exempt, which determination shall be irrevocable.

(u) “Expiration Date” shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 22 hereof, (iii) the time at which the Rights are exchanged in full as provided in Section 23 hereof, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Code, or any successor provisions or replacement provisions, if the Board determines that this Agreement is no longer necessary for the preservation of Tax Benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Benefits.

(v) “Final Expiration Date” shall mean the earlier of (i) August 27, 2015 or (ii) August 27, 2013 if stockholder approval of this Agreement has not been received by or on such date.

(w) “Ownership Statement” shall have the meaning set forth in Section 3(a) hereof.

(x) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, organization or other legal entity, or any group of persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise for purposes of Section 382 of the Code, or any successor provision or replacement provision, and includes any successor (by merger or otherwise) of such individual or entity.

(y) “Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock attached hereto as Exhibit A.

(z) “Purchase Price” shall mean initially $100 per one ten-thousandth of a share of Preferred Stock, subject to adjustment from time to time as provided in this Agreement.

(aa) “Record Date” shall have the meaning set forth in the recitals to this Agreement.

(bb) “Redemption Price” shall mean $0.00001 per Right, subject to adjustment of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

(cc) “Related Person” shall mean (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such plan.

(dd) “Rights” shall have the meaning set forth in the recitals to this Agreement.

(ee) “Rights Agent” shall have the meaning set forth in the preamble of this Agreement except as otherwise provided in Section 18 and Section 20 hereof.

(ff) “Rights Certificates” shall mean certificates evidencing the Rights, in substantially the form attached hereto as Exhibit B.

(gg) “Rights Dividend Declaration Date” shall have the meaning set forth in the recitals to this Agreement.

(hh) “Section 11(a)(ii) Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

(ii) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(jj) “Securities Act” shall mean Securities Act of 1933, as amended.

(kk) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ll) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) or Section 13(g) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(mm) “Subsidiary” shall mean, with reference to any Person, any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(nn) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(oo) “Summary of Rights” shall mean a copy of a summary of the terms of the Rights, in substantially the form attached hereto as Exhibit C.

(pp) “Tax Benefits” shall mean the net operating loss carry-overs, capital loss carry-overs, general business credit carry-overs, alternative minimum tax credit carry-overs and foreign tax credit carry-overs, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, or any successor provision or replacement provision, of the Company or any direct or indirect subsidiary thereof.

(qq) “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

(rr) “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.

(ss) “Trust” shall have the meaning set forth in Section 23(a) hereof.

(tt) “Trust Agreement” shall have the meaning set forth in Section 23(a) hereof.

Section 2    Appointment of the Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon 10 calendar days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omission of any such co-rights agent. Prior to the appointment of a co-rights agent, the specific duties and obligations of each such co-rights agents shall be set forth in writing and delivered to the Rights Agent and the proposed co-rights agent. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such co-rights agent. To the extent that any co-rights agent takes any action pursuant to this Agreement, such co-rights agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement. The Rights Agent will have no duty to supervise, and in no event will be liable for, the acts or omissions of any co-rights agent.

Section 3    Issuance of Rights Certificates.

(a) Until the Distribution Date, (i) the Rights shall be evidenced (subject to Section 3(b) and Section 3(c) hereof) by the certificates representing the shares of Common Stock in the names of the record holders thereof (which certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights) or by the current ownership statements issued with respect to uncertificated shares of Common Stock in lieu of such certificates (“Ownership Statements”) (which Ownership Statements shall be deemed also to be certificates for Rights) and (ii) the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock.

(b) On or as promptly as practicable after the Record Date, the Company shall send, in accordance with Section 25 hereof, to each record holder of shares of Common Stock as of the Close of Business on the Record Date, a copy of a Summary of Rights. With respect to shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights associated with such shares of Common Stock will be evidenced by the certificate or Ownership Statement for such shares of Common Stock registered in the names of the holders thereof, in each case together with the Summary of Rights. Until the Distribution Date, the surrender for transfer of any certificate or Ownership Statement for shares of Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or Ownership Statement.

(c) Rights shall be issued by the Company in respect of all shares of Common Stock (other than any shares of Common Stock that may be issued upon the exercise or exchange of any Right) issued or delivered by the Company after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, and, to the extent provided in Section 21 hereof, after the Distribution Date. Certificates and Ownership Statements representing such shares of Common Stock shall have stamped on, impressed on, printed on, written on, or otherwise affixed to them a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement and as do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the shares of Common Stock may from time to time be listed or quoted:

This [certificate/statement] also evidences and entitles the holder hereof to certain Rights as set forth in the Tax Asset Protection Plan between AOL Inc. and Computershare Trust Company, N.A., dated as of August 27, 2012 and as amended from time to time (the “Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of AOL Inc. The Rights are not exercisable prior to the occurrence of certain events specified in the Plan. Under certain circumstances, as set forth in the Plan, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this [certificate/statement]. AOL Inc. shall mail to the holder of this [certificate/statement] a copy of the Plan, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Plan, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Plan) may become null and void.

With respect to such certificates or Ownership Statements containing the foregoing legend, until the Distribution Date, the Rights associated with the shares of Common Stock represented by such certificates or Ownership Statements shall be represented by such certificates or Ownership Statements alone and the surrender for transfer of any certificate or Ownership Statement for shares of Common Stock shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or Ownership Statement.

(d) As promptly as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall send or cause to be sent (and the Rights Agent will, if requested, and if provided with all necessary information and documents, at the expense of the Company, send), in accordance with Section 25 hereof, to each record holder of shares of Common Stock, as of the Close of Business on the Distribution Date (other than an Acquiring Person or any Associate or Affiliate of an Acquiring Person), a Rights Certificate representing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall not be required to issue Rights Certificates evidencing fractional Rights but may, in lieu thereof, make the necessary and appropriate rounding adjustments (in accordance with Section 13(a) hereof) so that Rights Certificates evidencing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the

Distribution Date, the Rights shall be represented solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the next Business Day. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively that the Distribution Date has not occurred.

(e) In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock so purchased or acquired.

Section 4    Form of Rights Certificates. The Rights Certificates (and the form of election to purchase and the form of assignment and the certificates contained therein to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit B with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 21 hereof, the Rights Certificates, whenever distributed shall entitle the holders thereof to purchase such number of one ten-thousandths of a share of Preferred Stock as is set forth therein at the Purchase Price; provided, however, that the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustment as provided in this Agreement.

Section 5    Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by any Authorized Officer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof, which shall be attested by any other Authorized Officer, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date, upon receipt by the Rights Agent of written notice of the occurrence of the Distribution Date and all other necessary information and documents pursuant to Section 3(d) hereof, the Rights Agent shall keep or cause to be kept, at its office or offices designated for such purposes and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the rights may from time to time be listed or quoted, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6    Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Section 11(a)(ii) and Section 13 hereof, at any time after the Close of Business on the Distribution Date, and prior to the Expiration Date, any Rights Certificate(s) (other than Rights Certificates representing Rights that have been redeemed or exchanged pursuant to Section 22 or Section 23 hereof) representing exercisable Rights may be transferred, split-up, combined or exchanged for another Rights Certificate(s), entitling the registered holder to purchase a like number of one ten-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as the Rights Certificate(s) surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split-up, combine or exchange any such Rights Certificate(s) must make such request in writing delivered to the Rights Agent, and must surrender the Rights Certificate(s) to be transferred, split-up, combined or exchanged, with any required forms of assignment and certificate contained therein properly completed and duly executed, at the office or offices of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have (i) properly completed and duly signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner)) as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split-up, combination or exchange or Rights Certificates as required by Section 9(d) hereof. Thereupon the Rights Agent shall, subject to Section 11(a)(ii), Section 13 and Section 23 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Person or Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Rights Certificate to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7    Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 11(a)(ii) hereof, at any time after the Distribution Date and prior to the Expiration Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability as set forth in Section 9(e), Section 11(a)(iii), Section 22(a) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate contained therein on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price (including any applicable tax and/or charge required to be paid by the holder of such Rights Certificate in accordance with the provisions of Section 9(d) hereof) for each one ten-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised.

(b) Upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the certificate contained therein properly completed and duly executed, accompanied by payment of the Purchase Price for each one ten-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable tax and/or charge required to be paid under Section 9(d) hereof by certified check, cashier’s check, bank draft or money order payable to the order of the Company, the Rights Agent shall, subject to Section 19(j) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates representing the total number of one ten-thousandths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit any shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one ten-thousandths of a share of Preferred Stock as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or depositary receipts, as the case may be) cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (iii) when necessary to comply with this Agreement, requisition from the Company or any transfer agent therefor of certificates representing the number of equivalent shares to be issued in lieu of the issuance of shares of Common Stock in accordance with the provisions of Section 11(a)(iii) hereof, (iv) when necessary to comply with this Agreement, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (v) when necessary to comply with this Agreement, requisition from the Company of the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 13 hereof, and (vi) when necessary to comply with this Agreement, after receipt, deliver such cash to the registered holder of such Rights Certificate.

(c) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, the Rights Agent shall prepare, execute and deliver a new Rights Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised to the registered holder of such Rights Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 13 hereof.

(d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split-up, combination or exchange of any Rights Certificate pursuant to Section 6 hereof or exercise or assignment of a Rights Certificate as set forth in this Section 7 unless the registered holder of such Rights Certificate shall have (i) properly completed and duly signed the certificate contained in the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such transfer, split-up, combination, exchange, exercise or assignment and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and Affiliates and Associates thereof as the Company or the Rights Agent may reasonably request.

Section 8    Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9    Company Covenants Concerning Securities and Rights.

(a) The Company covenants and agrees that it shall cause to be reserved, authorized for issuance and kept available out of its authorized and unissued shares of Preferred Stock, a number of shares of Preferred Stock that shall be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.

(b) The Company covenants and agrees so long as the shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, shares of Common Stock or other securities, as the case may be) issuable upon the exercise of the Rights may be listed on any national securities exchange, or quoted on a quotation system, it shall endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange, or quoted on such quotation system, upon official notice of issuance upon such exercise.

(c) The Company covenants and agrees it will take all such actions as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, shares of Common Stock or other securities, as the case may be) delivered upon exercise of Rights, at the time of delivery of the certificates for such securities, shall be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.

(d) The Company covenants and agrees it will pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.

(e) If the Company determines that registration under the Securities Act is required, then the Company shall use its best efforts (i) to file, as soon as practicable after the Distribution Date, on an appropriate form, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the date the Company determines that registration is required, the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective or to qualify the rights, the exercise thereof or the issuance of shares of Preferred Stock, Common Stock, or other securities upon the exercise thereof under state securities or “blue sky” laws. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9(e) and give the Rights Agent a copy of such announcement. In addition, if the Company determines that a registration statement or other document should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights, for a period of time not to exceed 90 calendar days after the date the Company makes such determination, in each relevant jurisdiction, until such time as a registration statement has been declared effective or any such other document filed and, if required, approved, and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended (with prompt written notice thereof to the Rights Agent), as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.

(f) Notwithstanding anything in this Agreement to the contrary, after the later of the Stock Acquisition Date and the Distribution Date, the Company shall not, except as permitted by Section 22 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action shall eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

(g) In the event that the Company is obligated to issue other securities of the Company, pay cash or distribute other assets pursuant to Section 7, Section 11, Section 13, Section 22 or Section 23 hereof, it shall make all arrangements necessary so that such other securities, cash or other assets are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

Section 10    Record Date. Each Person in whose name any certificate for a number of one ten-thousandth of a share of Preferred Stock (or Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate representing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and/or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for shares of Preferred Stock (or Common Stock or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of any security of the Company with respect to shares for which the Rights are or may be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11    Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights. The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)(i) In the event the Company shall at any time after the Record Date (A) declare a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date (whether or not such Right was then exercisable) and at a time when the transfer books of the Company for the shares of Preferred Stock (or other capital stock, as the case may be) were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 22 and Section 23 of this Agreement and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, in the event that any Person becomes an Acquiring Person (a “Section 11(a)(ii) Event”), each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock

(or at the option of the Company, such number of one ten-thousandths of a share of Preferred Stock) as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by (y) 50% of the Current Per Share Market Price of the Company’s Common Stock (determined pursuant to Section 11(d) hereof) on the date of such first occurrence; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof.

Notwithstanding anything in this Agreement to the contrary, however, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights that are beneficially owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of such Person becoming an Acquiring Person or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with such Person becoming an Acquiring Person pursuant to either (1) a transfer from the Acquiring Person (or any such Affiliate or Associate) to holders of its equity securities or to any Person with whom the Acquiring Person (or any such Affiliate or Associate) has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (2) a transfer that the Board has determined is part of a plan, arrangement or understanding, written or otherwise, which has the purpose or effect of avoiding the provisions of this paragraph, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company will use commercially reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the occurrence of any Person becoming an Acquiring Person, no Rights Certificates shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Rights Certificates delivered to the Rights Agent that represent Rights that are or have become null and void pursuant to the provisions of this paragraph shall be cancelled.

(iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing Section 11(a)(ii) such number or fractions of shares of Preferred Stock having an aggregate current market value equal to the Current Per Share Market Price of a share of Common Stock. In the event that there shall be an insufficient number of shares of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing Section 11(a)(ii), the Board shall, with respect to such deficiency, to the extent not prohibited by applicable law or any material agreements then in effect to which the Company is a party (A) determine the excess of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing Section 11(a)(ii) (the “Current Value”) over (2) the then-current Purchase Price (such excess, the “Spread”), and (B) with respect to each Right (other than Rights which have become null and void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with Section 11(a)(ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board (upon the advice of a nationally recognized investment banking firm selected by the Board in good faith); provided, however, if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within 30 calendar days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 22(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent not prohibited by applicable law or any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. If within the 30-day period referred to above the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, such 30-day period may be extended to the extent necessary, but not more than 90 calendar days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30-day period, as it may be extended, is hereinafter called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second or third sentence of this Section 11(a)(iii), the Company (I) shall provide, subject to Section 11(a)(ii), that such action shall apply uniformly to all outstanding Rights and (II) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended (with prompt written notice thereof to the Rights Agent), as well as a public announcement at such time as the suspension is no longer in effect (with prompt written notice thereof to the Rights Agent).

(b) If the Company fixes a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Preferred Stock (or securities having equivalent rights, privileges and preferences as the shares of Preferred Stock (for purposes of this Section 11(b), “Equivalent Preferred Stock”)) or securities convertible into shares of Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Stock) less than the Current Per Share Market Price of the shares of Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and Equivalent Preferred Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) If the Company fixes a record date for the making of a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in shares of Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the Current Per Share Market Price of the shares of Preferred Stock (as determined pursuant to Section 11(d) hereof) on such record date or, if earlier, the date on which shares of Preferred Stock begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one share of Preferred Stock, and the denominator of which is such Current Per Share Market Price of the shares of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right but less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Per Share Market Price” of a share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of a share of Common Stock for the 30 consecutive Trading Days immediately prior to, but not including, such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Per Share Market Price of Common Stock is determined during a period following the announcement by the Company of (A) a dividend or distribution on such shares of Common Stock payable in shares of Common Stock or securities convertible into such shares (other than the Rights) or (B) any subdivision, combination or reclassification of such shares of Common Stock, and prior to the expiration of 30 Trading Days after, but not including, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per share equivalent of such shares of Common Stock. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on a quotation system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If the Common Stock is not publicly held or not so listed or traded, or is not the subject of available bid and asked quotes, the Current Per Share Market Price of such Common Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(ii) For the purpose of any computation hereunder, the “Current Per Share Market Price” of a share of Preferred Stock shall be determined in accordance with the method set forth above in

Section 11(d)(i) other than the last sentence thereof. If the Current Per Share Market Price of Preferred Stock cannot be determined in the manner provided above, it shall be conclusively deemed to be an amount equal to the current per share market price of the shares of Common Stock multiplied by ten thousand (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the shares of Common Stock occurring after the date of this Agreement). If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, or the subject of available bid and asked quotes, “Current Per Share Market Price” of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the current per share market price of one ten-thousandth of a share of Preferred Stock will be equal to the current per share market price of one share of Preferred Stock divided by ten thousand.

(e) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of a share of Common Stock or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than shares of Preferred Stock, thereafter the number or kind of such other securities so receivable upon exercise of any Right (or the Purchase Price in respect thereof) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Section 7, Section 9, Section 10 and Section 13 hereof with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) shall apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a share of Preferred Stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company has exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one ten-thousandths of a share of Preferred Stock issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one ten-thousandths of a share of Preferred Stock issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. The Company shall also, as promptly as practicable, notify the Rights Agent in writing of same pursuant to Section 9(e) hereof and give the Rights Agent a copy of such announcement. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but if the Rights Certificates have been issued, such record date shall be at least 10 calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to the provision of Section 13 hereof, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Without respect to any adjustment or change in the Purchase Price or the number or kind of securities issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Rights Certificate issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one ten-thousandth of the then par value, if any, of the shares of Preferred Stock or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or such other securities, as the case may be, at such adjusted Purchase Price.

(l) In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of one ten-thousandths of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise over and above the number of one ten-thousandths of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Preferred Stock or other securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board determines to be necessary or advisable in order that any (i) consolidation or subdivision of the shares of Preferred Stock, (ii) issuance wholly for cash of shares of Preferred Stock at less than the Current Per Share Market Price therefor, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its shares of Preferred Stock is not taxable to such stockholders.

(n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date and prior to the Distribution Date (i) pays a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common

Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date (or issued or delivered on or after the Distribution Date pursuant to Section 21 hereof), shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which is the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

Section 12    Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including, without limitation, an event which causes Rights to become null and void) occurs as provided in Section 11 thereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts and calculations accounting for such adjustment or describing such event, (b) file with the Rights Agent, and with each transfer agent for the shares of Preferred Stock and the shares of Common Stock, a copy of such certificate, and (c) if a Distribution Date has occurred, give a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate, provided, however, that the Rights Agent will not be entitled to such protection in cases of bad faith or willful misconduct.

Section 13    Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(n) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For purposes of this Section 13(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on a quotation system then in use or, if on any such date the Rights are not quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, such market maker to be selected by the Board. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right shall mean the fair value thereof as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock). Fractions of Preferred Stock in integral multiples of one ten-thousandth of such Preferred Stock may, in the sole discretion of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one ten-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one ten-thousandth of a share of Preferred Stock. For purposes of this Section 13(b), the current market value of one ten-thousandth of a share of Preferred Stock shall be one ten-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the shares of the Preferred Stock cannot be so determined, the closing price of the shares of the Preferred Stock for such Trading Day shall be conclusively deemed to be an amount equal to the closing price of the shares of Common Stock for such Trading Day multiplied by ten thousand (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Stock shares occurring after the date of this Agreement).

(c) Following the occurrence of a Section 11(a)(ii) Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise or exchange of the Rights or to distribute certificates or Ownership Statements which evidence fractional shares of Common Stock. In lieu of issuing any such fractional shares of Common Stock, the Company may pay to any Person to whom or which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such share of Common Stock. For purposes of this Section 13(c), the current market value of one share of Common Stock shall be the closing price thereof (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise or exchange.

(d) The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 13.

(e) Whenever a payment for fractional Rights or fractional shares of Common Stock or Preferred Stock is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares of Common Stock or Preferred Stock under any Section of this Agreement relating to the payment of fractional Rights or fractional shares of Common Stock or Preferred Stock unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 14    Rights of Action.

(a) All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (or, prior to the Distribution Date, the registered holders of shares of Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), may, on such first holder’s behalf and for such first holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such first holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use commercially reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 15    Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of shares of Common Stock;

(b) as of and after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a properly executed instrument of transfer with the appropriate forms and certificates contained therein fully executed and such additional evidence of the identity of the Beneficial Owner and/or former Beneficial Owner as the Company or the Rights Agent shall reasonably request;

(c) subject to Section 6(a) and Section 7(d) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock share certificate or Ownership Statement) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock share certificate or Ownership Statement made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the penultimate sentence of Section 11(a)(ii) hereof, shall be affected by any notice to the contrary; and

(d) such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 13 hereof.

Section 16    Rights Certificate Holder Not Deemed a Stockholder. No holder of any Rights Certificate, by means of such possession, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one ten-thousandth of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, by means of such possession, any of the rights of a stockholder of the Company including any right to vote on any matter submitted to stockholders at any meeting thereof, including the election of directors, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions of this Agreement.

Section 17    Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in connection with the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance and administration of this Agreement and the performance of its duties and responsibilities and the exercise of its rights hereunder, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The costs and expenses of enforcing this right of indemnification will also be paid by the Company. The provisions of this Section 17 and Section 19 below shall survive the exercise, exchange, redemption or expiration of the Rights, the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

(b) The Rights Agent may conclusively rely on, and will be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with, its acceptance or administration of this Agreement and the exercise and performance of its duties and responsibilities and the exercise of its rights hereunder, in reliance upon any Rights Certificate or certificate evidencing shares of Preferred Stock, Common Stock or other securities of the Company or an Ownership Statement, or any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 19 hereof.

(c) Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 18    Merger, Consolidation or Change of Name of the Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 20 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) If at any time the name of the Rights Agent changes and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 19    Duties of the Rights Agent. The Rights Agent undertakes to perform the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company and/or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with the content of such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Per Share Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer and delivered to the Rights Agent; and such certificate, pursuant to its terms, shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) and it shall not be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent will have no liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 22 or Section 23 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate furnished pursuant to Section 12 hereof, describing any such change or adjustment, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock shall, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of its duties under this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties and the exercise of the rights hereunder from any Authorized Officer, and to apply to any such Authorized Officer for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such

Authorized Officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on or after which such action shall be taken, suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of the Company actually receives such application, unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking or suffering any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted to be taken.

(h) The Rights Agent and any stockholder, affiliate, director, officer, agent or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any stockholder, affiliate, director, officer, agent or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(l) The Rights Agent will not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent is specifically notified in writing by the Company of such fact, event or determination, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such written notice.

(m) The provisions of this Section 19 shall survive the exercise, exchange, redemption or expiration of the Rights, the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

Section 20    Change of the Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ written notice given to the Company in accordance with Section 25 hereof, and to each transfer agent (other than, if serving as a transfer agent, the Rights Agent) of the shares of Common Stock and Preferred Stock known to the Rights Agent, respectively, by registered or certified mail. If the Rights Agent is serving as a transfer agent to the Company, and is terminated as transfer agent, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties as Rights Agent under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notices of such termination to holders of the Rights Certificates. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days’ written notice, given to the Rights Agent or successor Rights Agent, as the case may be, in accordance with Section 25 hereof, and to each transfer agent of the shares of Common Stock and the Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates in accordance with Section 25 hereof. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall, in its sole discretion, appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise shareholder services powers and which has at the time of its appointment as Rights Agent, together with its Affiliates, a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the shares of Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, give a notice thereof in writing to the registered holders of the Rights Certificates in accordance with Section 25 hereof. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 21    Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, exchange or conversion of securities hereinafter issued by the Company and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Rights Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Rights Certificate otherwise would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 22    Redemption.

(a) The Board may, at any time prior to the occurrence of a Section 11(a)(ii) Event redeem all but not less than all of the then-outstanding Rights at the Redemption Price. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, securities or any other form of consideration deemed appropriate by the Board.

(b) Immediately upon the effectiveness of the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held without interest thereon. Promptly after the effectiveness of the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights in accordance with Section 25 hereof; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights. Any notice given in accordance with Section 25 hereof shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

Section 23    Exchange.

(a) The Board may, at its option, at any time after a Section 11(a)(ii) Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the Company’s outstanding Common Stock.

(b) Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly give a notice of any such exchange to all of the holders of the Rights so exchanged in accordance with Section 25 hereof. Any notice given in accordance with Section 25 hereof shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock, for Rights shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) The Company may at its option substitute and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights as contemplated in accordance with this Section 23, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Stock) such that the Current Per Share Market Price of one share of Preferred Stock (or Equivalent Preferred Stock) multiplied by such number or fraction is equal to the Current Per Share Market Price of the Common Stock that would otherwise be issuable as of the date of such exchange.

(d) Prior to effecting an exchange pursuant to this Section 23, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock, Preferred Stock or other securities, if any, issuable pursuant to the exchange, and all Persons entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive such only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

Section 24    Notice of Certain Events.

(a) If the Company, at any time after the Distribution Date, proposes to (i) pay any dividend payable in stock of any class to the holders of shares of Preferred Stock or to make any other distribution to the holders of shares of Preferred Stock (other than a regular periodic cash dividend), (ii) offer to the holders of shares of Preferred Stock rights, options, warrants or any similar instrument to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) effect any consolidation, merger or statutory share exchange into or with any other Person, or (v) effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and, to the extent possible, to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, warrants, options or any similar instrument or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 calendar days prior to the record date for determining holders of the shares of Common Stock or Preferred Stock for purposes of such action, and in the case of any such other action at least 10 calendar days prior to the date of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever is the earlier.

(b) If a Section 11(a)(ii) Event occurs, then (i) the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights and (ii) all references in Section 24(a) hereof to shares of Preferred Stock shall be deemed thereafter to refer to shares of Common Stock or, if appropriate, other securities.

Section 25    Notices.

(a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made (a) immediately, if made by personal delivery, (b) on the fifth calendar day if sent by first-class mail, postage prepaid, (c) the next Business Day if by nationally recognized overnight courier or (d) upon confirmation, if transmission by facsimile is combined with a phone call to the Company notifying it of such transmission, all addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

AOL Inc.

Attention: Julie Jacobs, General Counsel

770 Broadway

New York, NY 10003

Facsimile: (703) 466-9813

(b) Subject to the provisions of Section 20 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made (a) immediately, if made by personal delivery, (b) on the fifth calendar day if sent by first-class mail, postage prepaid, (c) the next Business Day if by nationally recognized overnight courier or (d) upon confirmation, if transmission by facsimile is combined with a phone call to the Rights Agent notifying it of such transmission, all addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

Facsimile: (781) 575-4647

(c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock or an Ownership Statement) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent (or, if prior to the Distribution Date, of the transfer agent for the shares of Common Stock).

Section 26    Supplements and Amendments. Except as otherwise provided in this Section 26, for so long as the Rights are redeemable pursuant to Section 22 hereof, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights. From and after the time at which the Rights cease to be redeemable pursuant to Section 22 hereof, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to amend or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees), and no such amendment may cause the Rights again to become redeemable or cause this Agreement again to become amendable other than in accordance with this sentence. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided, that any supplement or amendment that does not amend this Agreement in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. Notwithstanding anything herein to the contrary, the Rights Agent shall not be obligated to enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. The Company shall provide prompt written notice to the Rights Agent of any supplement or amendment to any provision of this Agreement irrespective of whether the Rights Agent is a signatory to such supplement or amendment.

Section 27    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 28    Determinations and Actions by the Board.

(a) For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Section 382 of the Code, or any successor provision or replacement provision.

(b) The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations and calculations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or amend this Agreement).

(c) All such actions, calculations, interpretations and determinations which are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties. The Rights Agent shall always be entitled to assume that the Board acted in good faith and the Rights Agent shall be fully protected and shall incur no liability in reliance thereon.

Section 29    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock).

Section 30    Severability. If any term, provision, covenant or restriction of this Agreement or applicable to this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, null and void, or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 22 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board; provided, further that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

Section 31    Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that if any claims or actions are brought by or against the Rights Agent, the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 32    Counterparts; Facsimiles and PDFs. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A facsimile or .pdf signature delivered electronically shall constitute an original signature for all purposes.

Section 33    Descriptive Headings; Calculation of Time Periods. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Each reference in this Agreement to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs.

Section 34    Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

AOL INC.

By:	/s/ Julie Jacobs

Name: Julie Jacobs
Title: Executive Vice President, General Counsel and Corporate Secretary

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration

Signature Page to Tax Asset Protection Plan

Exhibit A

FORM OF

CERTIFICATE OF DESIGNATION, PREFERENCES, AND

RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

AOL INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, the undersigned officer of AOL Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), a duly authorized committee of the Board of Directors on August 26, 2012, adopted the following resolution creating a series of Preferred Stock designated as Series A Junior Participating Preferred Stock (as hereinafter defined):

RESOLVED, that a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations, and restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be fifty thousand (50,000).

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after August 26, 2012 (the “Rights Dividend Declaration Date”) (i) pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or required by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Board of Directors. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock, voting as a class, shall have exercised their right to elect two directors, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock that elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

Section 6. Liquidation, Dissolution, or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution, or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $10,000 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends, and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for, converted or changed into other stock or securities, cash, or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged, converted or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash, or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed, converted or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange, conversion or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner that would adversely alter or change the powers, preferences, or any relative, special or other rights of the Series A Junior Participating Preferred Stock without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. The Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

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IN WITNESS WHEREOF, AOL Inc. has caused this Certificate of Designation to be signed by the undersigned this 27th day of August, 2012.

AOL INC.

By:
Name:
Title:

Exhibit B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	[ ] Rights

NOT EXERCISABLE AFTER THE EARLIER OF (I) AUGUST 27, 2015 OR (II) AUGUST 27, 2013 IF STOCKHOLDER APPROVAL OF THE TAX ASSET PROTECTION PLAN HAS NOT BEEN RECEIVED BY OR ON SUCH DATE, OR SUCH EARLIER DATE AS PROVIDED BY THE TAX ASSET PROTECTION PLAN. THE RIGHTS ARE SUBJECT TO REDEMPTION AND EXCHANGE AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE TAX ASSET PROTECTION PLAN. UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE TAX ASSET PROTECTION PLAN, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX ASSET PROTECTION PLAN) MAY BECOME NULL AND VOID.

RIGHTS CERTIFICATE

AOL INC.

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Tax Asset Protection Plan, dated as of August 27, 2012 (the “Plan”), between AOL Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Plan) and prior to 5:00 p.m. (New York time) on the Expiration Date (as such term is defined in the Plan) at the office or offices of the Rights Agent designated for such purpose, or its successor as Rights Agent, one ten-thousandth of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company, at a purchase price of $100 per one ten-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Rights Certificate (and the number of one ten-thousandths of a share of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Plan, based on the shares of Preferred Stock as constituted at such date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan.

As provided in the Plan, the Purchase Price, the number or kind of shares of Preferred Stock (or other securities, as the case may be) which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate and the number of Rights outstanding are subject to adjustment upon the occurrence of certain events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Plan. Copies of the Plan are on file at the principal executive offices of the Company and can be obtained from the Company without charge upon written request therefor.

Pursuant to the Plan, from and after the occurrence of any Person becoming an Acquiring Person, any Rights that are beneficially owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of such Person becoming an Acquiring Person or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with such Person becoming an Acquiring Person pursuant to either (a) a transfer from the Acquiring Person (or any such Affiliate or Associate)to holders of its equity securities or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (b) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Plan, will be null and void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights, whether under any provision of the Plan or otherwise. From and after the occurrence of any Person becoming an Acquiring Person, no Rights Certificate will be issued that represents Rights that are or have become null and void pursuant to the provisions of the Plan, and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of the Plan will be cancelled.

This Rights Certificate, with or without other Rights Certificates, may be exchanged for another Rights Certificate or Rights Certificates entitling the holder to purchase a like number of one ten-thousandths of a share of Preferred Stock (or other securities, as the case may be) as the Rights Certificate or Rights Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office or offices of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

Subject to the provisions of the Plan, the Rights evidenced by this Rights Certificate may be redeemed by the Company at its option at a redemption price of $0.00001 per Right at any time prior to the occurrence of a Section 11(a)(ii) Event. In addition, following the time any person becomes an Acquiring Person, the Company may at its option exchange the Rights, in whole or in part, for shares of common stock, Preferred Stock or other preferred stock having equivalent rights, privileges and preferences as the Preferred Stock. The Plan may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractional shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable, as the case may be, upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares of Preferred Stock or other securities, the Company may make a cash payment, as provided in the Plan.

No holder of this Rights Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of the Preferred Stock or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Plan be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been exercised in accordance with the provisions of the Plan.

This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of                     .

AOL INC.

By:

Name:

Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

as Rights Agent

By:
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED hereby sells, assigns and transfers unto

(Please print name and address of transferee)

(Please spell out and include in numerals the number of Rights being transferred by this Assignment)

of the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                      Attorney, to transfer the number of Rights indicated above on the books of the within named Company, with full power of substitution.

Dated:                             ,

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [    ] are [    ] are not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, he, she, or it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

[Form of Reverse Side of Rights Certificate—continued]

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise any or all Rights evidenced by the Rights Certificate.)

To: AOL Inc.:

The undersigned hereby irrevocably elects to exercise                                  (                        ) Rights evidenced by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to or that such shares be credited to the book-entry account of:

(Please print social security or other identifying number)

(Please print name and address)
If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print social security or other identifying number)

(Please print name and address)

Dated: ,

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, he, she, or it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C

UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE TAX ASSET PROTECTION PLAN, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX ASSET PROTECTION PLAN) MAY BECOME NULL AND VOID.

SUMMARY OF RIGHTS

On August 26, 2012, a duly authorized committee of the Board of Directors (the “Board”) of AOL Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.01, of the Company. The dividend is payable to our stockholders of record as of the close of business on September 7, 2012.

This summary of rights provides only a general description and should be read together with the Tax Asset Protection Plan, dated as of August 27, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Plan”). All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan. Upon written request, the Company will provide a copy of the Plan free of charge to any of its stockholders.

The Plan was adopted in an effort to protect stockholder value by attempting to diminish the risk that our ability to use our net operating losses, capital losses and certain “built-in losses” (collectively, the “Tax Attributes”) to reduce potential future federal income tax obligations may become substantially limited. We have substantial Tax Attributes. Under the Internal Revenue Code and regulations promulgated by the U.S. Treasury Department, we may carry forward or otherwise utilize these Tax Attributes in certain circumstances to offset any current and future taxable income and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the Tax Attributes do not otherwise become limited, we believe that we will have available a significant amount of Tax Attributes in future years, and therefore these Tax Attributes could be a substantial asset to us. However, if we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code, our ability to use the Tax Attributes may be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, which could therefore significantly impair the value of that asset. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period.

The Plan is intended to act as a deterrent to any person acquiring beneficial ownership of 4.9% or more of our outstanding common stock without the approval of our Board. Stockholders who beneficially own 4.9% or more of our outstanding common stock upon execution of the Plan will not trigger the Plan so long as they do not acquire beneficial ownership of additional shares of common stock.

The Rights. One Right was issued for each outstanding share of our common stock to our stockholders of record as of the close of business on September 7, 2012. One Right will also be issued together with each share of our common stock issued after September 7, 2012 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from us one ten-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for a purchase price of $100 (the “Purchase Price”). If issued, each fractional share of Series A Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

Initial Exercisability. The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 4.9% or more of our outstanding common stock (or, in the case of a person that had beneficial ownership of 4.9% or more of our outstanding common stock upon execution of the Plan, by obtaining beneficial ownership of additional shares of common stock or (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.

We refer to the date that the Rights become exercisable as the “Distribution Date.” Until the Distribution Date, our common stock certificates or the ownership statements issued with respect to uncertificated shares of common stock will evidence the Rights. Any transfer of shares of common stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of common stock unless and until our Board has determined to effect an exchange pursuant to the Plan (as described below).

Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of our common stock having a market value of two times the Purchase Price.

Redemption. At any time until a person becomes an “Acquiring Person”, the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights that have become null and void), in whole or in part, at an exchange ratio of one share of common stock, or a fractional share of Series A Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of common stock (or fractional share of Series A Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio. The Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the beneficial owner of 50% or more of the Company’s outstanding common stock.

Expiration. The Rights and the Plan will expire on the earlier of (i) the Close of Business on the earlier of (a) August 27, 2015 or (b) August 27, 2013 if stockholder approval of the Plan has not been received by or on such date, (ii) the time at which the Rights are redeemed pursuant to the Plan, (iii) the time at which the Rights are exchanged in full pursuant to the Plan, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Benefits.

Anti-Dilution Provisions. Our Board may adjust the Purchase Price, the number of shares of Series A Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or our common stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments. For so long as the Rights are redeemable, our Board may supplement or amend any provision of the Plan in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, our Board may supplement or amend the Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Plan which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the Plan again becoming amendable other than in accordance with this sentence.

The Company has filed a copy of the Plan with the Securities and Exchange Commission as an exhibit to a Form 8-K filed on August 27, 2012. In addition, a copy of the Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Plan.

Annex B

Reconciliation of Non-GAAP Financial Measures

The following table presents our reconciliation of Adjusted OIBDA to operating income (loss) (in millions):

2012
Operating income	$1,201.9
Add (less):
Depreciation	138.7
Amortization of intangible assets	38.2

Operating income before depreciation and amortization	1,378.8
Add (less):
(a) noncash impairments of goodwill, intangible and fixed assets and investments	6.1
(b) gains and losses on sales of operating assets and investments	(1,060.2)
(c) Noncash equity-based compensation	39.5
(d) external expensed costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions	27.5
(e) amounts related to securities litigation, government investigations, natural disasters and terrorism	0.7
(f) restructuring charges or reductions in restructuring charges greater than $3 million	10.1
(g) reserves larger than $3 million established in connection with litigation, tax audits and similar governmental proceedings	12.6
(h) recoveries greater than $3 million in litigation and similar proceedings	—

Adjusted OIBDA	$415.1

The following table presents our reconciliation of Free Cash Flow to cash provided by operating activities (in millions):

2012
Cash provided by continuing operations	$365.6
Add (less):
Capital expenditures and product development costs	(64.9)
Principal payments on capital leases	(55.6)

Free Cash Flow	245.1
Add (less):
(b) gains and losses on sales of operating assets and investments	(96.0)
(d) external expensed costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions	28.0
(g) reserves larger than $3 million established in connection with litigation, tax audits and similar governmental proceedings	18.2

Free cash flow	$195.3

B-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 2, 2013.

Vote by Internet • Go to www.envisionreports.com/AOL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed in Proposal (1) and FOR Proposals (2), (3), and (4).

1.	Election of Directors:	For	Against	Abstain				For	Against	Abstain		For	Against	Abstain	+
	01 - Tim Armstrong	☐	☐	☐	02 - Richard Dalzell			☐	☐	☐	03 - Alberto Ibargüen	☐	☐	☐
	04 - Hugh Johnston	☐	☐	☐	05 - Dawn Lepore			☐	☐	☐	06 - Patricia Mitchell	☐	☐	☐
	07 - Fredric Reynolds	☐	☐	☐	08 - James Stengel			☐	☐	☐
					For	Against	Abstain
2.	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.				☐	☐	☐
3.	Approval, on an advisory basis, of the Company’s executive compensation.				☐	☐	☐
4.	Approval of the Company’s Tax Asset Protection Plan.				☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

01KVMK

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — AOL Inc.

Notice of 2013 Annual Meeting of Stockholders

Proxy Solicited by AOL Inc. Board of Directors for Annual Meeting — May 3, 2013

The undersigned hereby appoints Tim Armstrong and Julie M. Jacobs, and each of them, the true and lawful proxies of the undersigned, with several powers of substitution, to each independently without the other vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AOL Inc. to be held on May 3, 2013 at the Sheraton Inner Harbor, 300 South Charles Street, Baltimore, Maryland 21201, at 9:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof, in accordance with the ballot on the reverse side, and in accordance with their best judgment in connection with such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1), FOR PROPOSALS (2), (3), AND (4), AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.